                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                           INVESTORS REAL ESTATE TRUST
        (Exact name of registrant as specified in governing instruments)

                              12 SOUTH MAIN STREET
                                 MINOT, ND 58701
          (Address of principal executive offices, including zip code)
                         --------------------------------
                               TIMOTHY P. MIHALICK
                              12 SOUTH MAIN STREET
                                 MINOT, ND 58701
                     (Name and address of agent for service)

                          Copies of communications to:

                           THOMAS A. WENTZ, JR., ESQ.
                            PRINGLE & HERIGSTAD, P.C.
                                  P.O. BOX 1000
                              MINOT, ND 58702-1000
                                 (701) 852-0381
                              FAX (701) 857-1361
                           --------------------------
     Approximate date of commencement of proposed sale to the public: As soon as practicable on or after the effective date of this registration statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities
     Act of 1933, check the following box.   X

                                       CALCULATION OF REGISTRATION FEE

Title of securities        Amount to be        Proposed Maximum          Proposed Maximum         Amount of
 to be registered           registered          offering price          aggregate offering     registration
                                                   per unit                   price                  fee
---------------------------------------------------------------------------------------------------------------
   Investors Real       1,000,000 shares       $8.25 per share             $8,250,000.00           $2,293.50
Estate Trust Shares                                                     aggregate offering
   of Beneficial                                                              price
      Interest

     The registrant hereby amends this registration statement on such dates or date as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                       I
                                                                  Page 1 of 143

                             Cross Reference Sheet

Part I.  Information Required in Prospectus

                                                              PAGE LOCATION IN
ITEM                                                          THIS S-11 FILING
----                                                          ----------------
1  Forepart of Registration Statement and Outside Front Cover
     Page of Prospectus......................................................I
2  Inside Cover Page of Prospectus.........................................N/A
3  Summary Information, Risk Factors and Ratio of Earnings to
     Fixed Charges....................................................10 to 17
4  Determination of Offering Price..........................................27
5  Dilution.................................................................27
6  Selling Security Holders................................................N/A
7  Plan of Distribution................................................27 & 28
8  Use of Proceeds....................................................28 to 30
9  Selected Financial Data.............................................30 & 31
10 Management's Discussion and Analysis of Financial Condition
     and Results of Operations........................................31 to 39
11 General Information as to Investors Real Estate Trust..............39 to 41
12 Policy with Respect to Certain Activities..........................41 to 43
13 Investment Policies of Investors Real Estate Trust..................44 & 45
14 Description of Real Estate.........................................45 to 49
15 Tax Treatment of IRET and Its Security Holders.....................55 to 63
16 Market Price Of and Dividends on IRET's Shares of Beneficial
     Interest.........................................................66 to 70
17 Description of IRET's Securities.........................................71
18 Legal Proceedings.......................................................N/A
19 Security Ownership of Certain Beneficial Owners
     and Management...................................................72 to 73
20 Directors and Executive Officers...................................72 to 73
21 Executive Compensation.............................................73 to 76
22 Certain Relationships and Related Transactions.....................73 to 76
23 Selection, Management and Custody of IRET's Investments..................76
24 Policies with Respect to Certain Transactions.......................76 & 77
25 Limitations of Liability.................................................77
26 Financial Statements and Information..............................86 to 126
27 Interests of Named Experts and Counsel...................................79
28 Disclosure of Commission Position on Indemnification for Securities
     Act Liabilities...................................................77 & 79

Part II.  Information Not Required in Prospectus
ITEM
----
30 Other Expenses of Issuance and Distribution.............................127
31 Sales to Special Parties................................................127
32 Recent Sales of Unregistered Securities.................................127
33 Indemnification of Directors and Officers...............................127
34 Treatment of Proceeds from Stock Being Registered.......................127

                                       II
35 Financial Statements and Exhibits................................128 to 129
36 Undertakings......................................................130 & 131
37 Index of Exhibits.................................................133 & 134
38 Security Sales Agreement..........................................135 & 136
39 Opinion RE Legality...............................................137 & 138


                                                                 Page 2 of 143

40 Opinion RE Tax Matters..................................................139
41 Consent Letter from Pringle & Herigstad, P.C., RE Opinion of Legality...140
42 Consent Letter from Brady Martz & Associates, P.C., RE Financial
     Information...........................................................141
43 Financial Data Schedule for Investors Real Estate Trust (As Of
     April 30, 1999).......................................................142
44 Subscription Agreement - Investors Real Estate Trust....................143

                                     III

Effective Date: ____________, 1999                                  Prospectus

                           INVESTORS REAL ESTATE TRUST
                              12 South Main Street
                                 Minot, ND 58701
                                 (701) 852-1756

                   For 1,000,000 Shares of Beneficial Interest
                                 $8.25 per Share
                             ------------------------

THE OFFERING:                                                 PER SHARE                 TOTAL
                                                              ---------                 -----
         Public Price                                           $8.25               $8,250,000
         Selling Commission                                     $ .66                  660,000
                                                                -----               ----------
         Proceeds to IRET                                       $7.59               $7,590,000

The offering price may be higher than the market price of our shares on the day of purchase.

TRADING SYMBOL:  NASDAQ SmallCap MarketSM - IRETS

THE COMPANY: The Trust is a Real Estate Investment Trust formed on July 31, 1970. IRET owns approximately 5,750 apartment units and 1,250,000 square feet of commercial property in North Dakota and nine other states.

USE OF PROCEEDS: The proceeds from this offering will be added to the Trust's operating capital to be used for the construction of residential apartment buildings. See "Use of Proceeds."

INVESTMENT IN THE SHARES INVOLVES MATERIAL RISKS AND THERE IS NO GUARANTEE OF RETURN ON INVESTMENT. SEE "RISK FACTORS." AMONG SUCH RISKS ARE THE FOLLOWING:

         - THE ESTIMATED BOOK VALUE OF TRUST SHARES AFTER THIS OFFERING WILL BE $4.64. A PURCHASER PAYING $8.25 PER SHARE WILL INCUR AN IMMEDIATE BOOK VALUE DILUTION OF $3.61 PER SHARE.

         - ECONOMIC CONDITIONS THAT THE TRUST CANNOT CONTROL MAY HAVE A NEGATIVE EFFECT ON THE VALUE OF THE TRUST'S INVESTMENTS AND AMOUNT OF CASH THAT THE TRUST RECEIVES FROM TENANTS.

         - THE TRUST INTENDS TO BORROW 70% OF THE COST OF REAL ESTATE PURCHASED OF CONSTRUCTED.

         - THE PUBLIC TRADING MARKET FOR THE SHARES HAS ONLY RECENTLY DEVELOPED, AND THERE IS NO ASSURANCE THAT IT WILL CONTINUE.

         - TAXATION OF THE TRUST AS A CORPORATION IF IT FAILS TO QUALIFY AS A REIT.

         - THE TRUST MUST RELY ON THE ADVISOR WITH RESPECT TO ALL INVESTMENT DECISIONS, SUBJECT TO APPROVAL BY THE BOARD OF TRUSTEES.

         -        THE SHARE PRICE IS ARBITRARILY DETERMINED.

         - THE ADVISOR AND ITS AFFILIATES ARE OR MAY BE ENGAGED IN OTHER ACTIVITIES THAT MAY RESULT IN POTENTIAL CONFLICTS OF INTEREST.

                                                               Page 4 of 143

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.





           THE BALANCE OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.


                                                                  Page 5 of 143
                                       2

                               TABLE OF CONTENTS

                                                               PROSPECTUS PAGE
                                                               ---------------
SUMMARY OF THE OFFERING...................................................7-14

THE COMPANY.................................................................15

BUSINESS OBJECTIVES.........................................................16
     Portfolio Mix..........................................................16
     Leverage...............................................................16

AVAILABLE INFORMATION CONCERNING IRET.......................................16
     Securities and Exchange Commission.....................................16
     Reports to Security Holders............................................17
     Incorporation by Reference.............................................17

RISK FACTORS................................................................17
     Price of Shares Arbitrarily Determined.................................17
     High Leverage..........................................................18
     Failure to Qualify as a Real Estate Investment Trust...................18
     Best Efforts Sale......................................................18
     Business Environment...................................................18
     Risks Related to Mortgage Lending......................................19
     Relationship with Advisor..............................................19
     Conflict of Interest...................................................19
     Environmental Liability................................................20
     Competition............................................................20
     Liquidity..............................................................21
     Front-End Fees.........................................................21

COMPENSATION TABLE..........................................................21

CONFLICTS OF INTEREST.......................................................22
     Transactions with Affiliates and Related Parties.......................23
     Compensation to the Advisor and Conflicts of Interest..................23
     Competition by the Trust with Affiliates...............................23
     Non-Arm's Length Agreements............................................24
     Lack of Separate Representation........................................24

DETERMINATION OF OFFERING PRICE.............................................24

DILUTION....................................................................24

PLAN OF DISTRIBUTION........................................................24

WHO MAY INVEST..............................................................25

USE OF PROCEEDS.............................................................25

SELECTED FINANCIAL DATA - ANNUAL............................................27

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
     AND RESULTS OF OPERATIONS..............................................28
     General................................................................28


                                                                 Page 6 of 143
                                       3

     Results of Operations..................................................29
     Property Acquisitions..................................................30
     Property Dispositions..................................................33
     Dividends..............................................................34
     Funds From Operations..................................................34
     Liquidity and Capital Resources........................................35
     Impact of Inflation....................................................35
     Economic conditions....................................................36
     Year 2000 Costs........................................................36

GENERAL INFORMATION AS TO INVESTORS REAL ESTATE TRUST.......................36
     Organization of Iret...................................................36
     Governing Instruments of IRET..........................................36
     Independent Trustees...................................................36
     Shareholder Meetings...................................................37

STRUCTURE OF IRET...........................................................38

POLICY WITH RESPECT TO CERTAIN ACTIVITIES...................................38
     To Issue Senior Securities.............................................38
     To Borrow Money........................................................39
     To Make Loans To Other Persons.........................................39
     Mortgage Loans Receivable..............................................39
     To Invest in the Securities of Other Issuers for the Purpose of
           Exercising Control...............................................40
     To Underwrite Securities of Other Issuers..............................40
     To Engage in the Purchase and Sale (or Turnover) of Investments........40
     To Offer Securities in Exchange for Property...........................40
     To Repurchase or Otherwise Reacquire Its Shares or Other Securities....40
     To Make Annual and Other Reports to Shareholders.......................40

INVESTMENT POLICIES OF IRET.................................................41
     Investments in Real Estate or Interests in Real Estate.................41
     Investments in Real Estate Mortgages...................................41
     Investments in Other Securities........................................41
     Investments in Securities Of or Interests In Persons Primarily
           Engaged in Real Estate Activities................................42

DESCRIPTION OF REAL ESTATE..................................................42
     INVESTMENT PORTFOLIO - INVESTORS REAL ESTATE TRUST
           AS OF JULY 31, 1998..............................................42
     Real Estate Owned................................................42 to 46
     Title..................................................................46
     Insurance..............................................................46
     Planned Improvements...................................................46
     Contracts or Options to Sell...........................................46
     Occupancy and Leases...................................................46

SHARES AVAILABLE FOR FUTURE SALE............................................47

OPERATING PARTNERSHIP AGREEMENT.............................................48
     Management.............................................................48
     Transferability of Interests...........................................48
     Capital Contribution...................................................49
     Exchange Rights........................................................50


                                                                  Page 7 of 143

                                       4


     Registration Rights....................................................50
     Operations.............................................................50
     Distributions..........................................................51
     Allocations............................................................51
     Term...................................................................51
     Fiduciary Duty.........................................................51
     Tax Matters............................................................51

TAX TREATMENT OF IRET AND ITS SECURITY HOLDERS..............................52
     Federal Income Tax.....................................................52
     North Dakota Income Tax................................................53
     Taxation of IRET's Shareholders........................................53
     Taxation of Tax-Exempt Shareholders....................................54
     Tax Considerations for Foreign Investors...............................55
     Backup Withholding.....................................................55
     State and Local Taxes..................................................55
     Other Tax Considerations...............................................56
     Tax Aspects of the Operating Partnership...............................56
     Classification as a Partnership........................................56
     Income Taxation of the Operating Partnership and Its Partners..........58
     Partners, Not Partnerships, Subject To Tax.............................58
     Partnership Allocations................................................58
     Tax Allocations With Respect To Contributed Property...................58
     Basis in Operating Partnership Interest................................59
     Sale of Operating Partnership's Property...............................59

ERISA CONSIDERATIONS........................................................60

MARKET PRICE OF AND DIVIDENDS ON IRET'S SHARES OF BENEFICIAL INTERESTS......63
     Market for the Shares of Beneficial Interest...........................63
     Dividend and Share Price History.......................................65

DIVIDEND REINVESTMENT PLAN..................................................67

DESCRIPTION OF IRET'S SECURITIES............................................68
     Description of Shares of Beneficial Interest...........................68
     Restrictions on Transfer...............................................68

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..............69

EXECUTIVE COMPENSATION AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...70

ADVISORY AGREEMENT..........................................................71
     Basic Compensation.....................................................72
     Additional Compensation................................................72
     Limitation.............................................................72
     Roger R. Odell.........................................................72
     Thomas A. Wentz, Sr....................................................73

SELECTION, MANAGEMENT AND CUSTODY OF IRET'S INVESTMENTS.....................73
     Management of IRET's Investments.......................................73

POLICIES WITH RESPECT TO CERTAIN TRANSACTIONS...............................73

LIMITATIONS OF LIABILITY....................................................74

                                                                  Page 8 of 143

                                       5


LEGAL MATTERS...............................................................76

EXPERTS.....................................................................76

GLOSSARY OF TERMS...........................................................76

CONSOLIDATED FINANCIAL STATEMENTS - AS OF APRIL 30, 1999 AND 1998
     AND INDEPENDENT AUDITOR'S REPORT...........................................F-1 to F-41

                            SUMMARY OF THE OFFERING
                            -----------------------
THIS SECTION SUMMARIZES INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND IS INTENDED FOR QUICK REFERENCE ONLY. THIS IS NOT A COMPLETE DESCRIPTION OF THE INVESTMENT. YOU SHOULD READ AND EVALUATE ALL OF THIS PROSPECTUS BEFORE YOU PURCHASE OUR SHARES. THE PLACE IN THE PROSPECTUS WHERE YOU CAN FIND MORE INFORMATION ABOUT EACH TOPIC IS IDENTIFIED AT THE END OF EACH PARAGRAPH.

A GLOSSARY OF TERMS IS PROVIDED AT THE END OF THIS DOCUMENT.

RISK FACTORS. An investment in our shares involves risk, including the risk of loss of your entire investment. See "Risk Factors" for a more complete discussion of factors that you should consider before purchasing our shares. These risks include:

- BOOK VALUE: The book value of IRET shares of beneficial interest is substantially less than the purchase price to new shareholders under this Offering. As of April 30, 1999, the book value of the 19,066,954 shares then outstanding was $4.50. Assuming all of the shares registered under this Offering are sold, the estimated resulting book value will be $4.64 per share. Thus, a purchasing shareholder paying $8.25 per share under this Offering will incur an immediate book value dilution of $3.61 per share.

- PRICE OF SHARES ARBITRARILY DETERMINED: The price of our shares has been arbitrarily determined by us and is a higher price than the price paid by the current holders of our shares and may be higher than the current market price of the shares.

- FAILURE TO QUALIFY AS A REAL ESTATE INVESTMENT TRUST: We intend to continue to qualify as a real estate investment trust under the Internal Revenue Code, but may fail to do so.

- BEST EFFORTS SALE: The shares are being sold by the Soliciting Dealers on a "best efforts" basis. The selling agents are only required to use their best efforts to locate purchasers of the shares, but are not obligated to ensure that a minimum number or that even any shares are sold.

- BUSINESS ENVIRONMENT: The results of our operations will depend upon the availability of opportunities for the profitable investment and reinvestment of the funds available to us and general economic conditions over which we have no control.

- HIGH LEVERAGE: We seek to borrow approximately 70% of the cost of real estate purchased or constructed.

- RELATIONSHIP WITH ADVISOR: Our operating expenses, including compensation to the advisor and the trustees, must be met regardless of profitability.

- CONFLICTS OF INTEREST: We are subject to various conflicts of interest with the Advisor or Trustees which may negatively impact operations.

- ENVIRONMENTAL LIABILITY: Investments in real property create a potential for environmental liability on the part of the owner of or any mortgage lender on such real property.

- COMPETITION: Investments of the types in which we are interested may be purchased on a negotiated basis by many kinds of institutions, including other REITs, mutual savings banks, savings and loan associations, commercial banks, insurance companies and, to a lesser extent, pension funds, credit unions and individuals.

- LIQUIDITY: No assurance can be given that a purchaser of our shares under this Offering would be able to resell such shares when desired. Since October 17, 1997, our shares have been listed for trading on the National Association of Securities Dealers Automated Quotation System Small Capitalization Index (NASDAQ), but no assurance can be given that such listing will continue.

FRONT-END FEES. For the money that is being raised by this offering, there are front-end fees. A front-end fee is a cost or expense of the offering which must be paid regardless of the number of shares sold. The fees are capped in that under no situation shall they exceed the capped amount:


Type                          Minimum             Cap                   Maximum Percentage
----                          -------             ---                   ------------------
Selling agent commission
8% of the amount sold           -0-            $ 660,000                       8.00%

Legal Fees                    $15,000          $  15,000                        .182%

Advertising, Printing and
Promotion Expenses            $15,000          $ 180,000                       2.18%

Registration Fees             $10,000          $  10,000                        .121%

Accounting Fees               $ 1,000          $   1,000                        .01%
                              -------          ---------                      --------

                              $41,000          $ 866,000                       10.493%

CONFLICTS. The advisory company and the trustees are able to personally invest in competing real estate and to conduct other business activities which may be in conflict with our business activities. See "Conflicts of Interest."

         IRET will be subject to various conflicts of interest arising from its relationship with the Advisor, (Odell-Wentz & Associates, L.L.C.), and its affiliates. The Advisor, its affiliates and the trustees of IRET are not restricted from engaging for their own accounts in business activities of the type conducted by IRET, and occasions may arise when the interests of IRET would be in conflict with those of one or more of the trustees, the Advisor or their affiliates. Any transactions between IRET and any trustee, the Advisor or any of their affiliates, other than the purchase or sale, in the ordinary course of IRET's business, will require the approval of a majority of the trustees who are not interested in the transaction.

         The Advisor and its affiliates may receive compensation from IRET for providing various services. See "Compensation Table" and "The Advisory Agreement."

         The Advisor is entitled to receive an advisory fee equal to a percentage of the Net Invested Assets of IRET. See "Advisory Agreement." The Advisor also will receive fees in connection with IRET's acquisition or construction of real properties based upon a percentage of the amount paid.

         Any trustee or officer may have personal business interests and may engage in personal business activities, which may include the acquisition, syndication, holding, management, development, operation or investment in, for his own account or for the account of others, of interests in entities engaged in the real estate business and any other business.

         Neither the Advisor nor its affiliates are prohibited from providing the same services to others, including competitors.

         All agreements and arrangements, including those relating to compensation, between IRET and the Advisor or any of their affiliates will not be the result of arm's-length negotiations.

         IRET, the Advisor and the principals of IRET and Advisor are not represented by separate counsel. IRET is represented by the law firm of Pringle & Herigstad, P.C., which has also acted and will continue to act as counsel to the Advisor and various affiliates of the Advisor with respect to other matters. Thomas A. Wentz, Jr., is a trustee of IRET and a partner in Pringle & Herigstad, P.C. See "Conflicts of Interest."

OUR OFFERING. We are offering to sell to the public 1,000,000 of our shares of Beneficial Interest at a price of $8.25 per share. We will be represented by brokerage firms who are members of the National Association of Securities Dealers who will use their best efforts to sell our shares to the public for an 8% commission. If you decide to buy our shares, you will pay $8.25 per share of which approximately $.66 will be paid to the selling brokerage firm and the balance of approximately $7.59 will be paid to us. See "Plan of Distribution."

WHO MAY INVEST.  We are offering shares to residents of the following states:
North Dakota, South Dakota, Montana, Minnesota, Iowa, Colorado, Tennessee, Michigan, New Mexico and Washington. Other states may be added by a supplement to this Prospectus. Special disclaimers and investor qualification standards may apply to some of the above states. See "Who May Invest."

A BRIEF DESCRIPTION OF OUR COMPANY. We are a North Dakota Real Estate Trust which has been in business since 1970. We have our only office in Minot, North Dakota, and own a diversified portfolio of apartment complexes and commercial properties in North Dakota and 9 surrounding states. We currently own over 5,750 apartment units and 1,250,000 square feet of commercial property the total original investment in real estate assets exceeds $300,000,000. See "The Company."

CAPITALIZATION. The following shows the amount of assets we owned on April 30, 1999, as well as the liabilities that we owed and the partnership and shareholder equity. We also show the total assets that will be owned IF we sell all of the 1,000,000 shares being offered.


                    As of April 30, 1999              After sale of 1,000,000 shares

Total Assets             $280,311,442                           $287,695,442
Less Liabilities         (191,229,475)                          (191,229,475)
Less Minority Interest
  in Operating
  Partnership             (14,480,542)                           (14,480,542)
                         ------------                           -------------
Shareholders' Equity     $ 85,783,294                           $ 81,985,425


(1) Reflects costs of issue of $866,000 deducted from total sale proceeds of $8,250,000 resulting in the addition of $7,384,000 to total assets.

FINANCIAL INFORMATION. The following table will give you an overview of our financial performance during the past five years. See "Financial Statements" at pages F-1 to F-37.

                       SELECTED FINANCIAL DATA - ANNUAL

                                                        YEAR ENDED APRIL 30
                                --------------------------------------------------------------------
                                      1999         1998         1997         1996        1995
                                --------------------------------------------------------------------
Consolidated Income Statement Data                           (Restated)
  Revenue                       $ 39,927,262  $ 32,407,545  $ 23,833,982  $ 18,659,665  $ 13,801,123
  Operating income                 6,401,676     4,691,198     3,499,443     3,617,807     3,560,318
  Gain on repossession/
    sale of investments            1,947,184       465,499       398,424       994,163       407,512

  Minority interest portion
     of operating partnership
    income                          (744,725)     (141,788)          (18)        ---           ---
  Net income                       7,604,135     5,014,909     3,897,879     4,611,970     3,967,830
Balance Sheet Data
  Total real estate
    investments                  280,311,442   213,211,369   177,891,168   122,377,909    84,005,635
  Total assets                   291,493,311   224,718,514   186,993,943   131,355,638    94,616,744
  Shareholders' equity            85,783,294    68,152,626    59,997,619    50,711,920    37,835,654

Consolidated Per Share Data
  Net income                    $        .44  $        .32  $        .28  $        .38  $        .38
  Gain of repossession/
    sale of investments                  .11           .03           .03           .08           .04
  Dividends                              .47           .42           .39           .37           .34
  Tax status of dividend
    Capital gain                        6.3%          2.9%         21.0%          1.6%         11.0%
  Ordinary income                      76.0%         97.1%         79.0%         98.4%         89.0%
  Return of capital                    17.7%          0.0%          0.0%          0.0%          0.0%


WE ARE A "REAL ESTATE INVESTMENT TRUST." The federal income tax code contains special provisions for companies that wish to operate as real estate investments trusts ("REITS"). A REIT will not be subject to federal income tax if it complies with tax laws. We have qualified as a REIT and intend to do so in the future. See "Tax Treatment of IRET and Its Security Holders."

UPREIT. We are structured as an "Umbrella Real Estate Investment Trust" or UPREIT. This means that we conduct our business through a limited partnership -IRET Properties, a North Dakota Limited Partnership. Through our subsidiary, IRET, Inc., we act as the general partner of the limited partnership and own approximately 90% of the partnership's assets. By operating as an UPREIT, we are able to acquire real estate in exchange for limited partnership units of IRET Properties which are exchangeable on a one-for-one basis for our shares, subject to certain restrictions. See "Operating Partnership Agreement."

EXTERNALLY ADVISED. We have no employees. Instead, our business is conducted through independent contractors. Our advisor is Odell-Wentz & Associates, LLC, a North Dakota Limited Liability Company, whose members are Roger R. Odell and Thomas A. Wentz, Sr. The advisory company receives fees based on the capitalization of IRET as well as compensation for giving advice with respect to property purchases based on the purchase price of each property that is acquired. The independent trustees who serve on the Board of Trustees also receive compensation. The following is a summary of the compensation paid to the advisor and the trustees as well as other administrative expenses incurred during the past five fiscal years. See "Advisory Agreement."

                                                                 Page 13 of 143


                                                FISCAL YEARS ENDING APRIL 30
                                                ----------------------------
                                1995          1996          1997          1998          1999
                              ----------------------------------------------------------------
Advisor's and Trustees'
 Compensation                 $336,142      $458,019      $559,149      $745,907      $927,063
Advisory Investigation
 Fee                            49,836       117,506       177,834       141,465       195,019
Other Administrative
 Expenses                       79,974       162,588       158,627       271,738       320,479
                              --------      --------      --------    ----------    ----------
          TOTAL FEES          $440,969      $465,952      $895,610    $1,159,110    $1,442,561

Fees as Percent of Net
 Invested Assets of the
 Trust                           0.55%          0.6%          0.5%          0.5%          0.5%


PROPERTY MANAGEMENT. We hire independent property managers to provide the day-to-day management of each real estate investment that we own. See "Management of IRET's Investments."

OFFERING PRICE. The offering price of $8.25 has been arbitrarily determined by our Board of Trustees. The price is higher than the price at which our shares have traded and have been sold in the past. See "Market Price of and Dividends on IRET's Shares of Beneficial Interest."

DIVIDENDS. We have paid 113 consecutive quarterly dividends beginning June 30, 1971. Dividends are paid in mid-January, April 1st, July 1st and October 1st of each year. The dividend paid on July 1, 1999, was $.124 per share. See "Dividend History."

USE OF PROCEEDS. We will use the net proceeds from the sale of shares under this offering to continue our apartment building program. We are currently building apartments in Bismarck, Jamestown and Grand Forks, North Dakota, Rochester, Minnesota, and Billings, Montana. See "Use of Proceeds."

SHAREHOLDER DEMOCRACY RIGHTS. The following is a brief summary of the rights afforded to shareholders pursuant to the Declaration of Trust:

-        SHARES: CERTIFICATES OF BENEFICIAL INTEREST.

         The units into which the beneficial interest in IRET will be divided shall be designated as SHARES. The certificates evidencing ownership of SHARES in IRET will be designated as Certificates of Beneficial Interest or SHARES and shall be in such form as the TRUSTEES may from time to time prescribe.

-        SALE OF SHARES.

         The TRUSTEES may from time to time issue and sell by private or public offering, or exchange SHARES in IRET in such number or for such sums of money, real estate assets, or other considerations, and on such terms as they deem proper. The SHAREHOLDERS shall have no preemptive rights.

-        OFFERING OF SHARES.

         The TRUSTEES are authorized to cause to be made from time to time offerings of the SHARES of IRET to the public at public offering prices deemed appropriate.

-        SHARES PURCHASED BY IRET.

         IRET may repurchase or otherwise acquire its own SHARES on such terms and conditions as the TRUSTEES deem appropriate.

-        TRANSFERABILITY OF SHARES.

         SHARES in IRET shall be transferable in accordance with the procedure prescribed from time to time in the TRUSTEES' Regulations.

-        REDEMPTION AND PROHIBITION ON TRANSFER.

         To insure compliance with the Internal Revenue Code provision that no more than 50% of the outstanding SHARES may be, owned by five or fewer individuals, the TRUSTEES may at any time redeem SHARES from any Shareholder at the fair market value thereof. Also, the TRUSTEE may refuse to transfer SHARES to any PERSON whose acquisition of additional SHARES might, in the opinion of the TRUSTEES, violate the above requirement.

-        MEETINGS.

         1.       There shall be an annual meeting of the SHAREHOLDERS of IRET.

         2. Special meetings of the SHAREHOLDERS may be called by the chief executive officer, by a majority of the TRUSTEES or by a majority of the INDEPENDENT TRUSTEES, and shall be called by an officer of IRET upon written request of the SHAREHOLDERS holding in the aggregate not less than 10% of the outstanding SHARES of the IRET entitled to vote at such meeting.

-        VOTING RIGHTS OF SHAREHOLDERS.

         1. The voting rights per share of equity securities of IRET (other than the publicly held equity securities of IRET) sold in a private offering shall not exceed voting rights which bear the same relationship to the voting rights of the publicly held SHARES of IRET as the consideration paid to IRET for each privately offered IRET share bears to the book value of each outstanding publicly held share.

         2. The majority of the outstanding SHARES may, without the necessity of concurrence by the TRUSTEES, vote to:

                  a.  amend the DECLARATION OF TRUST;

                  b.  terminate IRET;

                  c.  remove the TRUSTEES.

         3. The majority of SHAREHOLDERS present in PERSON or by proxy at an Annual Meeting at which a quorum is present, may vote to elect the TRUSTEES. A quorum shall be 50% of the then outstanding SHARES.

         4. Without concurrence of a majority of the outstanding SHARES, the TRUSTEES may not:

                  a. amend the DECLARATION OF TRUST, except for amendments which do not adversely affect the rights, preferences and privileges of SHAREHOLDERS;

                  b. sell all or substantially all of the IRET's assets other than in the ordinary course of the IRET's business or in connection with liquidation and dissolution;

                  c.  cause the merger or other reorganization of IRET; or

                  d.  dissolve or liquidate IRET.

-        LIABILITY OF SHAREHOLDERS.

                  The SHARES of IRET shall be non-assessable by IRET.

-        REPORTS.

                  IRET shall cause to be prepared and mailed or delivered to each SHAREHOLDER as of a record date after the end of the fiscal year and each holder of other publicly held securities of IRET within 120 days after the end of the fiscal year to which it relates an annual report.

-        ACCESS TO RECORDS.

         Any SHAREHOLDER and any designated representative thereof shall be permitted access to the records of IRET at all reasonable times, and may inspect and copy any of them.

-        ELECTION OF TRUSTEES.

         All TRUSTEES shall be elected annually by the vote of the SHAREHOLDERS. Each Shareholder shall be entitled to one vote in PERSON or by proxy for each Share registered in his name for as many PERSONS as there are TRUSTEES to be elected. The candidates receiving the highest respective numbers of votes up to the number of trusteeships to be filled in the election shall be elected.

A PROSPECTIVE PURCHASER SHOULD ALSO REVIEW THE ATTACHED FULL PROSPECTUS.



                    THIS IS THE END OF THE SUMMARY SECTION.



          THE BALANCE OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.

                                  THE COMPANY

Investors Real Estate Trust (hereinafter "IRET"), a registered real estate trust, was organized under the laws of the State of North Dakota on July 31, 1970. IRET has qualified and operated as a "real estate investment trust" under Sections 856-858 of the Internal Revenue Code since its inception. Since February 1, 1997, IRET carries on its activities through IRET Properties, a North Dakota Limited Partnership. See "Structure of IRET."

IRET, pursuant to the requirements of Sections 856-858 of the Internal Revenue Code which govern real estate investment trusts, invests in real estate, real estate equities and real estate mortgages.

IRET has its only office at 12 South Main, Minot, North Dakota 58701,
(701) 852-1756, and operates principally within the State of North Dakota, although it has real estate investments in the states of Minnesota, South Dakota, Nebraska, Montana, Georgia, Colorado, Wisconsin, Idaho, Washington and Arizona.

IRET operates on a fiscal year ending April 30. For its past three fiscal years, its sources of operating revenue, total expenses, net real estate investment income, capital gain income, total income, and dividend distributions are as follows:


                             Fiscal Year Ending 4/30
                                     1999             1998             1997
                                     ----             ----             ----
REVENUE FROM OPERATIONS
Real Estate Rentals              $38,785,287      $31,694,586      $22,972,368
Interest, Discount &
  Fees                             1,141,975          712,959          861,613
                                 -----------      -----------      -----------
                                 $39,927,262      $32,407,545      $23,833,981

EXPENSE                          $33,525,586      $27,716,347      $20,334,538
                                 -----------      -----------      -----------

NET REAL ESTATE INVESTMENT
  INCOME                         $ 6,401,676      $ 4,691,198      $ 3,499,443
GAIN ON SALE OF INVESTMENTS
  (CAPITAL GAIN)                   1,947,184          465,499          398,424
MINORITY INTEREST PORTION
  OF OPERATING PARTNERSHIP
  INCOME                            (744,725)        (141,788)             (18)
                                 -----------      -----------      -----------

NET INCOME                       $ 7,604,135      $ 5,014,909      $ 3,897,849
                                 -----------      -----------      -----------
                                 -----------      -----------      -----------

PER SHARE
    Net Income                   $       .44      $       .32      $       .28
    Dividends Paid               $       .47      $       .42      $       .39


As indicated above, IRET's principal source of operating revenue is rental income from real estate properties owned by IRET. A minor amount of revenue is derived from interest on short-term investments in government securities and interest on savings deposits. In addition to operating income, IRET has received capital gain income when real estate properties have been sold at a price in excess of the depreciated cost of said properties.

IRET has no employees. Its business is conducted through the services of an independent contractor (Odell-Wentz & Associates L.L.C., a North Dakota Limited

Liability Company having as its members Roger R. Odell and Thomas A. Wentz, Sr.) which serves as the advisor to IRET. Since the inception of IRET and until January 1, 1986, Roger R. Odell, 12 South Main, Minot, North Dakota, served as advisor to IRET, providing office facilities, administering day-to-day operations of IRET, and advising with respect to investments and investment policy. Effective January 1, 1986, IRET entered into a revised advisory agreement with Mr. Odell and Thomas A. Wentz, Sr., and on January 1, 1994, with Odell-Wentz & Associates, L.L.C.

Mr. Odell is a graduate of the University of Texas, receiving his B.A. degree in 1947. He has been a resident of Minot, North Dakota since 1947. From 1947 to 1954, he was employed by Minot Federal Savings & Loan Association, serving as secretary of the association from 1952 to 1954. Since 1954, Mr. Odell has been a realtor in Minot, serving as an officer and stockholder of Watne Realty Company from 1954 to January 1, 1970, and since that time has been the advisor to IRET.

Mr. Wentz is a graduate of Harvard College and Harvard Law School, receiving his A.B. degree in 1957 and his L.L.B. degree in 1960. He has been a resident of Minot, North Dakota, since 1962. From 1962 to August 1, 1998, Mr. Wentz was a practicing attorney with Pringle & Herigstad, P.C. He has been a member of Odell-Wentz & Associates since 1985.

                              BUSINESS OBJECTIVES

IRET seeks to realize shareholder value by regular increases in the quarter-yearly cash dividends paid to its shareholders and in appreciation in the value of its shares of Beneficial Interest. See "Market Price and Dividends on IRET's Shares of Beneficial Interest" for a description of share prices and dividends during its 29 year history.

PORTFOLIO MIX. IRET's investment strategy is to maintain its real estate investment portfolio at approximately 75% invested in multi-family apartment complexes located in North Dakota and surrounding states and the remaining 25% of real estate owned in commercial property (warehouses, retirement homes, manufacturing plants, offices, and retail properties) leased to single tenants for 14 years or longer.

LEVERAGE. An essential ingredient of IRET's investment strategy is to leverage its equity capital by borrowing up to 70% of the cost of real estate properties acquired for its portfolio. IRET seeks to acquire real estate that will yield net operating income in an amount that will exceed the interest rate payable on the mortgage indebtedness.

                     AVAILABLE INFORMATION CONCERNING IRET

SECURITIES AND EXCHANGE COMMISSION: IRET is currently a reporting company pursuant to the Securities Exchange Act of 1934 and in accordance therewith annually files a Form 10-K and quarterly Forms 10-Q for the first three quarters of each year with the Securities and Exchange Commission. The information filed by IRET can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission in Washington, DC, at 450 Fifth Street NW, Room 1024, Washington, DC 20549, (202-272-3100). Copies of said information can be obtained from the Public Reference facility at the above location at prescribed rates.

IRET has filed with the Securities and Exchange Commission a Registration Statement on Form S-11 under the Securities Act of 1933 and the rules and regulations promulgated thereunder, with respect to the Shares of Beneficial Interest offered pursuant to this Prospectus. This Prospectus, which is part of the Registration

Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and financial statement schedules thereto. For further information with respect to IRET and the Shares, reference is made to the Registration Statement and such exhibits and financial statement schedules, copies of which may be examined without charge at or obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the Commission located at 13th Floor, 7 World Trade Center, New York, New York, 10048 and at 500 West Madison Street,
Suite 1400, Chicago, Illinois 60661-2511. The Commission maintains a Website at http://www.sec.gov. Reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (including IRET) can be obtained from that site.

Statements contained in this Prospectus as to the contents of any contract or other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such contract or document.

REPORTS TO SECURITY HOLDERS: IRET shall furnish shareholders with annual reports on or about July 25th of each year containing financial statements audited by IRET's independent accountants, with quarterly reports for the first three quarters of each year containing unaudited summary financial and other information, and with such other reports as IRET deems appropriate or as required by law.

INCORPORATION BY REFERENCE: Copies of any document or part thereof incorporated by reference in this prospectus but not attached is available free of charge upon request to Timothy P. Mihalick, 12 South Main Street, Minot, ND 58701 (701-852- 1756).

                                 RISK FACTORS

An investment in the shares involves various risks. You should carefully consider the following risks:

PRICE OF SHARES ARBITRARILY DETERMINED: The price of the shares has been arbitrarily determined by IRET and is a higher price than the price paid by most of the current holders of IRET's shares. The offering price set forth on the cover page of this Prospectus should not be considered an indication of the actual value of the shares. The price may be higher than the price at which IRET shares trade on the NASDAQ Small-Cap Market.

PRICE EXCEEDS BOOK VALUE: The book value of IRET shares of beneficial interest is substantially less than the purchase price to new shareholders under this Offering. As of April 30, 1999, the book value of the 19,066,954 shares then outstanding was $4.50. Assuming all of the shares registered under this Offering are sold, the estimated resulting book value will be $4.64 per share. Thus, a purchasing shareholder paying $8.25 per share under this Offering will incur an immediate book value dilution of $3.61 per share.

HIGH LEVERAGE: IRET seeks to borrow approximately 70% of the cost of real estate purchased or constructed. This amount of leverage may expose IRET to cash flow problems in the event rental income decreases. Such a scenario may require IRET to sell properties at a loss or default on the mortgage, thus losing the property through foreclosure.

FAILURE TO QUALIFY AS A REAL ESTATE INVESTMENT TRUST: IRET intends to continue operating so as to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). Although IRET believes that it is organized and will continue to operate in such a manner, no assurance can be given that IRET will remain qualified as a REIT. Qualification as a REIT involves the application of highly technical and complex code provisions for which there are only limited judicial or administrative interpretations. No assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to qualifications as a REIT or the federal income tax considerations of such qualifications. If in any taxable year IRET failed to qualify as a REIT, IRET would not be allowed a deduction for distribution to shareholders in computing its taxable income and would be subject to federal income tax on its taxable income at regular corporate rates. Unless entitled to relief under certain statutory provisions, IRET also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. As a result, the funds available for distribution to IRET's shareholders would be reduced for each of the years involved. Although IRET currently intends to continue to operate in a manner designed to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause IRET's Board of Trustees to revoke the REIT election.

BEST EFFORTS SALE: The shares are being sold by the Soliciting Dealers on a "best efforts" basis whereby the selling agent is only required to use its best efforts to locate purchasers of the shares, but is not obligated to ensure that a minimum number or that even any shares are sold. Therefore, no assurance is given as to the amount of proceeds that will be available for investment by IRET. In the event fewer than all the Shares are sold during the offering period (which is 365 days from the date of this document), IRET would have fewer cash assets to apply toward its business plan. In such event, the fixed operating expenses of IRET, as a percentage of gross income, would be higher and consequently reduce the taxable income distributable to shareholders.

BUSINESS ENVIRONMENT: The results of operations of IRET will depend, among other things, upon the availability of opportunities for the investment and reinvestment of the funds of IRET. The yields available from time to time on mortgages and other real estate investments depend to a large extent on the type of security involved, the type of investment, the condition of the money market, the geographical location of the property, general economic conditions, competition, and other factors, none of which can be predicted. Trust funds are presently invested in real estate in North Dakota and several other states. As a result, IRET may be subject to substantially greater risk than if its investments were more dispersed geographically. Local conditions, such as competitive overbuilding or a decrease in employment, may adversely affect the performance of IRET's investments. In the area in which IRET operates, the economy is dependent on the areas of agriculture and mineral development. If these areas do not perform satisfactorily, the ability of IRET to realize profits from its business of real estate investments will be adversely affected.

RISKS RELATED TO MORTGAGE LENDING: All real property investments are subject to some degree of risk, which, in some cases, varies according to the size of the investment as a percentage of the value of the real property. In the event of a default by a borrower on a mortgage loan, it may be necessary for IRET to foreclose its mortgage or engage in negotiations which may involve further outlays to protect IRET's investment. The mortgages securing IRET's loans may be, in certain instances, subordinate to mechanics' liens, materialmen's liens, or government liens and, in instances in which IRET invests in a junior mortgage, to liens of senior mortgages, and IRET may be required to make payments in order to maintain the status of the prior lien or to discharge it entirely. In certain areas, IRET might lose first priority of its lien to mechanics' or materialmen's liens by reason of wrongful acts of the borrower. It is possible that the total amount which may be recovered by IRET in such cases may be less than its total investment, with resultant losses to IRET.

Loans made by IRET may, in certain cases, be subject to statutory restrictions limiting the maximum interest charges and imposing penalties, which may include restitution of excess interest, and, in some cases, may affect enforceability of the debt. There can be no assurance that all or a portion of the charges and fees which IRET receives on its loans may not be held to exceed the statutory maximum, in which case IRET may be subjected to the penalties imposed by the statutes.

RELATIONSHIP WITH ADVISOR: Certain operating expenses of IRET, including compensation to the advisor and trustees, must be met regardless of profitability. The advisor's fee is computed as a percentage of the investments of IRET. See "Advisory Agreement." IRET will be dependent upon the Advisor for essentially all aspects of its business operations. Because the Advisor has experience in the specialized business segment in which IRET operates, the loss of the Advisor, for any reason, would likely have a material adverse affect on IRET's operations. The Advisor may terminate its relationship upon 60 days notice by either the Advisor or IRET.

CONFLICT OF INTEREST: The Advisor is entitled to receive an advisory fee equal to a percentage of the Net Invested Assets of IRET. See "Advisory Agreement." The Advisor also will receive fees in connection with IRET's acquisition or construction business based upon a percentage of the amount paid.

Any trustee or officer may have personal business interests and may engage in personal business activities, which may include the acquisition, syndication, holding, management, development, operation or investment in, for his own account or for the account of others, interests in entities engaged in the real estate business and any other business. Any trustee or officer may be interested as trustee, officer, director, shareholder, partner, member, advisor or employee, or otherwise have a direct or indirect interest in any entity which may be engaged to render advice or services to IRET, and may receive compensation from such entity as well as compensation as trustee, officer or otherwise hereunder.

Neither the Advisor nor its affiliates are prohibited from providing the same services to others, including competitors. These relationships may produce conflicts in the Advisor's and its affiliates' allocation of time and resources among various projects. The Advisor and its affiliates believe they have sufficient personnel to discharge their responsibilities to IRET. All agreements and arrangements, including those relating to compensation, between IRET and the Advisor or any of their affiliates will not be the result of arm's-length negotiations. However, such conflicts will be resolved by the following factors: (i) IRET intends to be in substantial compliance with the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association, Inc. ("NASAA") which has a specific limitation on certain fees and on the amount of IRET's operating expenses, including compensation to the Advisor during the operating stage of IRET; (ii) the Advisor is aware of other programs being offered in the marketplace and intends to structure its business relationships so as to be competitive with such other programs; (iii) such agreements and arrangements are subject to approval by a majority of IRET's independent trustees. IRET, the Advisor and the principals of IRET and Advisor are not represented by separate counsel. IRET is represented by the law firm of Pringle & Herigstad, P.C., which has also acted and will continue to act as counsel to IRET and various affiliates of the Advisor with respect to other matters.

ENVIRONMENTAL LIABILITY: Investments in real property create a potential for environmental liability on the part of the owner of or any mortgage lender on such real property. Under federal and state legislation, property owners are liable for cleanup expenses in connection with hazardous wastes or other hazardous substances found on their property. No assurance can be given that a substantial financial liability may not occur with respect to properties owned or acquired in the future by IRET. It is the policy of IRET to obtain a Phase I environmental survey upon purchasing property and, as of the date of this Prospectus, IRET is unaware of any environmental liability with respect to properties in its portfolio.

COMPETITION: Investments of the types in which IRET is interested may be purchased on a negotiated basis by many kinds of institutions, including mutual savings banks, savings and loan associations, commercial banks, insurance companies and, to a lesser extent, pension funds, credit unions and individuals. In addition, there are a number of other real estate investment trusts in operation, some of which may be active in one or more of IRET's areas of investment. Investments must thus be made by IRET in competition with such other entities. The yields available on mortgage and other real estate investments depend upon many factors, including the supply of money available for such investments and the demand for mortgage money. The presence of the foregoing competitors increases the available supply of funds to prospective borrowers from IRET. All these factors, in turn, vary in relation to many other factors such as general and local economic conditions, conditions in the construction industry, opportunities for other types of investments, international, national and local political affairs, legislation, governmental regulation, tax laws, and other factors. IRET cannot predict the effect which such factors will have on its operations.

LIQUIDITY: No assurance can be given that a purchaser of IRET shares under this Offering would be able to resell such shares when desired. Effective October 17, 1997, IRET shares of Beneficial Interest have been traded on the National Association of Securities Dealers Automated Quotation System Small Capitalization Index (NASDAQ). No assurance can be given that IRET shares will continue to be traded on such market.

FRONT-END FEES. For the money that is being raised by this offering, there are front-end fees. A front-end fee is a cost or expense of the offering which must be paid regardless of the number of shares sold. The Declaration of Trust caps all front-end fees for organizational or sale purposes at no more than 15% of the total offering. In the present case, the total front-end fees will be not more than 12%, which is below the capped amount. The fees are capped in that under no situation shall they exceed the capped amount:


                  TYPE                                       MINIMUM                       CAP           MAXIMUM PERCENTAGE
                  ----                                       -------                       ---           ------------------
         Selling agent commission
         8% of the amount sold                                  -0-                     $ 660,000                 8.0%

         Legal Fees                                           $15,000                   $  15,000                  .182%

         Advertising, Printing and
         Promotion Expenses                                   $15,000                    $ 180,000                2.18%

                                                                  Page 22 of 143

                                       19


         Registration Fees                                    $10,000                   $  10,000                   .121%

         Accounting Fees                                      $ 1,000                   $   1,000                   .01%
                                                              -------                   ---------                  ------

                                                              $41,000                   $ 866,000                 10.493%

                               COMPENSATION TABLE

The following table sets forth the fees and other compensation which IRET is to pay in association with this offering. The total operating expenses of IRET shall not exceed the greater of 2% of its average invested assets or 25% of its net income for any fiscal year. From the inception of IRET in 1970, this requirement has been met.



ITEM OF COMPENSATION    RECIPIENT                     AMOUNT/METHOD
--------------------    ---------                     -------------
Advisory Fee            Odell-Wentz & Associates      The advisor will earn
                                                      annually an additional
                                                      base fee of $51,688 once
                                                      the net sale proceeds of
                                                      $7,384,000 are invested.
                                                      (.7% of net invested
                                                      assets).

Advisor Additional      Odell-Wentz & Associates      1/2 of 1% of the 1st
Compensation                                          $2,500,000 of value of
                                                      all acquired assets,
                                                      except new construction is
                                                      1/2 of 1% of the total
                                                      cost. Upon investment of
                                                      sale proceeds, the fee
                                                      will be a minimum of
                                                      $12,500 to a possible
                                                      maximum of $36,920.

Incentive Fees          N/A                           While authorized by the
                                                      Restated Declaration of
                                                      Trust, no incentive fees
                                                      shall be paid to anyone.
                                                      This may be changed by a
                                                      vote of the Trustees at
                                                      anytime with incentive
                                                      fees then payable for
                                                      future transactions as
                                                      limited by the Restated
                                                      Declaration of Trust.

Broker-Dealer Fees      Selling Brokerage Firms       (Eight percent or $.66
                                                         of each share sold) for a
                                                         total possible commission of
                                                         $660,000.

Advertising and                                          Up to an additional two
Promotional Expenses                                     percent of gross proceeds of
                                                         $8,250,000 ($165,000) may be
                                                         paid as compensation for


                                                                 Page 23 of 143

                                       20


                                                         advertising and promotional
                                                         expenses.

Experts' Fees           Pringle & Herigstad, P.C.        $15,000 for legal fees, plus
                                                         filing fees, accounting fees
                                                         and printing costs estimated
                                                         to be another $16,000.

                             CONFLICTS OF INTEREST

IRET will be subject to various conflicts of interest arising from its relationship with the Advisor, (Odell-Wentz & Associates, L.L.C.), and its affiliates. The Advisor, its affiliates and the trustees of IRET are not restricted from engaging for their own accounts in business activities of the type conducted by IRET, and occasions may arise when the interests of IRET would be in conflict with those of one or more of the trustees, the Advisor or their affiliates. These individuals and affiliates have been engaged in the business of real estate for approximately 40 years. With respect to the conflicts of interest described herein, the trustees of IRET, of which a majority are independent, will endeavor to exercise their fiduciary duties to IRET in a manner that will preserve and protect the rights of IRET and the interests of the shareholders in the event of any conflicts of interest between IRET and the Advisor or its affiliates. Any transactions between IRET and any trustee, the Advisor or any of their affiliates, other than the purchase or sale, in the ordinary course of IRET's business, will require the approval of a majority of the trustees who are not interested in the transaction.

TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES: The Advisor and its affiliates may receive compensation from IRET for providing various services. IRET's Board of Trustees (a majority of whom are independent of the Advisor and its affiliates) will have oversight responsibility with respect to such services to ensure that such services are provided on terms no less favorable to IRET than IRET could obtain from unrelated persons or entities and are consistent with IRET's investment objectives and policies. See "Compensation Table" and "The Advisory Agreement."

COMPENSATION TO THE ADVISOR AND CONFLICTS OF INTEREST: The Advisor is entitled to receive an advisory fee equal to a percentage of the Net Invested Assets of IRET. (See "Advisory Agreement".) The Advisor also will receive fees in connection with IRET's acquisition or construction of real properties based upon a percentage of the amount paid. Accordingly, a conflict of interest could arise since, depending upon the circumstances, the retention, acquisition or disposition of a particular project could be advantageous to the Advisor, but detrimental to IRET, or vice-versa. The decision whether to liquidate IRET or the decision to acquire, retain or dispose of certain properties and the terms and conditions thereof, may also create conflicts of interest.

In resolving conflicts of interest, the Board of Trustees has a fiduciary duty to act in the best interests of IRET as a whole. IRET and the Advisor believe that it would not be possible, as a practical matter, to eliminate these potential conflicts of interest. However, the Advisory Agreement must be renewed annually by the affirmative vote of a majority of the independent trustees. Any conflict will be resolved by a majority of the independent trustees, who may not renew the Advisory Agreement if they determine that the Advisor is not satisfactorily performing its duties. In connection with the performance of their fiduciary responsibilities, the existence of such possible conflicts will be only one of the factors for the trustees to consider in determining the appropriate action to be taken by IRET.

COMPETITION BY IRET WITH AFFILIATES: Any trustee or officer may have personal business interests and may engage in personal business activities, which may include the acquisition, syndication, holding, management, development, operation or investment in, for his own account or for the account of others, of interests in entities engaged in the real estate business and any other business. Any trustee or officer of IRET may be interested as trustee, officer, director, shareholder, partner, member, advisor or employee, or otherwise have a direct or indirect interest in any entity which may be engaged to render advice or services to IRET, and may receive compensation from such entity as well as compensation as trustee, officer or otherwise hereunder.

Neither the Advisor nor its affiliates are prohibited from providing the same services to others, including competitors. These relationships may produce conflicts in the Advisor's and its affiliates' allocation of time and resources among various projects. The Advisor and its affiliates believe they have sufficient personnel to discharge their responsibilities to IRET.

NON-ARM'S-LENGTH AGREEMENTS: All agreements and arrangements, including those relating to compensation, between IRET and the Advisor or any of their affiliates will not be the result of arm's-length negotiations. However, such conflicts will be resolved by the following factors: (i) IRET intends to be in substantial compliance with the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association, Inc. ("NASAA") which has a specific limitation on certain fees and on the amount of IRET's operating expenses, including compensation to the Advisor during the operating stage of IRET; (ii) the Advisor is aware of other programs being offered in the marketplace and intends to structure its business relationships so as to be competitive with such other programs;
(iii) such agreements and arrangements are subject to approval by a majority of IRET's independent trustees.

LACK OF SEPARATE REPRESENTATION: IRET, the Advisor and the principals of IRET and Advisor are not represented by separate counsel. IRET is represented by the law firm of Pringle & Herigstad, P.C., which has also acted and will continue to act as counsel to the Advisor and various affiliates of the Advisor with respect to other matters. Thomas A. Wentz, Jr., is a trustee of IRET and a partner in Pringle & Herigstad, P.C.

                      DETERMINATION OF OFFERING PRICE

The offering price of $8.25 per share has been arbitrarily established by IRET and is higher than the recent market price for said shares. See "Market Price Of and Dividends on IRET's Shares of Beneficial Interest."

                                 DILUTION

The book value of IRET shares of beneficial interest is substantially less than the purchase price to new shareholders under this Offering. As of April 30, 1999, the book value of the 19,066,954 shares then outstanding was $4.50. Assuming all of the shares registered under this Offering are sold, the estimated resulting book value will be $4.64 per share. Thus, a purchasing shareholder paying $8.25 per share under this Offering will incur an immediate book value dilution of $3.61 per share.

                            PLAN OF DISTRIBUTION

The shares offered by this Prospectus shall be sold by Broker-Dealers who are members of the National Association of Securities Dealers and have entered into a Sales Agreement with IRET.

All shares shall be sold on a "best efforts" basis with no guarantee or requirement that any shares be sold. All sales to purchasers are subject to certain requirements as follows:

For each share sold, the selling Broker-Dealer shall receive a commission of eight percent (approximately $.66 per share). No other compensation or fees other than the percentage commission shall be paid by IRET to said Broker-Dealers. The relationship between the Broker-Dealers and IRET may be terminated by either party at any time for any reason. All Broker-Dealers have the opportunity to sell the entire Offering.

                             WHO MAY INVEST

In order to purchase shares, an investor must be a resident of one of the following states: North Dakota, South Dakota, Montana, Minnesota, Colorado, Washington, Iowa, Tennessee, Michigan, New Mexico, and such other states as may be added by a supplement to this Prospectus. In the following states, the following disclaimers apply and the purchaser must satisfy the following investor qualifications imposed by that state:

Tennessee -
         Either individually or with a spouse had an annual gross income of at least $65,000 during the previous calendar year, and be expected to have during the current calendar year a gross income of at lease $65,000, and a net worth of at least $250,000 (exclusive of principal residence and its furnishings and automobile), or, in the alternative, have a minimum net worth of at least $500,000.

Minnesota, Iowa, New Mexico, and Washington -
         1) Either individually or with a spouse has an annual gross income of at least ($60,000 for Minnesota and New Mexico) and ($45,000 for Washington and Iowa) during the previous calendar year, have a net worth of at least ($60,000 for Minnesota and New Mexico) and ($45,000 for Washington and Iowa) (exclusive of principal residence and its furnishings and automobile), and are purchasing shares for only the investors own account or retirement plan.

         2) Either individually or with a spouse have a net worth of at least ($225,000 for Minnesota and New Mexico) and ($150,000 for Washington and Iowa) (exclusive of the principal residence and its furnishings and automobiles), and are purchasing shares for only the investors own account or retirement plan.

         3) All retirement plan purchases must be for a minimum of $2,500.00 for Iowa residents.

                                USE OF PROCEEDS

The net proceeds from the sale of the 1,000,000 shares offered to the public will be added to IRET's operating capital to be used to construct apartment properties in connection with its general business purposes.

The following table sets forth information concerning the projected use of proceeds from the sale of units, assuming that the entire offering of 1,000,000 shares is old. The figures listed cannot be precisely calculated at the present time and may vary materially from the amounts shown.

Assuming all the offered shares are sold after deduction from the offering proceeds of all the front-end fees and expenses associated with the offering, approximately 89 percent of the total sale proceeds raised by this offering will be invested by IRET in real property or related investments.


                                         DOLLARS                PERCENT
GROSS OFFERING PROCEEDS                 8,250,000                100.0%
SELLING COMMISSIONS                     - 660,000                  8.0%
LEGAL FEES                              -  15,000       Less than 1% (.00182)
ADVERTISING, PRINTING AND
  PROMOTION EXPENSES                    - 180,000       Less than 3% (.0218)
REGISTRATION FEES                       -  10,000       Less than 1% (.00121)
ACCOUNTING FEES                         -   1,000       Less than 1% (.0001)
                                        ---------
CASH AVAILABLE FOR CONSTRUCTION
  OF PROPERTIES                        $7,384,000                 89.5%

As of the date of this Prospectus, IRET is constructing 67-unit apartment buildings in Billings, MT, Bismarck, ND, and Grand Forks, ND, and a 27-unit apartment complex in Jamestown, ND and plans to construct the additional apartments described below. These apartments are of a design and type previously constructed by IRET during the past four years in Sioux Falls, South Dakota (98 units), Bismarck, North Dakota (183 units), Minot, North Dakota (196 units), Billings, Montana (165 units) and Grand Forks, North Dakota (183 units). The apartments constructed in Sioux Falls, Bismarck, Minot, Billings and Grand Forks have rented at projected rental rates and, in the judgment of management, will produce a satisfactory investment return. IRET intends to continue the construction of this type of apartment building as follows:

                       APARTMENTS UNDER CONSTRUCTION
                       -----------------------------
           CITY                    UNITS                   ESTIMATED COST
           ----                    -----                   --------------
       Billings, MT                 67                      $ 4,250,000
       Bismarck, ND                 67                        4,250,000
       Grand Forks, ND              67                        4,700,000
       Jamestown, ND                27                        2,200,000

                       PLANNED APARTMENT CONSTRUCTION
                       ------------------------------

          CITY                    UNITS                   ESTIMATED COST
          ----                    -----                   --------------
       Rochester, MN               219                     $14,500,000
       Jamestown, MN                24                       2,200,000
                                                           -----------
      Total - Current and Planned Apartment Construction   $32,100,000


IRET owns all of the land necessary for the planned apartment construction, but has not arranged for the financing that would be necessary. Thus, no assurance can be given that IRET will successfully complete this construction program.

IRET will also continue to consider other real estate investment opportunities that are presented to it, but is not obligated at the date of this Prospectus to acquire any real estate investments other than the additions to its portfolio described in "Management's Discussion and Analysis of Financial Condition and Results of Operations - Fiscal Year Ended April
30, 1999", and expects to concentrate its efforts and resources on the planned apartment construction projects described above during the next 18 month period.

IRET will also derive funds to fund the properties under construction that are described above from the following sources:

      - DEPRECIATION REVENUE. As a "Real Estate Investment Trust" under the Internal Revenue Code, IRET must distribute at least 95% of its taxable income. However, in computing taxable income, a deduction for depreciation of the buildings owned by IRET is allowed. In the Fiscal year ended April 30, 1999, this depreciation deduction was $5,966,874. The amount of this depreciation is used by IRET to acquire addition real estate investments.

      - LOANS. IRET seeks to borrow approximately 70% of the cost of real estate purchased. The objective is to purchase real estate at a price which will yield a higher percentage return than the interest rate payable on the mortgage loan. This "leverage" is essential to producing a satisfactory return to the shareholders of IRET. (No assurance can be given that the income actually earned on real estate investments made by IRET will be higher than the interest rate paid on IRET's mortgage loans.) As of April 30, 1999, the ratio of mortgage liabilities to total Trust real estate assets was $175,071,069 of mortgage liabilities to $269,713,440 of net real estate owned or 64.9%. Thus, as much as $45,761,130 could be borrowed on the existing portfolio before reaching a debt ratio of 70% (present investment in real estate of $269,713,440, minus mortgages of $175,071,069 equals $94,642,371 divided by 30% =
                  $315,474,570, minus present real estate owned of $269,713,440 equals $45,761,130) (no assurance can be given that this amount of borrowed funds would be available).

      - MARKETABLE SECURITIES/CREDIT LINE. IRET maintains an investment in marketable government insured securities ($2,964,434 as of April 30, 999) which securities are held in brokerage accounts with Smith Barney. The current policy of said broker is to allow IRET to borrow up to 90% of the market value of these securities for short-term needs. Also, IRET may enter into short-term credit line borrowing agreements with banks if the need arises. (As of the date of this Prospectus, IRET has credit lines of $11,500,000.) No assurance can be given that either of these borrowing arrangements would be available to IRET.

                                            SELECTED FINANCIAL DATA - ANNUAL

                                                                           YEAR ENDED APRIL 30
                                          ---------------------------------------------------------------------------------
                                               1999             1998            1997              1996             1995
                                          ---------------------------------------------------------------------------------
Consolidated Income Statement Data                                                             (Restated)

  Revenue                                 $ 39,927,262      $ 32,407,545     $ 23,833,981      $ 18,659,665     $ 13,801,123
  Operating income                           6,401,676         4,691,198        3,499,443         3,617,807        3,560,318
  Gain on repossession/
    sale of investments                      1,947,184           465,499          398,424           994,163          407,512
  Minority interest portion
    of operating partnership
    income                                    (744,725)         (141,788)             (18)           ---              ---
  Net income                                 7,604,135         5,014,909        3,897,849         4,611,970        3,967,830
Balance Sheet Data
  Total real estate
    investments                           $280,311,442      $213,211,369      177,891,168       122,377,909       84,005,635
  Total assets                             291,493,311       224,718,514      186,993,943       131,355,638       94,616,744
  Shareholders' equity                      85,783,294        68,152,626       59,997,619        50,711,920       37,835,654

                                                                                             Page 28 of 143

                                                       25


Consolidated Per Share Data
  Net income                              $        .44 $             .32 $            .28  $            .38 $            .38
  Gain of repossession/
    sale of investments                            .11               .03              .03               .08              .04
  Dividends                                        .47               .42              .39               .37              .34
  Tax status of dividend
    Capital gain                                   6.3%              2.9%              21%              1.6%            11.0%
  Ordinary income                                 76.0%             97.1%              79%             98.4%            89.0%
  Return of capital                               17.7%              0.0%             0.0%              0.0%            0.00%

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS
                           AND RESULTS OF OPERATIONS

GENERAL: IRET has operated as a "real estate investment trust" under Sections 856-858 of the Internal Revenue Code since its formation in 1970 and is in the business of owning income-producing real estate investments.

On February 1, 1997, IRET restructured itself as an Umbrella Partnership Real Estate Investment Trust (UPREIT). IRET, through its wholly owned subsidiary, IRET, Inc., is the general partner of IRET Properties, a North Dakota limited partnership (the "Operating Partnership"). All business operations for IRET are conducted through the Operating Partnership. No other material change in IRET's business is contemplated at this time.

This discussion and analysis should be read in conjunction with the attached audited financial statements prepared by Brady Martz & Associates, certified public accountants, which firm has served as the auditor for IRET since its inception.

Certain matters included in this discussion are forward-looking statements within the meaning of federal securities laws. Although IRET believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that the expectations expressed will actually be achieved. Many factors may cause actual results to differ materially from IRET's current expectations, including general economic conditions, local real estate conditions, the general level of interest rates and the availability of financing, timely completion and lease up of properties under construction, and various other economic risks inherent in the business of owning and operating investment real estate.




RESULTS OF OPERATIONS:

         FISCAL YEAR 1999 COMPARED TO FISCAL YEARS 1998 AND 1997.

         OVERVIEW.

         A continuation of stable occupancy rates for IRET's apartment communities and good results from newly acquired properties resulted in another year of significant increases in Funds From Operations and earnings for IRET's 29th year, which ended April 30, 1999. Total assets and shareholder equity also increased materially.

         FUNDS FROM OPERATIONS.

         Funds From Operations of the Operating Partnership(taxable income increased by non-cash deductions of real estate asset depreciation and amortization, and reduced by capital gain income and other extraordinary income items) for Fiscal 1999 increased to $11,778,502 ($.6753 per share), compared to $9,447,425 ($.6042 per share) for Fiscal 1998 and $7,144,622 ($.51 per share) received in Fiscal 1997. These increases in Funds From Operations resulted primarily from increased revenues from existing and newly acquired rental properties as detailed below.

         NET INCOME.

         The Operating Partnership's income for Fiscal Year 1999 increased to $7,604,135 from the $5,014,909 earned in Fiscal 1998 and the $3,897,849 earned in Fiscal 1997. On a per share basis, net income was $.33 per share in Fiscal 1999, compared to $.29 in Fiscal 1998 and $.25 in Fiscal 1997.

         These increases in net income resulted from increased capital gains and rental income, which is detailed below.

         REVENUES.

         Total revenues of the Operating Partnership for Fiscal 1999 were $39,927,262, compared to $32,407,545 in Fiscal 1998 (an increase of 23%) and $23,833,981 in Fiscal 1997. The increase in revenues received during Fiscal 1999 in excess of the prior year revenues was $7,519,717. This increase resulted from:

       Rent from 12 properties acquired/
         completed in Fiscal 1999                           $3,182,170
       Rent from 7 properties acquired in
         Fiscal 1998 in excess of that
         received in Fiscal 1998                             3,245,774
       An increase in rental income on
         existing properties                                 1,081,995
       An decrease in rent on Smith Home
         Furnishing Building (bankruptcy of
         tenant)                                               (30,877)

       A decrease in rent - properties sold
         during 1999                                          (388,091)
       A decrease in interest income                           429,016
                                                             ----------
                                                            $7,519,717

         The increase in revenues received during Fiscal 1998 in excess of that received during Fiscal 1997 was $8,573,564. This increase resulted from:

          Rent from 7 properties acquired in
                  Fiscal 1998                                  $2,658,085
          Rent from 11 properties acquired in
                  Fiscal 1997 in excess of that
                  received in Fiscal 1997                       5,310,670
          An increase in rental income on
                  existing properties                             893,976
          A increase in rent on Smith Home

                                                               Page 30 of 143

                                      27


                  Furnishing Building (bankruptcy
                  of tenant)                                       54,021
          A decrease in rent - properties sold
                  during 1997                                    (194,534)
          An increase in interest income                         (148,654)
                                                               ----------
                                                               $8,573,564

         As shown by the above analysis, the Fiscal 1999 and 1998 increases in revenues resulted primarily from the addition of new real estate properties to the operating partnership's portfolio.

         Rents received on properties owned at the beginning of Fiscal 1998 increased by $893,976 (2.2%) in Fiscal 1998 and another $1,081,995 (2.1%) in Fiscal 1999, and the occupancy level for those properties increased from 90% during Fiscal 1997 to 94% in Fiscal 1998 and to 95% in Fiscal 1999. Thus, the new properties acquired during Fiscal Years 1998 and 1999 generated most of the new revenues during the past two years.

         CAPITAL GAINS.

         The Operating Partnership realized capital gain income for Fiscal 1999 of $1,947,184.

         This compares to $465,499 of capital gain income recognized in Fiscal 1998 and the $398,424 recognized in Fiscal 1997.

         IRET will continue to seek to market several of its older and smaller apartment properties.

         NET INCOME. The $2,589,226 increase in net taxable income for Fiscal 1999 over the net income earned in the prior fiscal year resulted from:

         An increase in gain from sale of
           investments                                   $ 1,481,685

         An increase in net rental income
           (rents, less utilities, maintenance,
            taxes, insurance and management)               4,357,772
         A increase in interest income                       429,016
         An increase in interest expense                  (1,622,877)
         An increase in depreciation expense              (1,174,967)
         An increase in operating expenses
           and advisory trustee services                    (229,897)
         An increase in amortization expense                 (48,569)
         An increase in Minority interest of
           Operating Partnership Income                     (602,937)
                                                         ------------
                                                         $ 2,589,226

         The $1,117,060 increase in net taxable income for Fiscal 1998 over the net income earned in the prior fiscal year resulted from:

         An increase in gain from sale of
           investments                                     $      67,075
         An increase in net rental income
           (rents, less utilities, maintenance,
           taxes, insurance and management)                    5,733,442

                                                                Page 31 of 143

                                      28



         A decrease in interest income                          (148,654)
         An increase in interest expense                      (2,840,328)
         An increase in depreciation expense                  (1,207,316)
         An increase in operating expenses
           and advisory trustee services                        (299,869)
         An increase in amortization expense                     (45,520)
         An increase in Minority interest of
           Operating Partnership Income                         (141,770)
                                                               -----------
                                                           $   1,117,060

         RESULTS FROM FULLY STABILIZED PROPERTIES. IRET defines fully stabilized properties as those both owned at the beginning of the prior Fiscal Year AND having completed the rent-up phase (90% occupancy). "Same store" results of these properties for Fiscal 1999 and 1998 were as follows:

                                                     FISCAL 1999                   FISCAL 1998                 %INCREASE
                                                     -----------                   -----------                 ---------
         Scheduled Rent                             $28,777,572                   $28,237,875                   1.91%
         Actual Collected Rent                       28,501,453                    27,230,777                   4.67%

         Utilities & Maintenance                      4,557,793                     4,254,657                   7.12%
         Management                                   2,361,905                     2,204,936                   7.12%
         Taxes & Insurance                            3,009,579                     2,912,047                   3.35%
                                                    -----------                   -----------                   -----
             Total Operating Expense                $ 9,929,277                   $ 9,371,640                   5.95%

         "Same Store"
         Net Operating Income                       $18,572,176                   $17,859,137                   3.99%
                                                    -----------                   -----------                   -----

         PROPERTY ACQUISITIONS. The Operating Partnership added $62,455,508 of real estate investments to its portfolio during Fiscal 1999, compared to the $39,014,222 added in the prior year, as detailed below:


                                FISCAL 1999 PROPERTY ACQUISITIONS

         COMMERCIAL:
            Edgewood Vista, Sioux Falls, SD                                             $   965,000
            (Assisted Living)

            Edgewood Vista, Billings, MT                                                $   965,000
            (Assisted Living)

            Corner Express, Minot, ND
            (Convenience Store)                                                         $ 1,190,432

            Viromed, Eden Prairie, MN
            (Office/Laboratory)                                                         $ 4,826,310

            Ameritrade Holdings, Omaha, NE
            (Office)                                                                    $ 8,283,977

         APARTMENTS:

       UNITS               COMMUNITY NAME
         182               Heritage Manor, Rochester, MN                  $ 7,371,208


                                                                                                    Page 32 of 143

                                                               29


          64               Westwood Park, Bismarck, ND                    $ 2,025,455
          67          **Country Meadows II, Billings, MT                  $ 1,321,962
          60               Clearwater, Boise, ID                          $ 3,786,463
          67          **Legacy III, Grand Forks, ND                       $ 2,260,345
         100               Van Mall Woods, Vancouver, WA                  $ 6,021,312
          27          **The Meadows by IRET, Jamestown, ND                $ 1,502,301
         165               Castle Rock, Billings, MT                      $ 5,614,223
          67               Cottonwood II, Bismarck, ND                    $ 4,645,444
         204               Ivy Club, Vancouver, WA                        $11,676,076
         ---                                                              -----------
        1003                                                              $62,455,508

         ** Property not in service on 4/30/99.  Additional costs
                     to be incurred

                      FISCAL 1998 PROPERTY ACQUISITIONS

         COMMERCIAL:
        Edgewood Vista, East Grand Forks,
          MN (Assisted Living)                  $   892,500

        Edgewood Vista, Minot, ND               $ 6,191,410
         (Assisted Living)

         APARTMENTS:

       UNITS  COMMUNITY NAME
        125   Jenner Properties-Grand Forks
               (90), Devils Lake (18) &
               Dickinson (17), ND                     $ 2,350,000
        108   Kirkwood Manor-Bismarck, ND               3,175,000
        248   Magic City Realty Portfolio               5,270,000
         67   Country Meadows-Billings, MT              4,496,134
        122   Park East Apartments-Fargo, ND            4,900,000
       **67   Legacy Apartments (Phase II)-
               Grand Forks, ND                          3,489,937
         67   Cottonwood Apartments-Bismarck,
               ND                                       4,522,347
         64 Chateau Apartments-Minot, ND                2,364,090
        *67 Cottonwood Apartments (Phase II)
               Bismarck, ND                             1,362,804
       ----                                           -----------
        935                         Total             $39,014,222

      *Property not placed in service at April 30, 1998.
       Additional costs are still to be incurred.
     **Represents costs to complete a project started in year ended April 30, 1997.

PROPERTY DISPOSITIONS. Real estate assets sold by the Operating Partnership during Fiscal 1998 and 1999 were as follows:

                                                                    BOOK VALUE &
         PROPERTY SOLD                     SALES PRICE              SALES COSTS                      GAIN
         (Fiscal 1999)


                                                                                                    Page 33 of 143

                                                               30


         Fairfield Apts.,
         Marshall, MN                       $  466,000                  $ 385,878               $   80,122

         Superpumper,
         Emerado, ND                        $  297,000                  $ 138,854               $  158,146

         Bison Apts.,
         Jamestown, ND                      $1,760,000                  $ 418,101               $1,341,899

         Park Place Apts.,
         Waseca, MN                         $  960,000                  $ 593,983               $  366,017
                                                                                                ----------

         Installment Sale                                                                            1,000
                                                                                                ----------

                                                                                                $1,947,184
                                                                                                ----------
         (Fiscal 1998)

         Scottsbluff Apts.,
         Scottsbluff, NE                    $  940,000                  $ 613,862               $  326,138

         Superpumper
         Bottineau, ND                      $  330,000                  $ 246,421               $   83,579

         Superpumper
         New Town, ND                       $  250,000                  $ 224,486               $   25,414
                                                                                                ----------

         Installment & Misc. Sales                                                              $   30,365
                                                                                                ----------
                                                                                                $  465,496
                                                                                                ----------

DIVIDENDS. The following dividends were paid during Fiscal Years 1997, 1998 and 1999:

               DATE            1997          1998           1999
               ----            ----          ----           ----
         July 1                $.0975        $.10125        $.11
         October 1,            $.095         $.1030         $.115
         January 15,(16th)     $.0975        $.105          $.12
         April 1, 1999         $.10          $.107          $.1225
                              ------------------------------------
                               $.39          $.41625        $.4675

The Fiscal 1999 dividends increased 12.3% over the dividends paid during Fiscal Year 1998 and 19.9% over Fiscal 1997.

FUNDS FROM OPERATIONS. The funds derived during Fiscal 1999 by the Trust from its operations increased by 25% over the prior year and by 65% from the Fiscal 1997 level ($11,778,502 in Fiscal 1999, versus $9,447,425 in 1998 and $7,144,604 in 1997). On a per share basis, Funds From Operations increased to $.6753 per share from $.6042 in Fiscal 1998 (an increase of 12%) and the $.51 generated in Fiscal 1997. (IRET uses the definition of "Funds From Operations" recommended by the National Association of Real Estate Investment Trusts to mean "net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures calculated on the same basis." It is emphasized that funds from operations as so calculated and presented does not represent cash flows from operations as defined under generally accepted accounting principles and should not be considered as an alternative to net income as an indication of operating performance or to cash flows as a measure of liquidity or ability to fund all cash needs.) (See the Consolidated Statements of Cash Flows in the Consolidated Financial Statements attached hereto.)

                                                                Page 34 of 143

         The following is a comparison of dividends paid during the past five fiscal years to Funds From Operations (as defined above):

                         Fiscal        Fiscal        Fiscal       Fiscal         Fiscal
Item                      1999          1998          1997         1996      1995(Restated)
----                      ----          ----          ----         ----      --------------
Net Income (GAAP)      $7,604,135    $5,014,909    $3,897,849    $4,611,970    $3,967,830
Adjustments
  Gain from Property
    Sales              (1,947,184)     (465,499)     (398,424)     (994,163)     (407,512)
                     ------------    ----------    ----------    ----------    ----------
Operating Income       $ 5,656,951    $4,549,410    $3,499,425    $3,617,807    $3,560,318
Plus Depreciation        5,966,874     4,791,907     3,584,591     2,261,724     1,767,294
Plus Amortization      $   154,677       106,108        60,588        97,900        20,659
                        ----------   -----------    ----------    ----------     ---------
Funds from Operations  $11,778,502   $ 9,447,425    $7,144,604    $5,977,431    $5,348,271
Dividends Paid         $ 8,193,538   $ 6,518,627    $5,508,689    $4,439,034    $3,660,986
                       -----------     ---------     ---------     ---------     ---------
                       $ 3,584,964   $ 2,928,798    $1,635,915    $1,538,397    $1,687,285

         Management expects that the Funds From Operations (as defined above) will continue to improve during Fiscal 2000 and will continue to exceed dividends paid in the coming year.

         LIQUIDITY AND CAPITAL RESOURCES. Important investment and Financing events in Fiscal 1999 were:

         - The net proceeds from sale of Shares of Beneficial Interest under Best Efforts offerings were $18,387,260;
         - An additional $6,485,927 of equity capital was contributed to the Operating Partnership in UPREIT transactions for a total increase of equity capital of $24,873,187;
         - Five property loans were refinanced at a lower interest rate than the old loans. The new loans totaled $11,400,000. The payoff of the old loans was $8,737,840, resulting in refinancing proceeds of $2,662,110. At 4-30-99, the weighted interest rate on the $175,071,069 of mortgage indebtedness owed by IRET was 7.12%.
         - Nearly $65,000,000 of new real estate investments were acquired by the Operating Partnership.

         IRET's financial condition at the end of Fiscal 1999 continued at the very strong level of its prior fiscal year.

         - IRET's shareholder equity increased to $85,783,294 from $68,152,626 on April 30, 1998, a gain of $17,630,668 (26%).
                  Equity capital on April 30, 1997 was $59,997,619. These increases result from the sale of Shares of Beneficial Interest and the reinvestment of dividends in new shares.
         - Liabilities of the Operating Partnership increased to $191,229,475 from $148,276,615 on April 30, 1998. IRET's liabilities on April 30, 1997, were $126,995,322.
         - Total assets of the Operating Partnership increased to $291,493,311 from $224,718,514 on April 30, 1998. Total assets on April 30, 1997, were $186,993,943.
         - Cash and marketable securities were $7,412,236 compared to the year earlier figure of $6,389,446 and $6,457,182 on April 30, 1997.

                                                                  Page 35 of 143

         - In addition to its cash and marketable securities, IRET Properties has unsecured line of credit agreements with First International Bank & Trust, Bremer Bank and First Western Bank & Trust, all of Minot, North Dakota, of $11,500,000, none of which was in use on April 30, 1999.

         IMPACT OF INFLATION. The costs of utilities and other rental expenses continue to increase, but in most areas, IRET has been able to increase rental income sufficiently to cover inflationary increases in rental expense. Increases in rental income are not precluded by long-term lease obligations except for a few commercial properties subject to long-term net lease agreements. Thus, as market conditions allow, rents will be increased to cover inflationary expenses and to provide a better return to IRET.

         ECONOMIC CONDITIONS. Fiscal 1999 saw continued stable economic conditions in the northern plains states in which IRET operates. Occupancy rates for residential properties increased slightly from the year earlier level. However, the current economic outlook for much of IRET's trade area is guarded due to a depressed farm economy. Continued low commodity prices and uncertain weather will impact IRET's operating results.

         YEAR 2000 COSTS. IRET has requested its principal vendors to inform it of any anticipated problems associated with the Year 2000 issue for computer hardware and software. IRET itself does not own or operate computer systems and will have no direct costs to up-date such systems. However, IRET could be impacted by computer failures of its third-party vendors. IRET has been informed by these service providers (including its Advisor - Odell-Wentz & Associates, LLC) that computer systems are now Year 2000 compliant. IRET does not anticipate that the Year 2000 problem will have any material cost to it.

                GENERAL INFORMATION AS TO INVESTORS REAL ESTATE TRUST

ORGANIZATION OF IRET. Investors Real Estate Trust is a registered real estate investment trust organized and governed under the laws of North Dakota. IRET has qualified as a real estate investment trust under Sections 856-858 of the Internal Revenue Code during all years of its existence.

GOVERNING INSTRUMENTS OF IRET. IRET was organized on July 31, 1970. IRET will continue, unless sooner terminated by a majority vote of the shareholders, until the expiration of 20 years after the death of the last survivor of the seven original trustees. All of the original Trustees are still living, the youngest being 63 years of age. The existence of IRET may be extended indefinitely by action of the Trustees approved by the vote of shareholders holding fifty per cent or more of the outstanding shares. IRET has 9 Trustees.

INDEPENDENT TRUSTEES. IRET adheres to NASAA guidelines requiring a majority of the Board to be composed of independent Trustees. The Glossary at the end of this document defines independent Trustee. Pursuant to NASAA guidelines, IRET considers the following Trustees as independent:

Ralph A. Christensen has served as an independent Trustee since 1970. He is a retired rancher. Mr. Christensen is a former Director of First Bank - Minot, N.A. Mr. Christensen has over 25 years experience dealing with multi-family and commercial real property.

                                                                  Page 36 of 143

John F. Decker has served as an independent Trustee since August 18, 1998. Mr. Decker is an Investment Advisor and Managing Director with Piper, Jaffray, Inc., and resides in Everett, Washington.

Daniel L. Feist has served as an independent Trustee since 1985. Mr. Feist is a general contractor and President of Feist Construction and Realty Inc. Mr. Feist is a former Director of First Bank - Minot, N.A., and N.D. Holdings, Inc., of Minot, ND. Mr. Feist has over 25 years experience dealing with multi-family and commercial real property.

Patrick G. Jones has served as an independent Trustee since 1986. He is the former Manager and Director of the Minot Daily News as well as former President of Central Venture Capital, Inc. Mr. Jones is an active investor. Mr. Jones has over 25 years experience dealing with multi-family and commercial real property.

Jeff L. Miller has served as an independent Trustee since 1985. He is the former President of Coca-Cola Bottling Co. of Minot. He is currently President of M & S Concessions, Inc. Mr. Miller is a former Director of First Bank - Minot, N.A. Mr. Miller has over 25 years experience dealing with multi-family and commercial real property.

Stephen L. Stenehjem has served as an independent Trustee since 1999. He is the President and Chief Executive Officer of Watford City BancShares, Inc.; owner of First International Insurance and President and Chairman of First International Bank, Watford City, North Dakota.

IRET considers the following Trustees as not independent:

C. Morris Anderson has served as a Trustee since 1970. He was a partner and founder of Magic City Realty, Ltd., the owner of rental properties now owned by IRET. He is also the President of North Hill Bowl, Inc., a business operating a bowling alley, restaurant and lounge in Minot. Mr. Anderson is a Director of International Inn, Inc., and Norwest Bank - Minot, N.A. Mr. Anderson has over 25 years experience dealing with multi-family and commercial real property.

Timothy P. Mihalick has served as a Trustee since 1999. He is a Vice President and Chief Operating Officer of IRET and its Advisor - Odell-Wentz & Associates, L.L.C.

Thomas A. Wentz, Jr., has served as a Trustee since 1996. He is a partner in IRET's legal counsel, Pringle & Herigstad, P.C. Mr. Wentz is the general partner of WENCO, a North Dakota Limited Partnership, which owns commercial, multi-family and farm real estate.

SHAREHOLDER MEETINGS. The governing provisions of IRET require the holding of annual meetings. It is the policy of the Board of Trustees to hold the annual meeting in Minot, North Dakota, during the month of August. All shareholders shall be given not less than 30 days prior written notice.

Special meetings of the shareholders may be called by the chief executive officer, by a majority of the trustees or by a majority of the Independent Trustees, and shall be called by an officer of IRET upon written request of the shareholders holding in the aggregate of not less than 10% of the outstanding shares of IRET entitled to vote at such meeting. Upon receipt of a written request, either in person or by mail, stating the purpose or purposes of the meeting, IRET shall provide all shareholders within ten days after receipt of said request, written notice, either in person or by mail, of a meeting and the purpose of such meeting to be held on a date not less than fifteen nor

                                                                  Page 37 of 143
more than sixty days after the distribution of such notice, at a time and place specified in the request, or if none if specified, at a time and place convenient to shareholders. The holders of a majority of shares in IRET, present in person or by proxy, shall constitute a quorum at any meeting.

                               STRUCTURE OF IRET

IRET carries on its activities directly and through subsidiaries and an Operating Partnership. IRET Properties, a North Dakota Limited Partnership, was organized on January 31, 1997, and, since February 1, 1997, is the principle entity through which IRET operates. All assets (except for Qualified REIT Subsidiaries) and liabilities of IRET have been contributed to the Operating Partnership in exchange for a general partnership interest in the Operating Partnership. IRET, INC., a North Dakota corporation, and a wholly owned subsidiary of IRET acts as the general partner of the Operating Partnership. As the sole shareholder of IRET, INC., which in turn is the sole general partner of the Operating Partnership, IRET has the exclusive power under the Operating Partnership Agreement to manage and conduct the business of the Operating Partnership, subject to certain limitations contained in the Operating Partnership Agreement. See "Operating Partnership Agreement."

IRET's interest in the Operating Partnership will entitle it to receive all quarterly or yearly cash distributions from the Operating Partnership and to be allocated its pro-rata share of the profits and losses of the Operating Partnership. IRET owned in excess of 90.54% of the Operating Partnership on April 30, 1999. It is expected that the Operating Partnership will merge with other partnerships or acquire real estate from other persons in exchange for limited partnership units. When certain properties were acquired by IRET, the lender financing the properties required, as a condition of the loan, that the properties be owned by a "single asset entity." Accordingly, IRET has organized four wholly owned subsidiary corporations for the purpose of holding title to these investment properties in order to comply with the conditions of the lender. They are: Forest Park - IRET, Inc., formed as the sole General Partner of Forest Park Properties, a North Dakota Limited Partnership, to hold title to three apartment complexes; Pine Cone - IRET, INC., a Colorado corporation, formed to own the 195-unit Pine Cone apartment complex located in Fort Collins, Colorado; Miramont - IRET, INC., a Colorado corporation, formed to own the 210-unit Miramont apartment complex located in Fort Collins, Colorado; and West Stonehill - IRET, INC., a Minnesota corporation, formed to own the 313-unit West Stonehill apartment complex located in St. Cloud, Minnesota.

IRET formerly was the general partner and held investment interests in 7 limited partnerships. They were: Eastgate Properties, Ltd.; Bison Properties, Ltd.; First Avenue Building, Ltd.; Sweetwater Properties, Ltd.; Hill Park Properties, Ltd.; Colton Heights, Ltd.; and Chateau Properties, Ltd. All of the above limited partnerships, except Chateau Properties, Ltd., were consolidated with IRET for financial reporting purposes. All of these partnerships have been merged into IRET Properties, with Chateau on April 1, 1998, and the other six on May 1, 1998.

                      POLICY WITH RESPECT TO CERTAIN ACTIVITIES

The following information is a statement of IRET's policy as it pertains to the described activities.

TO ISSUE SENIOR SECURITIES. IRET has issued and outstanding Investment Certificates which are senior to the shares of Beneficial Interest being offered under this Prospectus. The Investment Certificates are issued for a definite term and annual interest rate (currently 6 1/2% for 6 months; 7% for 1 year; 7 1/2% for 3 years and 8% for 5

                                                                  Page 38 of 143
years). In the event of dissolution of IRET, the Investment Certificates would be paid in preference to the shares of Beneficial Interest. As of April 30, 1999, the Investment Certificates outstanding totaled $11,770,136. The
Trust does not plan on issuing other senior securities in the future.

TO BORROW MONEY. IRET plans to continue to borrow money. IRET relies on borrowed funds in pursuing its investment objectives and goals. The policy concerning borrowed funds is vested solely with the Board of Trustees and may be changed by a majority of the Board without a vote of the shareholders. IRET intends to continue borrowing funds in the future.

Over the past three fiscal years, IRET has borrowed funds as follows:

                            Fiscal                Fiscal                Fiscal
                             1999                  1998                  1997
                             ----                  ----                  ----
Cost of Property
  Acquired               $62,455,508           $39,014,223           $59,377,674
Net Increase in
  Mortgages Payable      $41,011,095           $18,325,028           $44,035,887

Percent of Acquisition
  Price Represented by
  Net Increase in
  Mortgages Payable          66%                    47%                   74%

TO MAKE LOANS TO OTHER PERSONS. As part of IRET's business plan, Trust funds have been loaned to third parties. The loans are in the form of mortgages secured by real estate. The decision to make loans is vested solely with the Board of Trustees and may be changed by a majority of the Board without a vote of the shareholders.

IRET has no present plans to make additional loans of Trust funds, but may do so in the future.

IRET had the following outstanding mortgage loans at the end of its most recent Fiscal Year:

                       MORTGAGE LOANS RECEIVABLE:

                              Real Estate                4/30/99
Location                      Security                   Balance       Rate
--------                      --------                   -------       ----
FARGO, ND
Great Plains Software       Office Complex             $9,185,758            9.5%

GILBERT, AZ
NE1/4-27-2-6                Commercial Land               742,811        8%

OTHER MORTGAGES
Over $100,000                                          $  294,968      8-9%
$20,000 to $99,999                                        387,895      8-9%
Less than $20,000                                         109,782      7-9%
                                                       ----------
                TOTAL                                 $10,721,214
                Unearned Discounts                         (1,898)


                                                                  Page 39 of 143
                                       36

                Allowance for Losses                     (120,314)
                Deferred Gain                              (1,000)
                                                       ----------
                                                      $10,598,002
                                                       ==========

TO INVEST IN THE SECURITIES OF OTHER ISSUERS FOR THE PURPOSE OF EXERCISING CONTROL. Other than the formation of its Operating Partnership - IRET Properties - and its three Qualified REIT Subsidiaries, IRET has not invested in the securities of other issuers for the purpose of exercising control over such issuer and has no plans to do so. The decision to do so is vested solely in the Board of Trustees and may be changed without a vote of the shareholders.

TO UNDERWRITE SECURITIES OF OTHER ISSUERS. IRET has no plans to engage in such an activity.

TO ENGAGE IN THE PURCHASE AND SALE (OR TURNOVER) OF INVESTMENTS. IRET has no plans to engage in such an activity.

TO OFFER SECURITIES IN EXCHANGE FOR PROPERTY. Commencing on February 1, 1997, IRET operates principally through IRET Properties, a North Dakota Limited Partnership, of which IRET is the sole general partner. Such a structure allows IRET to offer Limited Partnership Units in exchange for real estate. IRET currently has plans to offer Limited Partnership Units in exchange for real estate on a continuous and ongoing basis. All exchanges shall be subject to approval by the Board of Trustees on such terms and conditions which are deemed reasonable by the trustees.

TO REPURCHASE OR OTHERWISE REACQUIRE ITS SHARES OR OTHER SECURITIES. As a "real estate investment trust" under federal income tax laws, IRET intends to invest only in real estate assets. IRET is authorized, but not obligated, to repurchase its own shares and has and may do so from time to time if the trustees deem such action to be appropriate. See "Determination of Offering Price."

TO MAKE ANNUAL AND OTHER REPORTS TO SHAREHOLDERS. IRET is required to provide an annual report to shareholders during the month of July. The annual report contains a financial statement certified by an independent public accountant. Provision of the annual report to shareholders may only be changed by a vote of a majority of the shareholders. IRET has a policy of providing quarterly reports to the shareholders during January, April, July and October. The quarterly reports do not contain a financial statement certified by an independent public accountant. The provision of a quarterly report to the shareholders may be changed by a majority of the Board without a vote of the shareholders.

                       INVESTMENT POLICIES OF REGISTRANT

INVESTMENTS IN REAL ESTATE OR INTERESTS IN REAL ESTATE. IRET currently owns real estate located in 10 states. The company may invest in real estate or interests in real estate which is located anywhere in the United States.

IRET may invest in any type of real estate or interest in real estate including, but not limited to, office buildings, apartment buildings, shopping centers, industrial and commercial properties, special purpose buildings and undeveloped acreage, except IRET may not invest more than 10% of net assets in unimproved real estate, excluding property being developed or property where development will be completed within a reasonable period.


                                                                  Page 40 of 143

The method of operating IRET's real estate shall be delegated to a management company as it pertains to the day-to-day management. All major operating decisions concerning IRET's operation of its real estate shall be made by the Board.

The method of financing the purchase of real estate investments shall be primarily from borrowed funds and the sale of shares. The income generated from rental income and interest income is planned to be distributed to shareholders as dividends. IRET will rely on proceeds from the sale of shares offered by this Prospectus to expand its portfolio of real estate investments.

There is no limitation on the number or amount of mortgages which may be placed on any one piece of property, provided that the overall ratio of liabilities to assets for IRET must not exceed 80%. As of April 30, 1999, the ratio of total liabilities ($191,229,475) to total assets ($291,493,311) was 65.6%.

It is not IRET's policy to acquire assets primarily for possible capital gain. Rather, it is the policy of IRET to acquire assets primarily for income.

IRET has no limitation on the amount or percentage of assets which will be invested in any specific property, except that not more than 10% of assets can consist of unimproved real estate.

Any Trust policy as it relates to investments in real estate or interests in real estate may be changed by the Board at anytime without a vote of the shareholders.

INVESTMENTS IN REAL ESTATE MORTGAGES. While IRET has made mortgage loans in the past, it is the current policy of IRET not to make any further mortgage loans.

Any Trust policy as it relates to mortgage loans may be changed by the Board at anytime without a vote of the shareholders.

INVESTMENTS IN OTHER SECURITIES. IRET has purchased and now owns United States guaranteed obligations and shares of five other real estate investment trusts. These purchases are made solely for the purpose of holding cash until future real estate investments are identified. No investments in other types of securities are planned.

Any Trust policy as it relates to investments in other securities may be changed by the Board at anytime without a vote of the shareholders.

INVESTMENTS IN SECURITIES OF OR INTERESTS IN PERSONS PRIMARILY ENGAGED IN REAL ESTATE ACTIVITIES. IRET owns shares in five publicly traded REITs, acquired at a cost of $791,318. No other purchases of such securities are contemplated at this time.

Any Trust policy as it relates to investments in other securities may be changed by the Board at anytime without a vote of the shareholders.

                           DESCRIPTION OF REAL ESTATE

IRET owned the following properties as of April 30, 1999:

COMMERCIAL PROPERTIES

                                                                                                                     FISCAL 1999
STATE                          PROPERTY                                    SQ. FEET       INVESTMENT                  OCCUPANCY
Georgia

         - Lithia Springs       Wedgewood Retirement Center
                                    - Assisted Living                        29,408        $ 3,971,878                  100.00%
                                                                             ------        -----------                  -------

         GEORGIA TOTALS                                                      29,408        $ 3,971,878                  100.00%
                                                                             ======        ===========                  =======


Idaho

         - Boise                America's Best Furniture
                                    - Retail                                139,198        $ 5,792.182                   28.75%
                                                                            -------        -----------                  -------

         IDAHO TOTALS                                                       139,198        $ 5,792,182                   28.75%
                                                                            =======        ===========                  =======


Michigan

         - Kentwood             COMP USA - Retail                            16,000        $ 2,113,574                  100.00%
                                                                             ------        -----------                   -------

         MICHIGAN TOTALS                                                     16,000        $ 2,113,574                  100.00%
                                                                             ======        ===========                  =======


Minnesota

         - East Grand           Edgewood Vista
             Forks                  - Assisted Living                        10,778        $   899,821                  100.00%


         - Eden Prairie         Lindberg Building
                                    - Office/Whse                            40,491        $ 1,455,789                  100.00%

                                Viromed
                                    - Office/Laboratory                      48,700        $ 4,863,634                    N/A

         - Moorhead             Pioneer Seed Company
                                    - Office/Whse                            75,900        $   653,876                  100.00%
                                                                             ------        -----------                  -------

         MINNESOTA TOTALS                                                   176,319        $ 7,873,122                  100.00%
                                                                            =======        ===========                  =======

Montana

         - Billings             Creekside Office Park
                                    - Office                                 37,318        $ 1,684,918                   88.41%

                                Edgewood Vista
                                    - Assisted Living                        11,971        $   980,218                  100.00%

         - Missoula             Edgewood Vista
                                    - Assisted Living                        10,314        $   962,428                  100.00%
                                                                             ------        -----------                  -------

         MONTANA TOTALS                                                      59,603        $ 3,627,565                   92.05%
                                                                             ======        ===========                  =======


Nebraska

         - Omaha                Ameritrade
                                    - Office                                 73,774        $ 8,283,977                  100.00%

                                Barnes & Noble
                                    - Retail                                 27,500        $ 3,699,101                  100.00%
                                                                             ------        -----------                  -------

                                                                                                                Page 42 of 143

                                                            39


         NEBRASKA TOTALS                                                    101,274        $11,983,078                  100.00%
                                                                            =======        ===========                  =======


North Dakota

         - Bismarck             Lester Chiropractic Clinic
                                    - Office                                  5,400        $   268,917                  100.00%

         - Fargo                Barnes & Noble
                                    - Retail                                 30,000        $ 3,292,012                  100.00%

                                Petco
                                    - Retail                                 18,000        $ 1,278,934                  100.00%

                                Stone Container
                                    - Office/Mfg                            151,850        $ 4,998,485                  100.00%

                                Great Plains Campus
                                Facility                                    121,600        $   408,700*                   N/A
                                *Additional costs to be
                                 incurred.

         - Grand Forks          Carmike Theatre                              28,300        $ 2,545,737                  100.00%

         - Minot                Walter's (114 South Main St)
                                    - Retail                                  3,500        $   111,940                  100.00%

                                1st Ave Building
                                    - Office                                 15,900        $   838,837                   73.61%

                                401 South Main
                                    - Office                                  9,200        $   609,119                   62.62%

                                Arrowhead Shopping Center
                                    - Retail/Office                          80,000        $ 2,831,164                    98.8%

                                Corner C Store
                                    - Retail                                  4,674        $ 1,196,342                     N/A

                                Edgewood Vista
                                    - Assisted Living                        97,821        $ 6,275,931                  100.00%


                                408 1st St. SE                                2,000        $    46,907                  100.00%

                                Minot Plaza
                                    - Retail                                 10,020        $   509,079                  100.00%
                                                                            -------        -----------                  -------

     NORTH DAKOTA TOTALS                                                    578,265        $25,212,104                   97.86%
                                                                            =======        ===========                  =======



South Dakota

         - Sioux Falls          Edgewood Vista
                                    - Assisted Living                        11,971        $   974,739                     N/A

                                Hutchinson Technology
                                    - Office/Mfg                             94,176        $ 4,429,026                  100.00%
                                                                            -------        -----------                  -------

     SOUTH DAKOTA TOTALS                                                    106,147        $ 5,403,765                  100.00%
                                                                            =======        ===========                  =======


Other Commercial Prop.

         Crookston, MN          Superpumper
                                    - Convenience Store                       6,000        $   428,777                  100.00%

         Grand Forks,ND         Superpumper

                                                                                                                Page 43 of 143

                                                            40

                                    - Convenience Store                       7,000        $   485,007                  100.00%

         Langdon, ND            Superpumper
                                    - Convenience Store                       5,500        $   239,212                  100.00%

         Sidney, MT             Superpumper
                                    - Convenience Store                       4,000        $   120,600                  100.00%
                                                                             ------        -----------                  -------

OTHER COMMERCIAL PROPERTIES                                                  22,500        $ 1,273,596                  100.00%
                                                                             ======        ===========                  =======

                                                                                                                        FISCAL 1999
                                                                          SQ. FEET         INVESTMENT                   OCCUPANCY

TOTAL COMMERCIAL PROPERTIES                                               1,228,714        $67,250,863                   96.54%
===========================                                               =========        ===========                   =======


==============================================================================

APARTMENT PROPERTIES


                                    APARTMENT                                                           FISCAL 1999
STATE                               COMMUNITIES BY IRET                    UNITS  INVESTMENT              OCCUPANCY
Colorado

     - Colorado Springs             - Neighborhood by IRET                 192    $11,097,183                 95.87%

     - Fort Collins                 - MiraMont by IRET                     210    $14,285,175                 97.80%

                                    - Pine Cone by IRET                    195    $13,216,920                 94.20%
                                                                           ---    -----------                 ------

         COLORADO TOTALS                                                   597    $38,599,278                 96.03%
                                                                           ===    ===========                 ======


Idaho

     - Boise                        - Clearwater                            60    $ 3,822,199                   N/A
                                                                            --    -----------                 -----

         IDAHO TOTALS                                                       60    $ 3,822,199                   N/A
                                                                            ==    ===========                 =====


Minnesota

     - Moorhead                     - Terrace on the Green                 116    $ 2,044,286                 96.08%

     - Rochester                    - Woodridge                            108    $ 6,534,011                 99.69%

                                    - Heritage Manor                       182    $ 7,421,977                   N/A

                                    - IBM Land                              -     $    11,871                   N/A

     - St. Cloud                    - West Stonehill                       313    $11,492,684                 99.02%

     - Waite Park                   - Park Meadows                         360    $11,141,014                 95.04%
                                                                           ---    -----------                 ------

         MINNESOTA TOTALS                                                  1079   $38,645,843                 98.06%
                                                                           ====   ===========                 =====


Montana

     - Billings                     - Castle Rock                          165    $ 5,673,197                   N/A
                                    - Country Meadows                       67    $ 6,157,497                 98.97%
                                    - Rocky Meadows                         98    $ 6,672,694                 96.54%
                                                                           ---    -----------                 ------

     MONTANA TOTALS                                                        330    $18,503,389                 97.12%
                                                                           ===    ===========                 ======

                                                                                                      Page 44 of 143

                                                      41

North Dakota

     - Bismarck/Mandan              - Cottonwood Lake                      134    $ 9,961,391                 83.59%
                                    - Crestview                            152    $ 4,799,607                 90.40%
                                    - Hill Park                             92    $ 3,024,159                 91.85%
                                    - Kirkwood Manor                       108    $ 3,587,282                 93.48%
                                    - North Pointe 49                       49    $ 2,403,175                 94.41%
                                    - Pleasantview (Man)                    18    $   289,671                 95.99%
                                    - Westwood Park                         64    $ 2,127,861                   N/A

     - Dickinson                    - 41 East                               38    $   434,579                 80.04%
                                    - Century                              120    $ 2,124,281                 89.96%
                                    - Oak Manor                             27    $   350,484                 98.23%

     - Fargo                        - Candlelight                           44    $   899,092                 98.77%
                                    - Park East                            122    $ 4,951,327                 97.06%
                                    - Sunchase                              36    $ 1,020,291                 95.23%

     - Grand Forks                  - Forest Park                          270    $ 7,120,900                 97.16%
                                    - Jenner Properties                    121    $ 2,513,168                 90.00%
                                    - Legacy                               183    $13,818,179                 99.54%
                                    - Southwinds                           164    $ 5,712,354                 97.18%

     - Minot                        - Chateau                               64    $ 2,406,110                 92.48%
                                    - Colton Heights                        18    $   926,045                 95.48%
                                    - Dakota Arms                           18    $   614,752                 97.42%
                                    - Magic City                           248    $ 5,428,774                 94.17%
                                    - South Pointe                         196    $10,295,666                 96.95%
                                    - Southview                             24    $   713,128                 86.02%
                                    - Virginia                              15    $   231,163                 79.56%

     - Williston                    - Century                              192    $ 3,909,583                 78.95%



     - Other Communities            - Beulah Condominiums                   26    $   471,449                 49.26%
                                    - Bison Properties - Carrington
                                        and Cooperstown                     35    $   569,783                 93.97%
                                    - The Meadows - Jamestown               --    $ 1,954,986                    N/A
                                    - Lonetree Manor - Harvey               12    $   255,709                 86.07%
                                    - Parkway - Beulah                      36    $   122,058                 56.08%
                                    - Sweetwater Properties
                                        - Devils Lake & Grafton            114    $ 1,838,691                 84.09%
                                                                           ---     -----------                ------

         NORTH DAKOTA TOTALS                                             2,740     $94,845,697                92.67%
                                                                         =====     ===========                ======


South Dakota

     - Rapid City                   - Pointe West                           90    $ 3,957,341                 90.55%

     - Sioux Falls                  - Oakwood Estates                      160    $ 5,493,266                 93.53%
                                    - Oxbow                                120    $ 4,989,273                 99.44%
                                    - Prairie Winds                         48    $ 1,987,675                 96.80%

         SOUTH DAKOTA TOTALS                                               418    $16,427,555                 95.07%
                                                                           ===     ===========                ======


Washington

     - Vancouver                    - Ivy Club                             204    $11,696,668                   N/A
                                    - Van Mall Woods                       100    $ 6,034,347                   N/A
                                                                           ---    -----------                 -----

         WASHINGTON TOTALS                                                 304    $17,731,015                   N/A
                                                                           ===    ===========                 =====

                                                               Page 45 of 143


                                                                  FISCAL 1999
                                     UNITS       INVESTMENT        OCCUPANCY
TOTAL APARTMENTS                     5,528      $228,574,976        94.79%
================                     =====      ============        ======


N/A = PROPERTY HELD LESS THAN 12 MONTHS

TITLE. The title to all of the above properties is in the name of IRET Properties, IRET or a wholly owned subsidiary, in fee simple (in each case, IRET has in its files an attorney's title opinion or a title insurance policy evidencing its title).

INSURANCE. In the opinion of management, all of said properties are adequately covered by casualty and liability insurance.

PLANNED IMPROVEMENTS. There are no plans for material improvements to any of the above properties.

CONTRACTS OR OPTIONS TO SELL. As of April 30, 1999, IRET had not entered into any contracts or options to sell any of the above properties, except the four Superpumper properties.

OCCUPANCY AND LEASES. Occupancy rates shown above are for the twelve months ended April 30, 1999. In the case of apartment properties, lease arrangements with individual tenants vary from month-to-month to one year leases, with the normal term being six months. Leases on commercial properties vary from one year to 20 years.

                          SHARES AVAILABLE FOR FUTURE SALE

Under its Restated Declaration of Trust, IRET is authorized to issue an unlimited number of its shares of Beneficial Interest. See "Description of Shares of Beneficial Interest."

The shares of Beneficial Interest issued in connection with this offering and three prior registrations of 6,350,000 shares of Beneficial Interest will be freely tradable by persons other than "affiliates" of IRET without restriction under the Securities Act of 1933, as amended, subject to certain limitations on ownership set forth in the Restated Declaration of Trust. See "Description of IRET's Securities Restrictions on Transfer."

Pursuant to the Operating Partnership Agreement, the Limited Partners (other than IRET) will have exchange rights which, beginning one year after the acquisition of such limited partnership units, enabling them to cause the operating partnership to exchange their limited partnership units for cash or, at the option of the General Partner, Trust shares of Beneficial Interest on a one-for-one basis. Shares of Beneficial Interest of IRET, other than those issued under this registration and the prior registrations which were effective July 9, 1996, March 14, 1997, and December 15, 1998 respectively, will be "restricted" securities under the meaning of Rule 144 of the Securities Act of 1933 and may not be sold in the absence of registration under the Securities Act of 1933 unless an exemption from registration is available, including exemptions contained in Rule 144.

In general, under Rule 144 as currently in effect, if two years have elapsed since the later of the date of acquisition of restricted securities from IRET or any "affiliate" of IRET, as that term is defined under the Securities Act of 1933, the acquiror or subsequent holder thereof is entitled to sell within any three month period a number of shares that does not exceed the greater of one percent
(1%) of the then outstanding shares of Beneficial Interest or the average weekly trading volume of the shares of Beneficial Interest during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange Commission. Sales under Rule 144 also are subject to certain manner of sale provisions, notice requirements and the availability of current public information about IRET. If three years have elapsed since the date of acquisition of restricted shares from IRET or from any affiliate of IRET and the holder thereof is deemed not to have been an affiliate of IRET at any time during the three months preceding a sale, such holder would be entitled to sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

IRET has agreed under the Operating Partnership Agreement that it will file with the Securities and Exchange Commission a shelf registration on Form S-3 under Rule 415 of the Securities Act or any similar rule adopted by the Commission with respect to any Trust shares of Beneficial Interest that may be issued upon exchange of limited partnership units in the operating partnership, pursuant to
Section 8.06 of the Operating Partnership Agreement and to use its best efforts to have such registration statement declared effective under the Securities Act of 1933.

No prediction can be made as to the effect, if any, that future sales of shares of Beneficial Interest, or the availability of such shares for future sale, will have on the market price of the shares of Beneficial Interest prevailing from time to time. Sales of substantial amounts of shares of Beneficial Interest, or the perception that such sales could occur, may adversely affect prevailing market prices of such shares. See "Risk Factors - Liquidity."

                           OPERATING PARTNERSHIP AGREEMENT

The following summary of the material terms of the Operating Partnership Agreement, and the descriptions of certain provisions thereof set forth elsewhere in this Prospectus, is qualified in its entirety by reference to the Operating Partnership Agreement, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

MANAGEMENT. The Operating Partnership has been organized as a North Dakota limited partnership pursuant to the terms of the Agreement of Limited Partnership of the Operating Partnership (the "Operating Partnership Agreement"). Pursuant to the Operating Partnership Agreement, the General Partner, as the sole general partner of the Partnership, has full, exclusive and complete responsibility and discretion in the management and control of the Operating Partnership, and the Limited Partners have no authority in their capacity as Limited Partners to transact business for, or participate in the management activities or decisions of, the Operating Partnership except as required by applicable law. However, any amendment to the Operating Partnership Agreement that would (i) adversely affect the Exchange Rights (as defined herein), (ii) adversely affect the Limited Partners' rights to receive cash distributions, (iii) alter the Operating Partnership's allocations of capital of the Operating Partnership, requires the consent of Limited Partners (other than the General Partner) holding more than fifty percent (50%) of the Units held by such partners.

TRANSFERABILITY OF INTERESTS. The General Partner may not voluntarily withdraw from the Operating Partnership or transfer or assign its interest in the Operating Partnership unless the transaction in which such withdrawal or transfer occurs results in the Limited Partners receiving property in an amount equal to the amount they would have received had they exercised their Exchange Rights immediately prior to such transaction, or unless the successor to the General Partners contributes substantially all of its assets to the Operating Partnership in return for an interest in the Operating Partnership. With certain limited exceptions, the Limited Partners may not transfer their interests in the Operating Partnership, in whole or in part, without the written consent of the General Partner, which consent the General Partner may withhold in its sole discretion. The General Partner may not consent to any transfer that would cause the Operating Partnership to be treated as a corporation for federal income tax purposes.

The Company may not engage in any transaction resulting in a change of control (a "Transaction") unless in connection with the Transaction the Limited Partners receive or have the right to receive cash or other property equal to the product of the number of Shares of Beneficial Interest into which each Unit is then exchangeable and the greatest amount of cash, securities or other property paid in the Transaction to the holder of one Share of Beneficial Interest in consideration of one such Share. If, in connection with the Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than fifty percent (50%) of the outstanding Shares of Beneficial Interest, each holder of Units will receive, or will have the right to elect to receive, the greatest amount of cash, securities, or other property which such holder would have received had it exercised its right to redemption and received Shares of Beneficial Interest in exchange for its OP Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer.

Notwithstanding the foregoing paragraph, IRET may merge, or otherwise combine its assets, with another entity if, immediately after such merger or other combination, substantially all of the assets of the surviving entity, other than Units held by IRET, are contributed to the Operating Partnership as a capital contribution in exchange for Units with a fair market value, as reasonable determined by IRET, equal to the agreed value of the assets so contributed.

In respect of any Transaction described in the preceding two paragraphs, IRET is required to use its commercially reasonable efforts to structure such Transaction to avoid causing the Limited Partners to recognize gain for federal income tax purposes by virtue of the occurrence of or their participation in such Transaction, provided such efforts are consistent with the exercise of the Board of Trustees' fiduciary duty under applicable law.

CAPITAL CONTRIBUTION. All assets of IRET (except its Qualified REIT Subsidiaries) will be held by the Operating Partnership, including the proceeds of this Offering. Although the Operating Partnership will receive the net proceeds of the Offering, IRET and the General Partner will be deemed to have made a capital contribution to the Operating Partnership in the amount of the gross proceeds of the Offering and the Operating Partnership will be deemed simultaneously to have paid the expenses paid or incurred in connection with the Offering. The Operating Partnership Agreement provides that if the Operating Partnership requires additional funds at any time or from time to time in excess of funds available to the Operating Partnership from borrowing or capital contributions, the General Partner or IRET may borrow such funds from a financial institution or other lender and lend such funds to the Operating Partnership on the same terms and conditions as are applicable to the General Partner's or IRET's, as applicable, borrowing of such funds. Moreover, the General Partner is authorized to cause the Operating Partnership to issue partnership interests for less than fair market value if IRET (i) has concluded in good faith that such issuance is in the best interest of IRET and the Operating

Partnership and (ii) the General Partner makes a capital contribution in an amount equal to the proceeds of such issuance. Under the Operating Partnership Agreement, the General Partner generally is obligated to contribute or cause IRET to contribute the proceeds of a share offering by IRET as additional capital to the Operating Partnership. Upon such contribution, the General Partner or IRET, as applicable, will receive additional Units and the General Partner's or IRET's, as applicable, percentage interest in the Operating Partnership will be increased on a proportionate basis based upon the amount of such additional capital contributions. Conversely, the percentage interests of the Limited Partners will be decreased on a proportionate basis in the event of additional capital contributions by the General Partner or IRET. In addition, if the General Partner or IRET contributes additional capital to the Operating Partnership, the General Partner will revalue the property of the Operating Partnership to its fair market value (as determined by the General Partner) and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the capital accounts previously) would be allocated among the partners under the terms of the Operating Partnership Agreement if there were a taxable disposition of such property for such fair market value on the date of the revaluation.

EXCHANGE RIGHTS. Pursuant to the Operating Partnership Agreement, the Limited Partners (other than IRET) have exchange rights ("Exchange Rights") that enable them to cause the Operating Partnership to exchange their Units for cash, or at the option of the General Partner, Shares of Beneficial Interest on a one-for-one basis. The exchange price will be paid in cash in the event that the issuance of Shares of Beneficial Interest to the exchanging Limited Partner would (i) result in any person owning, directly or indirectly, Shares of Beneficial Interest in excess of the Ownership Limitation, (ii) result in shares of beneficial interest of IRET being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in IRET being "closely held" within the meaning of Section 856(h) of the Code, (iv) cause IRET to own, actually or constructively, 10% or more of the ownership interest in a tenant of IRET's or the Operating Partnership's real property, within the meaning of Section 856(d)(2)(B) of the Code, or (v) cause the acquisition of Shares of Beneficial Interest by such redeeming Limited Partner to be "integrated" with any other distribution of Shares of Beneficial Interest for purposes of complying with the Securities Act. The Exchange Rights may be exercised by the Limited Partners at any time after the first anniversary of the date of their acquisition, provided that not more than two exchanges may occur during each calendar year and each Limited Partner may not exercise the Exchange Right for less than 1,000 Units or, if such Limited Partner holds less than 1,000 Units, all of the Units held by such Limited Partner. See "Federal Income Tax Considerations - Tax Aspects of the Operating Partnership." The number of Shares of Beneficial Interest issuable upon exercise of the Exchange Rights will be adjusted upon the occurrence of share splits, mergers, consolidations or similar pro rata share transactions, which otherwise would have the effect of diluting the ownership interests of the Limited Partners or the shareholders of the Company.

REGISTRATION RIGHTS. For a description of certain registration rights held by the Limited Partners, see "Shares Available for Future Sale."

OPERATIONS. The Operating Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable IRET to satisfy the requirements for being classified as a REIT for federal tax purposes, to avoid any federal income or excise tax liability imposed by the Code, and to ensure that the

Operating Partnership will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Code.

In addition to the administrative and operating costs and expenses incurred by the Operating Partnership, the Operating Partnership will pay all administrative costs and expenses of IRET and the General Partner (collectively, the "Trust Expenses") and IRET Expenses will be treated as expenses of the Operating Partnership. IRET Expenses generally will include (i) all expenses relating to the operation and continuity of existence of IRET and the General Partner, (ii) all expenses relating to the public offering and registration of securities by IRET, (iii) all expenses associated with the preparation and filing of any periodic reports by IRET under federal, state or local laws or regulations, (iv) all expenses associated with compliance by IRET and the General Partner with laws, rules and regulations promulgated by any regulatory body and (v) all other operating or administrative costs of the General Partner incurred in the ordinary course of its business on behalf of the Partnership.

DISTRIBUTIONS. The Operating Partnership Agreement provides that the Operating Partnership shall distribute cash from operations (including net sale or refinancing proceeds, but excluding net proceeds from the sale of the Operating Partnership's property in connection with the liquidation of the Operating Partnership) on a quarterly (or, at the election of the General Partner, more frequent) basis, in amounts determined by the General Partner in its sole discretion, to the partners in accordance with their respective percentage interests in the Operating Partnership. Upon liquidation of the Operating Partnership, after payment of, or adequate provision for, debts and obligations of the Operating Partnership, including any partner loans, any remaining assets of the Operating Partnership will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances. If IRET has a negative balance in its capital account following a liquidation of the Operating Partnership, it will be obligated to contribute cash to the Operating Partnership equal to the negative balance in its capital account.

ALLOCATIONS. Income, gain and loss of the Operating Partnership for each fiscal year generally is allocated among the partners in accordance with their respective interests in the Operating Partnership, subject to compliance with the provisions of Code Sections 704(b) and 704(c) and Treasury Regulations promulgated thereunder.

TERM. The Operating Partnership shall continue until April 30, 2050, or until sooner dissolved upon (i) the bankruptcy, dissolution or withdrawal of the General Partner (unless the Limited Partners elect to continue the Operating Partnership), (ii) the sale or other disposition of all or substantially all the assets of the Operating Partnership, (iii) the redemption of all limited partnership interests in the Partnership (other than those held by IRET, if any), or (iv) the election by the General Partner.

FIDUCIARY DUTY. The Limited Partners have agreed that in the event of any conflict in the fiduciary duties owed by IRET to its shareholders and by the General Partner to such Limited Partners, the General Partner will fulfill its fiduciary duties to such limited partnership by acting in the best interests of IRET's shareholders.

TAX MATTERS. Pursuant to the Operating Partnership Agreement, the General Partner is the tax matters partner of the Operating Partnership and, as such, has authority to handle tax audits and to make tax elections under the Code on behalf of the Operating Partnership.

                 TAX TREATMENT OF IRET AND ITS SECURITY HOLDERS

FEDERAL INCOME TAX. Since its organization, IRET has operated in a manner to qualify as a real estate investment trust under Sections 856-858 of the Internal Revenue Code. Under such Sections a real estate investment trust which, in any taxable year, meets certain requirements will not be subject to Federal income tax with respect to income which it distributes to shareholders.

To be considered a real estate investment trust for purposes of the Federal income tax laws, IRET must continue to meet the following requirements, among others:

(1) At the end of each fiscal quarter at least 75% of the total assets of IRET must consist of real estate assets (including interests in mortgages on real property and shares in other real estate investment trusts meeting the requirements for taxation in accordance with Sections 856-858 of the Internal Revenue Code), cash, cash items including receivables and government securities. As to non-real estate investments, which may not exceed 25% of the total assets of IRET, the securities of any one issuer acquired by IRET may not represent more than 5% of the value of IRET's assets or more than 10% of the outstanding voting securities of such issuer.

(2) At least 75% of the gross income of IRET for the taxable year must be derived from real property rents, interest on obligations secured by mortgages on real property, abatements and refunds of real estate taxes, gains from the sale or other disposition of real estate interests or mortgages on real property and dividends or other distributions on, and gains from the sale of shares of other real estate investment trusts meeting the requirements for taxation in accordance with Sections 856-868 of the Internal Revenue Code. An additional 15% of the gross income of IRET must be derived from the same sources or from dividends, or interest, or gains from the sale or other disposition of stock or securities, or any combination of the foregoing.

(3) Gross income for the taxable year from sales or other disposition of stock or securities held for less than six months and of real property (or interests in real property) held for less than four years must be less than 30% of gross income. IRET may not hold any property primarily for sale to customers in the ordinary course of its trade or business.

(4) Beneficial ownership of IRET must be held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. More than 50% of the outstanding capital stock may not be owned, directly or indirectly, by or for, five or fewer individuals, at any time during the last half of the taxable year.

As a real estate investment trust, IRET will not be taxed on that portion of its taxable income (including capital gains) which is distributed to shareholders, if at least 95% of its real estate investment trust taxable income (taxable income adjusted as provided in Section 857 of the Internal Revenue Code) is distributed. However, to the extent that there is undistributed taxable income or undistributed capital gain, IRET will be taxed as a corporation at corporate income tax rates. IRET will not be entitled to carry back or carry forward any net operating losses.

So long as IRET has met the statutory requirements for taxation as a real estate investment trust, distributions made to IRET's shareholders will be taxed to them as ordinary income or long term capital gain, as the case may be. Distributions will not be eligible for the dividend exclusion for individuals, or for the 85% dividends received deduction for corporations. IRET will notify each shareholder as to what portion of the distributions in the opinion of its counsel constitutes ordinary income or capital gain. The shareholders may not include in their individual income tax returns any operating or extraordinary losses of IRET, whether ordinary or capital losses.

If, in any taxable year, IRET should not qualify as a real estate investment trust, it would be taxed as a corporation and distributions to its shareholders would not be deductible by IRET in computing its taxable income. Such distributions, to the extent made out of IRET's current or accumulated earnings and profits, would be taxable to the shareholders as dividends, but would be eligible for the dividend exclusion, or the 85% dividends received deduction for corporations.

The foregoing, while summarizing some of the more significant provisions of the Internal Revenue Code which govern the tax treatment of IRET, is general in character. For a complete statement, reference should be made to the pertinent Code Sections and the Regulations issued thereunder.

In the opinion of the law firm of Pringle & Herigstad, P.C., counsel for IRET, the contemplated method of operation of IRET complies with the requirements of the Internal Revenue Code for qualification as a real estate investment trust. The Regulations of the Treasury Department require that the trustees have continuing exclusive authority over the management of IRET, the conduct of its affairs and, with certain limitations, the management and disposition of IRET property. It is the intention of the trustees to effect any amendments to the Declaration of Trust that may be necessary in the opinion of counsel for IRET to meet the requirements of any modification or interpretation of the Regulations. Provision for such amendment by the trustees, without the vote or consent of the shareholders, is contained in the Declaration of Trust.

NORTH DAKOTA INCOME TAX. In the opinion of counsel for IRET, since IRET qualifies as a Real Estate Investment Trust for purposes of the Federal income tax laws, it will not be subject to the North Dakota Corporate Income Tax on that portion of its taxable income (including capital gains) which is distributed to shareholders, provided that the 95 percent distribution requirement outlined above is met. To the extent there is undistributed taxable income or undistributed capital gain, IRET will be taxed as a corporation for North Dakota income tax purposes. IRET will not be entitled to carry back or carry forward any net operating losses. Distributions to IRET shareholders of capital gains or taxable income will be subject to the North Dakota income tax.

TAXATION OF IRET'S SHAREHOLDERS. If IRET qualifies as a REIT, and so long as IRET so qualifies, distributions made to IRET's shareholders out of current or accumulated earnings and profits will be taken into account by them as ordinary income (which will not be eligible for the dividends received deduction for corporations). Distributions that are designated as capital gain dividends will be taxed as long-term capital gains to the extent they do not exceed IRET's actual net capital gain dividend for the taxable year, although corporate shareholders may be required to treat up to 20% of any such capital gain dividend as ordinary income. Distributions in excess of current or accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's shares of stock, but rather will reduce the adjusted basis of such

                                                                Page 52 of 143

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shares of stock. To the extent that such distributions exceed the adjusted basis of shareholder's shares of stock they will be included in income as long-term or short-term capital gain assuming the shares are held as a capital asset in the hands of the shareholder. IRET will notify shareholders at the end of each year as to the portions of the distributions which constitute ordinary income, net capital gain or return of capital.

In addition, any dividend declared by IRET in October, November or December of any year payable to a shareholder of record on a specified date in any such month shall be treated as both paid by IRET and received by the shareholder on December 31 of such year, despite that the dividend is actually paid by IRET during January of the following calendar year. Shareholders may not include in their individual income tax returns any net operating losses or capital losses of IRET.

In general any gain or loss upon a sale or exchange of shares by a shareholder who has held such shares as a capital asset will be long-term or short-term depending on whether the stock was held for more than one year; provided, however, any loss on the sale or exchange of shares that have been held by such shareholder for six months or less will be treated as a long-term capital loss to the extent of distributions from IRET required to be treated by such shareholders as long-term capital gain.

TAXATION OF TAX-EXEMPT SHAREHOLDERS. The IRS has ruled that amounts distributed as dividends by a qualified REIT do not constitute unrelated business taxable income ("UBTI") when received by a tax-exempt entity. Based on that ruling the dividend income from IRET should not, subject to certain exceptions described below, be UBTI to a qualified plan, IRA or other tax-exempt entity (a "Tax-Exempt Shareholder") provided that Tax-Exempt Shareholder has not held its shares as "debt financed property" within the meaning of the Code and the shares are not otherwise used in an unrelated trade or business of the Tax-Exempt Shareholder. Similarly, income from the sale of Common Stock should not, subject to certain exceptions described below, constitute UBTI unless the Tax-Exempt Shareholder has held such Common Stock as a dealer (under Section 512(b)(5)(B) of the Code) or as "debt financed property" within the meaning of Section 514 of the Code.

For Tax-Exempt Shareholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code respectively, income from an investment in IRET will constitute UBTI unless the organization is able to deduct properly amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in IRET. Such prospective investors should consult their tax advisors concerning these "set-aside" and reserve requirements.

Notwithstanding the above, however, the recently enacted Omnibus Budget Reconciliation Act of 1993 (the "1993 Act") provides that, effective for taxable years beginning in 1994, a portion of the dividends paid by a "pension held REIT" shall be treated as UBTI as to any trust which (i) is described in Section 401(a) of the Code, (ii) is tax-exempt under Section 501(a) of the Code, and
(iii) holds more than 10% (by value) of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as "qualified trusts."

A real estate investment trust is a "pension held REIT" if (i) it would not have qualified as a real estate investment trust but for the fact that Section 856(h)(3) of the Code (added by the 1993 Act) provides that stock owned by qualified trusts shall be treated, for purposes of the "not closely held" requirements, as owned by

                                                                Page 53 of 143

                                      50
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the beneficiaries of IRET (rather than by IRET itself), and (ii) either (a)
at least one such qualified trust holds more than 25% (by value) of the interests in the REIT, OR (b) one or more such qualified trusts, each of whom owns more than 10% (by value) of the interests in the REIT, hold in the aggregate more than 50% (by value) of the interests in the REIT.

TAX CONSIDERATIONS FOR FOREIGN INVESTORS. The preceding discussion does not address the federal income tax considerations to foreign investors of an investment in IRET. Foreign investors in the Shares should consult their own tax advisors concerning those provisions of the Code which deal with the taxation of foreign taxpayers. In particular, foreign investors should consider, among other things, the impact of the Foreign Investors Real Property Tax Act of 1980. In addition, various income tax treaties between the United States and other countries could affect the tax treatment of an investment in the Shares. Furthermore, the backup withholding and information reporting rules are under review by the United States Treasury, and their application to the shares could be changed prospectively or retroactively by future Treasury Regulations.

BACKUP WITHHOLDING. IRET will report to its domestic shareholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and when required, demonstrates this fact, or (b) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A shareholder that does not provide IRET with a correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, IRET may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to IRET.

STATE AND LOCAL TAXES. IRET or its shareholders may be subject to state or local taxation in the state or local jurisdiction in which IRET's investments or loans are located or in which the shareholders reside.

Prospective shareholders should consult their tax advisors for an explanation of how state and local tax laws could affect their investment in the Shares.

OTHER TAX CONSIDERATIONS. In the event IRET enters into any joint venture transactions, special tax risks might arise. Such risks include possible challenge by the IRS of (i) allocations of income and expense items, which could affect the computation of taxable income of IRET and (ii) the status of the joint venture as a partnership (as opposed to a corporation). If a joint venture were treated as a corporation, the joint venture would be treated as a taxable entity and if IRET's ownership interest in the joint venture exceeds 10%, IRET would cease to qualify as a REIT. Furthermore, in such a situation even if IRET ownership does not exceed 10%, distributions from the joint venture to IRET would be treated as dividends, which are not taken into account in satisfying the 75% gross income test described above and which could therefore make it more difficult for IRET to qualify as a REIT for the taxable year in which such distribution was received and the interest in the joint venture held by IRET would not qualify as a "real estate asset" which could make it more difficult for IRET to meet the 75% asset test described above. Finally, in such a situation IRET would not be able to deduct its share of losses generated by the joint venture in computing its taxable income. See "Failure of IRET to Qualify as a Real Estate Investment Trust" above for a discussion of the

                                                                Page 54 of 143

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


effect of IRET's failure to meet such tests for a taxable year. IRET will not enter into any joint venture, however, unless it has received from its counsel an opinion to the effect that the joint venture will be treated for tax purposes as a partnership. Such opinion will not be binding on the IRS and no assurance can be given that the IRS might not successfully challenge the status of any such joint venture as a partnership.

TAX ASPECTS OF THE OPERATING PARTNERSHIP. The following discussion summarizes certain federal income tax considerations applicable to IRET's investment in the Operating Partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

CLASSIFICATION AS A PARTNERSHIP. IRET will include in its income its distributive share of the Operating Partnership's income and deduct its distributive share of the Partnership's losses only if the Partnership is classified for federal income tax purposes as a partnership rather than as a corporation or an association taxable as a corporation. An organization formed as a partnership will be treated as a partnership, rather than as a corporation, for federal income tax purposes if it (i) has no more than two of the four corporate characteristics that the Treasury Regulations use to distinguish a partnership from a corporation for tax purposes and (ii) is not a "publicly traded" partnership. Those four corporate characteristics are continuity of life, centralization of management, limited liability, and free transferability of interests. A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or the substantial equivalent thereof). A publicly traded partnership will be treated as a corporation for federal income tax purposes unless at least 90% of such partnership's gross income for a taxable year consists of "qualifying income" under Section 7704(d) of the Code, which generally includes any income that is qualifying income for purposes of the 95% gross income test applicable to REITs (the "90% Passive-Type Income Exception"). See "Federal Income Tax."

The U.S. Treasury Department recently issued regulations effective for taxable years beginning after December 31, 1995 (the "PTP Regulations") that provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors, (the "Private Placement Exclusion"), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act of 1933, and (ii) the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (I.E., a partnership, grantor trust, or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner's interest in the flow-through entity is attributable to the flow-through entity's interest (direct or indirect) in the partnership, and (b) a principal purpose of the use of the tiered arrangement is to permit the partnership to satisfy the 100-partner limitation. At the date of this Prospectus, the Operating Partnership qualifies for the Private Placement Exclusion. If the Operating Partnership is considered a publicly traded partnership under the PTP Regulations because it is deemed to have more than 100 partners, such Partnership should not be treated as a corporation because it should be eligible for the 90% Passive-Type Income Exception.

IRET has not requested, and does not intend to request, a ruling from the Service that the Operating Partnership will be classified as a partnership for federal income tax purposes. Instead, Pringle & Herigstad, P.C., is of the opinion that, based on certain factual assumptions and representations, the Operating Partnership does not possess more than two corporate characteristics and will not be treated as a publicly traded partnership and, thus, will be treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation, or a publicly traded partnership. Unlike a tax ruling, an opinion of counsel is not binding upon the Service, and no assurance can be given that the Service will not challenge the status of the Operating Partnership as a partnership for federal income tax purposes. If such challenge were sustained by a court, the Operating Partnership would be treated as a corporation for federal income tax purposes, as described below. In addition, the opinion of Pringle &
Herigstad, P.C., is based on existing law, which is to a great extent the result of administrative and judicial interpretation. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.

If for any reason the Operating Partnership was taxable as a corporation, rather than a partnership, for federal income tax purposes, IRET would not be able to qualify as a REIT. See "Federal Income Tax Considerations." In addition, any change in the Partnership's status for tax purposes might be treated as a taxable event, in which case IRET might incur a tax liability without any related cash distribution. See "Federal Income Tax Considerations
- Requirements for Qualification - Distribution Requirements." Further, items of income and deduction of the Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, the Partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership's taxable income.

INCOME TAXATION OF THE OPERATING PARTNERSHIP AND ITS PARTNERS.

PARTNERS, NOT PARTNERSHIPS, SUBJECT TO TAX. A partnership is not a taxable entity for federal income tax purposes. Rather, IRET will be required to take into account is allocable share of the Operating Partnership's income, gains, losses, deductions, and credits for any taxable year of the Partnership ending within or with the taxable year of IRET, without regard to whether IRET has received or will receive any distribution from the Partnership.

PARTNERSHIP ALLOCATIONS. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under section 704(b) of the Code if they do not comply with the provisions of section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Operating Partnership's allocations of taxable income and loss are intended to comply with the requirements of section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

TAX ALLOCATIONS WITH RESPECT TO CONTRIBUTED PROPERTY. Pursuant to section 704(c) of the Code, income, gain, loss, and deductions attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. The Treasury Department recently issued regulations requiring partnerships to use a "reasonable method" for allocating items affected by section 704(c) of the Code and outlining several reasonable allocation methods. The Operating Partnership plans to elect to use the traditional method for allocating Code section 704(c) items with respect to the Properties it acquires in exchange for Units.

Under the Operating Partnership Agreement, depreciation or amortization deductions of the Operating Partnership generally will be allocated among the partners in accordance with their respective interests in the Operating Partnership, except to the extent that the Operating Partnership is required under Code section 704(c) to use a method for allocating tax depreciation deductions attributable to the Properties that results in IRET receiving a disproportionately large share of such deductions. In addition, gain on the sale of a Property contributed to the Operating Partnership by a Limited Partner in exchange for Units will be specially allocated to such member to the extent of any "built-in" gain with respect to such Property for federal income tax purposes. Depending on the allocation method elected under Code section 704(c), it is possible that IRET (i) may be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed Properties than would be allocated to IRET if such Properties were to have a tax basis equal to their fair market value at the time of contribution and
(ii) may be allocated taxable gain in the event of a sale of such contributed Properties in excess of the economic profit allocated to IRET as a result of such sale. These allocations may cause IRET to recognize taxable income in excess of cash proceeds, which might adversely affect IRET's ability to comply with the REIT distribution requirements, although IRET does not anticipate that this event will occur. The foregoing principles also will affect the calculation of IRET's earnings and profits for purposes of determining which portion of IRET's distributions is taxable as a dividend. The allocations described in this paragraph may result in a higher portion of IRET's distributions being taxed as a dividend than would have occurred had IRET purchased the Properties for cash.

BASIS IN OPERATING PARTNERSHIP INTEREST. IRET's adjusted tax basis in its partnership interest in the Operating Partnership generally is equal to (i) the amount of cash and the basis of any other property contributed to the Operating Partnership by IRET, (ii) increased by (A) its allocable share of the Operating Partnership's income and (B) its allocable share of indebtedness of the Operating Partnership, and (iii) reduced, but not below zero, by (A) IRET's allocable share of the Operating Partnership's loss and (B) the amount of cash distributed to IRET, including constructive cash distributions resulting from a reduction in IRET's share of indebtedness of the Operating Partnership.

If the allocation of IRET's distributive share of the Operating Partnership's loss would reduce the adjusted tax basis of IRET's partnership interest in the Operating Partnership below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce IRET's adjusted tax basis below zero. To the extent that the Operating Partnership's distributions, or any decrease in IRET's share of the indebtedness of the Operating Partnership (such decrease being considered a constructive cash distribution to the partners), would reduce IRET's adjusted tax basis below zero, such distributions (including such constructive distributions) will constitute taxable income to IRET. Such distributions and constructive distributions normally will be characterized as capital gain, and, if IRET's partnership interest in the Operating Partnership has been held for longer than the long-term capital gain holding period, the distributions and constructive distributions will constitute long-term capital gain.

SALE OF THE OPERATING PARTNERSHIP'S PROPERTY. Generally, any gain realized by the Operating Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by the Operating Partnership on the disposition of the Properties contributed by a partner (including IRET) in exchange for Units will be allocated first to such contributing partner under section 704(c) of the Code to the extent of such contributing partner's "built-in gain" on those Properties for federal income tax purposes. The Limited Partners' "built-in gain" on the Properties sold will equal the excess of the Limited Partners' proportionate share of the book value of those Properties over the Limited Partners' tax basis allocable to those Properties at the time of the sale. Any remaining gain recognized by the Operating Partnership on the disposition of contributed Properties, and any gain recognized upon the disposition of the Properties acquired by the Operating Partnership for cash, will be allocated among the partners in accordance with their respective percentage interests in the Operating Partnership. IRET's Declaration of Trust provides that any decision to sell any real estate asset in which a trustee, or officer of IRET, the Advisor, or any Affiliate of the foregoing, has a direct or indirect interest, will be made by a majority of the trustees including a majority of the Independent Trustees. See "Policies with Respect to Certain Activities."

IRET's share of any gain realized by the Operating Partnership on the sale of any property held by the Operating Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Operating Partnership's trade or business will be treated as income form a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon IRET's ability to satisfy the income tests for REIT status. See "Federal Income Tax Considerations" above. IRET, however, does not presently intend to allow the Operating Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of IRET's or the Operating Partnership's trade or business.

                             ERISA CONSIDERATIONS

The following is a summary of material considerations arising under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the prohibited transaction provisions of section 4975 of the Code that may be relevant to a prospective purchaser. The discussion does not purport to deal with all aspects of ERISA or section 4975 of the Code that may be relevant to particular shareholders (including plans subject to Title I of ERISA, other retirement plans and IRAs subject to the prohibited transaction provisions of section 4975 of the Code, and governmental plans or church plans that are exempt from ERISA and section 4975 of the Code but that may be subject to state law requirements) in light of their particular circumstances.

The discussion is based on current provisions of ERISA and the Code, existing and currently proposed regulations under ERISA and the Code, the legislative history of ERISA and the Code, existing administrative rulings of the Department of Labor ("DOL") and reported judicial decisions. No assurance can be given that legislative, judicial, or administrative changes will not affect the accuracy of any statements herein with respect to transactions entered into or contemplated prior to the effective date of such changes.

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

A FIDUCIARY MAKING THE DECISION TO INVEST IN THE SHARES OF BENEFICIAL INTEREST ON BEHALF OF A PROSPECTIVE PURCHASER THAT IS AN EMPLOYEE BENEFIT PLAN, A TAX-QUALIFIED RETIREMENT PLAN, OR AN IRA IS ADVISED TO CONSULT ITS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER ERISA,
SECTION 4975 OF THE CODE, AND STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE OF THE SHARES BY SUCH PLAN OR IRA.

EMPLOYEE BENEFIT PLAN, TAX-QUALIFIED RETIREMENT PLANS, AND IRAS. Each fiduciary of a pension, profit-sharing, or other employee benefit plan (an "ERISA Plan") subject to Title I of ERISA should consider carefully whether an investment in the Shares of Beneficial Interest is consistent with his fiduciary responsibilities under ERISA. In particular, the fiduciary requirements of Part 4 of Title I of ERISA require an ERISA Plan's investments to be (i) prudent and in the best interests of the ERISA Plan, its participants, and its beneficiaries, (ii) diversified in order to minimize the risk of large losses, unless it is clearly prudent not to do so, and (iii) authorized under the terms of the ERISA Plan's governing documents (provided the documents are consistent with ERISA). In determining whether an investment in the Shares is prudent for purposes of ERISA, the appropriate fiduciary of a ERISA Plan should consider all of the facts and circumstances, including whether the investment is reasonably designed, as a part of the ERISA Plan's portfolio for which the fiduciary has investment responsibility, to meet the objectives of the ERISA Plan, taking into consideration the risk of loss and opportunity for gain (or other return) from the investment, the diversification, cash flow, and funding requirements of the ERISA Plan's portfolio. A fiduciary also should take into account the nature of IRET's business, the management of IRET, the length of IRET's operating history, the fact that certain investment properties may not have been identified yet, and the possibility of the recognition of UBTI.

The fiduciary of an IRA or of a qualified retirement plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees (a "Non-ERISA Plan") should consider that such an IRA or Non- ERISA Plan may only make investments that are authorized by the appropriate governing documents and under applicable state law.

Fiduciaries of ERISA Plans and persons making the investment decision for an IRA or other Non-ERISA Plan should consider the application of the prohibited transaction provisions of ERISA and the Code in making their investment decision. A "party in interest" or "disqualified person" with respect to an ERISA Plan or with respect to a Non-ERISA Plan or IRA subject to Code section 4975 is subject to (i) an initial 5% excise tax on the amount involved in any prohibited transaction involving the assets of the plan or IRA and (ii) an excise tax equal to 100% of the amount involved if any prohibited transaction is not corrected. If the disqualified person who engages in the transaction is the individual on behalf of whom an IRA is maintained (or his beneficiary), the IRA will lose its tax-exempt status and its assets will be deemed to have been distributed to such individual in a taxable distribution (and no excise tax will be imposed) on account of the prohibited transaction. In addition, a fiduciary who permits an ERISA Plan to engage in a transaction that the fiduciary knows or should know is a prohibited transaction may be liable to the ERISA Plan for any loss the ERISA Plan incurs as a result of the transaction or for any profits earned by the fiduciary in the transaction.

STATUS OF IRET AND THE OPERATING PARTNERSHIP UNDER ERISA. The following section discusses certain principles that apply in determining whether the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and the Code apply to an entity because one or more investors in the equity interests in the entity is an ERISA Plan or is a Non-ERISA Plan or IRA subject to section 4975 of the Code. An ERISA Plan fiduciary also should consider the relevance of those

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principles to ERISA's prohibition on improper delegation of control over or responsibility for "plan assets" and ERISA's imposition of co-fiduciary liability on a fiduciary who participates in, permits (by action or inaction) the occurrence of, or fails to remedy a known breach by another fiduciary.

If the assets of IRET are deemed to be "plan assets" under ERISA, (i) the prudence standards and other provisions of Part 4 of Title I of ERISA would be applicable to any transactions involving IRET's assets, (ii) persons who exercise any authority over IRET's assets, or who provide investment advise to IRET, would (for purposes of fiduciary responsibility provisions of ERISA) be fiduciaries of each ERISA Plan that acquires Shares, and transactions involving IRET's assets undertaken at their direction or pursuant to their advise might violate their fiduciary responsibilities under ERISA, especially with regard to conflicts of interest, (iii) a fiduciary exercising his investment discretion over the assets of an ERISA Plan to cause it to acquire or hold the Shares could be liable under Part 4 of Title I of ERISA for transactions entered into by IRET that do not conform to ERISA standards of prudence and fiduciary responsibility, and (iv) certain transactions that IRET might enter into in the ordinary course of its business and operations might constitute "prohibited transactions" under ERISA and the Code.

Regulations of the Department of Labor (DOL) defining "plan assets" (the "Plan Asset Regulations") generally provide that when an ERISA Plan or Non-ERISA Plan or IRA acquires a security that is an equity interest in an entity and the security is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the ERISA or Non-ERISA Plan's or IRA's assets include both the equity interest and an undivided interest in each of the underlying assets of the issuer of such equity interest, unless one or more exceptions specified in the Plan Asset Regulations are satisfied.

The Plan Asset Regulations define a publicly-offered security as a security that is "widely-held," "freely transferable," and either part of a class of securities registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The Shares are being sold in an offering registered under the Securities Act and are registered under the Exchange Act. The plan Asset Regulations provide that a security is "widely-held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be widely held because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. IRET currently has in excess of 3,500 shareholders and is of the opinion that the Shares are now and will be "widely held."

The Plan Asset Regulations provide that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The Plan Asset Regulations further provide that where a security is part of an offering in which the minimum investment is $10,000 or less (as is the case with this Offering), certain restrictions ordinarily will not, alone or in combination, affect a finding that such securities are freely transferable. The restrictions on transfer enumerated in the Plan Asset Regulations as not affecting that finding include: (i) any restriction on or prohibition against any transfer or assignment that would result in the termination or reclassification of an entity for federal or state tax purposes, or that otherwise would violate any federal or state law or court order, (ii) any requirement that advance notice of a transfer or assignment be given to the issuer, (iii) any administrative procedure that

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

establishes an effective date, or an event (such as completion of an offering), prior to which a transfer or assignment will not be effective, and
(iv) any limitation or restriction on transfer or assignment that is not imposed by the issuer or a person acting on behalf of the issuer. IRET believes that the restrictions imposed under the Declaration of Trust on the transfer of IRET's Shares of Beneficial Interest will not result in the failure of the Shares to be "freely transferable." IRET also is not aware of any other facts or circumstances limiting the transferability of the Shares that are not enumerated in the Plan Asset Regulations as those not affecting free transferability, and IRET does not intend to impose in the future (or to permit any person to impose on its behalf) any limitations or restrictions on transfer that would not be among the enumerated permissible limitations or restrictions. The Plan Asset Regulations only establish a presumption in favor of a finding of free transferability, and no assurance can be given that the DOL or the Treasury Department will not reach a contrary conclusion.

Assuming that the Shares will be "widely held" and that no other facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of the Shares, the Shares should be publicly offered securities and the assets of IRET should not be deemed to be "plan assets" of any ERISA Plan, IRA, or Non-ERISA Plan that invests in the Shares.

The Plan Asset Regulations also will apply in determining whether the assets of the Operating Partnership will be deemed to be "plan assets." The partnership interests in the Operating Partnership will not be publicly-offered securities. Nevertheless, if the Shares constitute publicly-offered securities, the indirect investment in the Partnership and the Subsidiary Partnerships by ERISA Plans, IRAs, or Non-ERISA Plans subject to section 4975 of the Code through their ownership of Shares will not cause the assets of the Operating Partnership or the subsidiary Partnerships to be treated as "plan assets" of such shareholders.

                     MARKET PRICE OF AND DIVIDENDS ON IRET'S
                          SHARES OF BENEFICIAL INTEREST

MARKET FOR IRET SHARES OF BENEFICIAL INTEREST. Since October 17, 1997, IRET shares of Beneficial Interest have traded on the NASDAQ Small-Cap market under the symbol "IRETS." The following sets forth high and low closing sale prices for the fiscal periods indicated as well as the total volume and total number of trades during such periods:

Fiscal Quarter Ended        High        Low       Total Volume    Total Trades
--------------------       ------      -----      ------------    ------------
     10-31-97*             $7.125     $6.563         35,154              45
      1-31-98               7.313      6.625        339,857             204
      4-30-98               7.344      7.031        437,487             196
      7-31-98               7.250      7.000        359,835             118
     10-31-98               7.500      7.000        489,586             232
      1-31-99               7.688      7.000        343,128             249
      4-30-99               8.000      7.000        445,900             313


     *FROM 10-20-97 - FIRST TRADING DAY

IRET also offered primary Shares of Beneficial Interest for sale to the public under Best Efforts offerings through various brokers registered with the National Association of Securities Dealers. Primary shares were sold at $7.20 per share from 5-01-97 to 12-31-97, at $7.45 per share from 1-05-98 to
11-20-98, at $7.85 from 1- 15-98 to 4-30-99, and at $8.10 from 6-4-99 to
7-20-99. IRET also repurchased its shares during this period. Following is a summary, by quarter-year, of the sale of primary shares and repurchase of shares by IRET:


                                                    SHARES          DOLLARS
                                                    ------          -------
5-01-97 Beginning Balance                         14,940,513      $65,073,951

Quarter Ended 7-31-97
  - Shares sold                                      356,722      $ 2,920,162
  - Commissions paid                                                 (163,102)
  - Shares repurchased                               (20,393)        (386,062)
                                                  -----------     ------------
                                                  15,276,842      $67,444,949
Quarter Ended 10-31-97
  - Shares sold                                      630,937      $ 4,422,125
  - Commissions paid                                                 (243,432)
  - Shares repurchased                              (101,548)        (807,573)
                                                  -----------     ------------
                                                  15,806,231      $70,816,070
Quarter Ended 1-31-98
  - Shares sold                                      340,640      $ 2,415,531
  - Commissions paid                                                  (99,850)
  - Shares repurchased                              (108,903)        (777,871)
                                                  -----------     ------------
                                                  16,037,969      $72,353,880
Quarter Ended 4-30-98
  - Shares sold                                      505,062      $ 3,656,419
  - Commissions paid                                                 (195,456)
  - Shares repurchased                              (151,618)      (1,106,285)
                                                  -----------     ------------
                                                  16,391,412      $74,708,559
Quarter Ended 7-31-98
  - Shares sold                                      573,081      $ 4,075,505
  - Commissions paid                                                 (148,902)
  - Shares repurchased                              (197,124)      (1,389,936)
                                                  -----------     ------------
                                                  16,767,369      $77,245,225
Quarter Ended 10/31/98
  - Shares sold                                      768,922      $ 5,565,703
  - Commissions paid                                                 (290,653)
  - Shares repurchased                              (126,336)        (912,133)
                                                  ----------      -----------
                                                  17,409,955      $81,608,143
Quarter Ended 1/31/99
  - Shares sold                                      793,599      $ 5,689,642
  - Commissions paid                                                 (356,872)
  - Shares repurchased                               (68,853)        (514,881)
                                                  ----------      -----------
                                                  18,134,701      $86,426,032
Quarter Ended 4/30/99
  - Shares sold                                      994,953      $ 7,620,458
  - Commissions paid                                                 (480,732)
  - Shares repurchased                               (62,700)        (469,938)
                                                  ----------      -----------
                                                  19,066,954      $93,095,819
                                                  ----------      -----------
                                                  ----------      -----------


As of May 31, 1999, IRET had 3,092 shareholder accounts. No shareholder held 5% or more of the 19,066,954 Shares of Beneficial Interest outstanding on 4-30-98. IRET has no other classes of stock and there were no warrants, stock options or other contractual arrangements requiring the issuance of its stock.

IRET has paid quarterly dividends since July 1, 1971. Dividends paid during the past two fiscal years and the current fiscal year to date were as follows:


                                                     FISCAL YEAR
                                          ----------------------------------
                                            1997           1998        1999
                                          ----------------------------------
              July 1st                     $.0925        $.10125       $.11




                                                                   Page 62 of 143

                                       59


              October 1st                   .0950         .10300        .115
              January 5th                   .0975         .10500        .12
              April 1st                     .1000         .10700        .125
              ---------------------------------------------------------------
              Total                        $.385         $.41625       $.4675


DIVIDEND AND SHARE PRICE HISTORY. The following is the history of cash dividends declared and paid by IRET and the share price on each dividend payment date from the organization of IRET on July 31, 1970, to the date of this Prospectus:


                                                       Dividend/
  Date                                                  Share                               Price(1)
----------------------------------------------------------------------------------------------------
 6/30/71                                                $.0125                                       $1.00
10/30/71                                                $.015                                        $1.00
  1/1/72                                                $.015                                        $1.00
  4/1/72                                                $.015                                        $1.10
  7/1/72                                                $.016                                        $1.10
 10/1/72                                                $.016                                        $1.10
  1/1/73                                                $.016                                        $1.10
  4/1/73                                                $.0165                                       $1.30
  7/1/73                                                $.0165                                       $1.30
 10/1/73                                                $.0165                                       $1.30
  1/1/74                                                $.0175                                       $1.30
  4/1/74                                                $.0175                                       $1.40
  7/1/74                                                $.0175                                       $1.40
 10/1/74                                                $.0185                                       $1.40
  1/1/75                                                $.02                                         $1.40
  4/1/75                                                $.02                                         $1.50
  7/1/75                                                $.02                                         $1.50
 10/1/75                                                $.02                                         $1.50
  1/1/76                                                $.021                                        $1.50
  4/1/76                                                $.021                                        $1.60
  7/1/76                                                $.0225                                       $1.60
 10/1/76                                                $.0225                                       $1.70
  1/1/77                                                $.0225                                       $1.70
  4/1/77                                                $.0225                                       $1.80
  7/1/77                                                $.025                                        $1.80
 10/1/77                                                $.025                                        $1.80
  1/1/78                                                $.025                                        $1.80
  4/1/78                                                $.025                                        $1.80
  7/1/78                                                $.0275                                       $1.90
 10/1/78                                                $.0275                                       $1.90
  1/1/79                                                $.0275                                       $2.00
  4/1/79                                                $.0275                                       $2.10
  7/1/79                                                $.0275                                       $2.00
 10/1/79                                                $.03                                         $2.00
  1/1/80                                                $.03                                         $1.70
  4/1/80                                                $.0325                                       $1.70
  7/1/80                                                $.035                                        $1.70
 10/1/80                                                $.035                                        $1.80
  1/1/81                                                $.035                                        $1.80
  4/1/81                                                $.035                                        $1.80
  7/1/81                                                $.035(2)                                     $1.70
 10/1/81                                                $.035(2)                                     $1.70
  1/1/82                                                $.035(2)                                     $1.70
  4/1/82                                                $.035(2)                                     $1.70
  7/1/82                                                $.0375                                       $1.70


                                                                                                  Page 63 of 143

                                                            60

 10/1/82                                                $.04                                         $1.70
  1/1/83                                                $.0425                                       $1.90
  4/1/83                                                $.045                                        $2.07
  7/1/83                                                $.0475                                       $2.20
 10/1/83                                                $.05                                         $2.61
  1/1/84                                                $.0525                                       $2.66
  4/1/84                                                $.055                                        $2.75
  7/1/84                                                $.05625                                      $2.75
 10/1/84                                                $.0575                                       $2.79
  1/1/85                                                $.05875                                      $2.84
  4/1/85                                                $.06                                         $2.88
  7/1/85                                                $.06125                                      $2.97
 10/1/85                                                $.0625                                       $3.11
  1/1/86                                                $.06375                                      $3.15
  4/1/86                                                $.065                                        $3.20
  7/1/86                                                $.066                                        $3.29
 10/1/86                                                $.067                                        $3.38
  1/1/87                                                $.068                                        $3.47
  4/1/87                                                $.069                                        $3.56
  7/1/87                                                $.0695                                       $3.56
 10/1/87                                                $.07                                         $3.65
  1/1/88                                                $.07                                         $3.65
  4/1/88                                                $.071                                        $3.74
  7/1/88                                                $.075                                        $3.74
 10/1/88                                                $.071                                        $3.83
  1/1/89                                                $.072                                        $3.92
  4/1/89                                                $.0725                                       $4.01
  7/1/89                                                $.073                                        $4.10
 10/1/89                                                $.0735                                       $4.19
  1/1/90                                                $.074                                        $4.28
  4/1/90                                                $.0745                                       $4.28
  7/1/90                                                $.075                                        $4.37
 10/1/90                                                $.0755                                       $4.50
  1/5/91                                                $.076                                        $4.50
  4/1/91                                                $.0765                                       $4.59
  7/1/91                                                $.077                                        $4.68
 10/1/91                                                $.0775                                       $4.77
  1/5/92                                                $.078                                        $4.86
  4/1/92                                                $.0785                                       $4.95
  7/1/92                                                $.079                                        $4.95
 10/1/92                                                $.0795                                       $5.04
  1/5/93                                                $.08                                         $5.13
  4/1/93                                                $.0805                                       $5.22
  7/1/93                                                $.081                                        $5.31
 10/1/93                                                $.0815                                       $5.31
  1/5/94                                                $.082                                        $5.40
  4/1/94                                                $.0825                                       $5.49
  7/1/94                                                $.088                                        $5.49
 10/1/94                                                $.084                                        $5.63
  1/1/95                                                $.085                                        $5.89
  4/1/95                                                $.08625                                      $5.89
  7/1/95                                                $.0925                                       $6.03
 10/1/95                                                $.08875                                      $6.16
  1/5/96                                                $.09                                         $6.16
  4/1/96                                                $.09125                                      $6.30
  7/1/96                                                $.0975                                       $6.30


                                                                                                      Page 64 of 143

                                                        61

 10/1/96                                                $.095                                        $6.44
  1/5/97                                                $.0975                                       $6.44
  4/1/97                                                $.10                                         $6.62
  7/1/97                                                $.10125                                      $6.62
 10/1/97                                                $.103                                        $6.62
 1/16/98                                                $.105                                        $6.85
  4/1/98                                                $.107                                        $6.85
  7/1/98                                                $.11                                         $6.85
 10/1/98                                                $.115                                        $6.85
 1/15/99                                                $.12                                         $7.25
  4/1/99                                                $.1225                                       $7.3125
  7/1/99                                                $.124                                        $7.65



(1)The stock prices shown are the prices at which Trust Shares of Beneficial Interest were available for purchase on the date shown by then shareholders under IRET's Dividend Reinvestment Plan (after 1/1/80) or from IRET (prior to 1/1/80).

(2)In addition to the cash dividend shown, a stock dividend of .0175 share for each share then owned.

                             DIVIDEND REINVESTMENT PLAN

IRET will separately register its shares of Beneficial Interest for sale to its shareholders who elect to participate in its Dividend Reinvestment Plan.

Pursuant to its Dividend Reinvestment Plan, IRET may, from time to time, repurchase shares of Beneficial Interest in the open market for purposes of fulfilling its obligations under the Plan or, if sufficient shares are not available on the open market, IRET will issue additional shares of Beneficial Interest.

Each shareholder shall have the option to use cash dividends to purchase additional shares. In order to participate in the Dividend Reinvestment Plan, the shareholder must affirmatively elect to do so by notifying the Transfer Agent and Registrar, Odell-Wentz & Associates, L.L.C., 12 South Main, Minot, ND 58701, (701) 852-1756. The shareholder may terminate participation at any time by notifying the Transfer Agent.

The Shares are traded on the NASDAQ Small Cap Market. The price at which the Shares will be purchased will be the aggregate weighted average price of all shares purchased with the total amount of reinvested dividends. Since the agent responsible for purchasing the shares is also able to purchase newly issued shares directly from IRET under this Registration without payment of the full commission, it is unlikely that the price of shares purchased under the Plan will exceed price of newly issued shares offered under a primary offering. If the reinvestment price involves a fraction, it will be expressed in one-eighth of a point, with a rounding out to the next higher one-eighth of a point.

The dividend is taxable to the shareholders whether received in cash or shares.

                       DESCRIPTION OF IRET'S SECURITIES

DESCRIPTION OF SHARES. The shares of beneficial interest of IRET are of one class without par value. There is no limit on the number of shares that may be issued. All shares participate equally in dividends and distributions when and as declared by the trustees and in net assets upon liquidation. The shares of beneficial interests offered hereby will be fully paid and non-assessable by IRET upon issuance and will have no preference, conversion, exchange, pre-emptive or redemption rights. Annual meetings of shareholders are held on the second Wednesday of August and special meetings may be called by the Chairman of the trustees or by a majority of the trustees or upon written request of shareholders holding not less than 10% of the issued and outstanding shares. At any meeting a shareholder is entitled to one vote for each share of beneficial interest owned.

The shares of beneficial interests are transferable in the same manner as are shares of a North Dakota business corporation, subject to certain restrictions. See "Shares Available for Future Sale."

With respect to the election of trustees, the shares have cumulative voting rights which allow each shareholder one vote in person or by written proxy for each share registered in his name for as many persons as there are trustees to be elected.

RESTRICTIONS ON TRANSFER. Section 7 of Article 2 of the Declaration of Trust provides: "To insure compliance with the Internal Revenue Code provision that no more than 50% of the outstanding Shares may be owned by five or fewer individuals, the Trustees may at any time redeem Shares from any Shareholder at the fair market value thereof (as determined in good faith by the Trustees based on an independent appraisal of Trust assets made within six months of the redemption date). Also, the Trustee may refuse to transfer Shares to any Person who acquisition of additional Shares might, in the opinion of the Trustees, violate the above requirement."


           SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of date of this prospectus, no persons, or any Trustee or officer individually was known by IRET to own beneficially more than 5% of the outstanding shares of Beneficial Interest.

Collectively, the Trustees and officers owned 9.44% of such shares on May 31, 1999.

The following tabulation shows the ownership of and compensation paid by IRET to its Trustees, Trustees Emeritus and Officers during its Fiscal Year ended April 30, 1999. IRET has no retirement, bonus or any deferred, direct or indirect compensation plan and no other compensation will accrue, directly or indirectly, to any of the following persons, except as noted below:


                               CASH COMPENSATION
                                  SECURITIES                   FOR YEAR ENDED
NAME                            OWNERSHIP (1)                  APRIL 30, 1999
-----------------------------------------------------------------------------
TRUSTEES

C. Morris Anderson                185,754                         12,001.00
Ralph A. Christensen               42,659                         15,265.25
John F. Decker                     23,392                          7,933.00
Mike F. Dolan                     236,770                         13,683.25
J. Norman Ellison, Jr.             19,177                         12,101.00
Daniel L. Feist                   526,269                         12,201.00
Patrick G. Jones                   96,403                         12,201.00
Jeff L. Miller                    162,908                         13,583.25
Thomas A. Wentz, Jr.              174,255                            (3)

TRUSTEE EMERITUS

John D. Decker                     63,312                          4,268.00


                                                                 Page 66 of 143

                                       63



OFFICERS

Roger R. Odell                    290,538                            (2)
President

Thomas A. Wentz, Sr.              224,976                          (2 and 3)
Vice President

Timothy P. Mihalick                16,014                            (2)
Vice President

Diane K. Bryantt                    1,688                            (2)
Secretary

The last shareholder meeting at which trustees were elected was held on August 19, 1998, at which meeting shareholders owning 60.66% of the shares of IRET entitled to vote were present in person, or by proxy. The ten nominees received 100% of the total shares voted at such meeting.

(1) Includes all shares of Beneficial Interest and Limited Partnership Units of IRET Properties exchangeable into Shares of Beneficial Interest owned directly by the person indicated or indirectly owned by such person's spouse, minor children, Individual Retirement Account, corporation, partnership, or in any manner giving power to direct the voting of such securities.

(2) Mr. Odell and Mr. Wentz, Sr., are members of Odell-Wentz & Associates, L.L.C., the Advisor to the Trust. Mr. Mihalick is Vice President and Principal Operating Officer of the Advisor. Diane Bryantt is Secretary and Controller of IRET and the Advisor. Under the Advisory Contract between IRET and Odell-Wentz & Associates, L.L.C., IRET pays an Advisor's fee based on the net assets of the Trust and, in addition, a percentage fee for investigating and negotiating the acquisition of new investments. For the year ending April 30, 1999, Odell-Wentz & Associates, L.L.C., received compensation and reimbursement of disbursements under said Agreement of $951,234. The terms of said Advisory Agreement are explained below. Investors Management & Marketing, Inc., a firm in which Mr. Odell is a minority shareholder, also furnishes real estate management services to the Trust and receives as compensation a percentage of rents received from such real estate. For the fiscal year ending April 30, 1999, Investors Management & Marketing, Inc., received $609,783 as real estate management commissions. In addition, Inland National Securities, Inc., a corporation in which Mr. Odell and members of his family are minority shareholders, acts as a broker-dealer for the dale of Trust securities. During the fiscal year ending April 30, 1999, the Trust paid Inland National Securities, Inc., $157,392 as security sales fees.

(3) Mr. Wentz, Jr., is a member of the law firm of Pringle & Herigstad, P.C., counsel for the Trust. Mr. Wentz, Sr., was a member of the firm until August 1, 1998. During the fiscal year ending April 30, 1999, the Trust paid Pringle & Herigstad, P.C., the sum of $33,022 for legal services rendered and disbursements made on behalf of the Trust.

                  EXECUTIVE COMPENSATION AND CERTAIN RELATIONSHIPS
                              AND RELATED TRANSACTIONS

IRET has no employees and has contracted with Odell-Wentz & Associates, L.L.C., to provide management services for it. See "Advisory Agreement." In addition to the advisory fee paid for these managements services, IRET also incurs administrative expenses for trustees' fees, accountants' fees, printing and postage, filing fees and other related expenses incurred in connection with administering IRET assets and its communications with its shareholders and regulatory authorities. During the past five fiscal years, the following is a summary of the administrative expenses of IRET paid to the Advisor, the trustees and the other administrative expenses:


                                       FISCAL YEARS ENDING APRIL 30
                                       ----------------------------
                                1995          1996          1997          1998          1999
Advisor's and Trustees'
 Compensation                 $336,142      $458,019      $559,149    $  745,907    $  927,063
Other Administrative
 Expenses                       79,974       162,588       158,627       271,738       320,479
                              --------      --------      --------    ----------    ----------
          TOTAL               $416,116      $620,607      $717,776    $1,017,645    $1,247,542


The Advisor also received fees from IRET for investigating and recommending investments. See "Advisory Agreement." These fees are considered as part of the cost of such investments and are capitalized and added to the cost of the investment property and, thus, are not included in the above described administrative expenses.

For the Fiscal Years 1995-1999, the amount of these acquisition fees were $49,836, $117,506, $177,834, $141,468 and $177,834, respectively.


                                 ADVISORY AGREEMENT

Roger R. Odell has served as advisor to IRET since its formation in 1970. As of January 1, 1986, a revised Advisory Agreement was entered into between IRET and Odell-Wentz & Associates, a partnership of Roger R. Odell and Thomas A. Wentz, Sr., and on January 1, 1994, with Odell-Wentz & Associates, L.L.C., a North Dakota Limited Liability Company. Mr. Odell serves as president and Mr. Wentz serves as vice president of IRET.

Under the Advisory Agreement, the advisor has the following duties and responsibilities:

Advisor, at its expense, shall provide suitable office facilities for IRET in Minot, North Dakota, and shall provide sufficient staff and other equipment to conduct the day-to-day operations of IRET. Advisor shall furnish a computer and all other office equipment necessary to conduct the operations of IRET and shall pay for all routine supplies, postage, and other costs of operating said office. IRET shall be billed by the Advisor for stationery and other forms and documents printed especially for IRET, the printing of the annual report and quarterly reports and other communications to shareholders, and also for the postage for mailing reports, checks and other documents to shareholders.

The Advisor, under the direction of Trustees, shall be responsible to conduct all operations of IRET, including:

Collection of rent, contract and mortgage payments and depositing the same in IRET bank accounts;

Payment of bills;

Disbursement of dividends;

Preparing monthly reports to the Trustees;

Preparing quarterly and annual reports to shareholders;

Preparing notices of shareholders' meetings and proxies and proxy statements;
and

Advising the Trustees as to investment decisions, including acquisition and disposition of real estate and other permissible investments.

For providing the above services, the Advisor is compensated as follows:

BASIC COMPENSATION. Advisor shall receive monthly as its basic compensation for the above described services a percentage of "net invested assets" of IRET held on the last day of the month for which the payment is made as follows:

1/12th of .9% of net invested assets up to $10,000,000; and,

1/12th of .8% of net invested assets over $10,000,000, but less than $20,000,000; and,

1/12th of .7% of net invested assets in excess of $20,000,000.

For the purpose of this agreement, "net invested assets" shall be determined as follows:

     Add:      +total assets at cost
               +depreciation reserve
               +unearned contract receivable discount
               +deferred gain account

     Subtract: -cash
               -marketable securities, less margin accounts
               -total liabilities

ADDITIONAL COMPENSATION. For its services in investigating and negotiating the acquisition of real estate equities, mortgages or contracts for deed by IRET, the Advisor shall receive a fee of 1/2 of 1 percent of the first $2,500,000 of value of any such asset which is recommended to and acquired by IRET, except on new construction projects for which the fee is 1/2 of 1 percent of the total cost.

LIMITATION. Notwithstanding the foregoing, the total compensation received by the Advisor set forth above during any one fiscal year of IRET when added to trustees' fees and other administrative costs of IRET shall not exceed the lesser of the following: 2 percent of net invested assets (as set forth above) or 25 percent of the net taxable income of IRET for such fiscal year.

Said Advisory Agreement is for a term of one year to continue for successive terms on the same conditions until terminated by written notice of either party and is also subject to a 60 day termination by either party and by the shareholders holding a majority interest in IRET. The Agreement is renewable annually and was last renewed for the calendar year 1999 by action of the Board of Trustees at its December, 1998 regular meeting.

ROGER R. ODELL. Mr. Odell's address is 1445 SW 15th St., Minot, North Dakota 58701, (701) 839-4631. Mr. Odell is a graduate of the University of Texas, receiving his B.A. degree in 1947. He has been a resident of Minot, North Dakota, since 1947.

From 1947 to 1954, he was employed by Minot Federal Savings & Loan Association, serving as Secretary of the Association from 1952 to 1954. Since 1954, Mr. Odell has been a realtor in Minot, serving as an officer and stockholder of Watne Realty Trust from 1954 to January 1, 1970, and since that time as the owner of his own realty firm.

Mr. Odell is President and a member of Odell-Wentz & Associates, L.L.C., the Advisor to IRET. Under the Advisory Contract between IRET and Odell-Wentz & Associates, L.L.C., IRET pays an Advisor's fee based on the net assets of IRET and, in addition, a percentage fee for investigating and negotiating the acquisition of new investments. For the year ending April 30, 1998, Odell-Wentz & Associates, L.L.C., received compensation and reimbursement of disbursements under said Agreement of $740,393. The terms of said Advisory Agreement are explained above. Investors Management & Marketing, Inc., a firm in which Mr. Odell is a minority shareholder also furnishes real estate management services to IRET and receives as compensation four percent (4%) of rents received from such real estate. For the fiscal year ending April 30, 1998, Investors Management & Marketing, Inc., received $530,678 as real estate management commissions. In addition, Inland National Securities, Inc., a corporation in which Mr. Odell and members of his family are shareholders, acts as the broker-dealer for the sale of Trust securities. During the fiscal year ending April 30, 1998, IRET paid Inland National Securities, Inc., $171,755 as security sales fees.

THOMAS A. WENTZ, SR.. Mr. Wentz's address is 505 8th Ave. SE, Minot, North Dakota 58701, (701) 838-0811. Mr. Wentz is a graduate of Harvard College and Harvard Law School, receiving his A.B. degree in 1957 and his L.L.B. degree in 1960. He has been a resident of Minot, North Dakota, since 1962.

Mr. Wentz is Vice-President and a member of Odell-Wentz & Associates, L.L.C., the Advisor to IRET. Under the Advisory Contract between IRET and Odell-Wentz & Associates, L.L.C., IRET pays an Advisor's fee based on the net assets of IRET and, in addition, a percentage fee for investigating and negotiating the acquisition of new investments. For the year ending April 30, 1999, Odell-Wentz & Associates, L.L.C., received compensation and reimbursement of disbursements under said Agreement of $951,234. The terms of said Advisory Agreement are explained above.

Until August 1, 1998, Mr. Wentz was also a member of the law firm of Pringle & Herigstad, P.C., counsel for IRET. During the fiscal year ending April 30, 1999, IRET paid Pringle & Herigstad, P.C., the sum of $33,022 for legal services rendered and disbursements made on behalf of IRET.

        SELECTION, MANAGEMENT AND CUSTODY OF TRUST'S INVESTMENTS

MANAGEMENT OF TRUST'S INVESTMENTS. IRET contracts with various local management companies for the sole purpose of leasing, maintaining and monitoring IRET's interests. All other management is the responsibility of the Advisor.

             POLICIES WITH RESPECT TO CERTAIN TRANSACTIONS

No trustee, officer or advisor of IRET, or any person affiliated with any such persons, shall sell any property or assets to IRET or purchase any property or assets from IRET, directly or indirectly, nor shall any such person receive any commission or other remuneration, directly or indirectly, in connection with the purchase or sale of Trust assets, except pursuant to transactions that are fair and reasonable to the Shareholders and that relate to:

     a. the acquisition of property or assets at the formation of IRET or shortly thereafter and fully disclosed in the prospectus filed with the North Dakota State Securities Commissioner;

     b. The acquisition of federally insured or guaranteed mortgages at prices not exceeding the currently quoted prices at which the Federal National Mortgage Association is purchasing comparable mortgages;

     c. The acquisition of other mortgages on terms not less favorable to IRET than similar transactions involving unaffiliated parties; or,

     d. The acquisition by IRET of other property at prices not exceeding, or disposition of other property at prices not less than, the fair value thereof as determined by independent appraisal.

All such transactions and all other transactions in which any such persons have any direct or indirect interest shall be approved by a majority of the trustees, including a majority of the independent trustees. All brokerage commissions or remuneration received by any such person from IRET in connection with any such transactions shall be deemed a part of the fee payable under any management or advisory contract.

No trustee or affiliate of the trustee shall receive a brokerage commission or other such remuneration in connection with the acquisition or disposition of Trust assets, except as it may pertain to legal fees incurred in the normal course of business.

                            LIMITATIONS OF LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

The governing instrument of IRET provides as follows:

                          SECTION 12. INDEMNIFICATION.

         A.  INDEMNIFICATION OF TRUSTEES.

         1. IRET shall indemnify and hold harmless each TRUSTEE, ADVISOR or AFFILIATE from and against all claims and liabilities, whether they proceed to judgment or are settled, to which such TRUSTEE, ADVISOR or AFFILIATE may become subject by reason of his being or having been a TRUSTEE, ADVISOR or AFFILIATE, or by reason of any action alleged to have been taken or omitted by him as TRUSTEE, ADVISOR or AFFILIATE, and shall reimburse him for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. IRET shall not provide for indemnification of the TRUSTEES, ADVISORS or AFFILIATES for any liability or loss suffered by the TRUSTEES, ADVISORS or AFFILIATES, nor shall it provide that the TRUSTEES, ADVISORS or AFFILIATES be held harmless for any loss or liability suffered by IRET, unless all of the following condition are met:

                  a. The TRUSTEES, ADVISORS or AFFILIATES have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of IRET.

                  b. The TRUSTEES, ADVISORS or AFFILIATES were acting on behalf of or performing services for IRET.

                  c.       Such liability or loss was not the result of:

                           i. negligence or misconduct by the TRUSTEES, excluding the INDEPENDENT TRUSTEES, ADVISORS or AFFILIATES; or

                           ii. gross negligence or willful misconduct by the INDEPENDENT TRUSTEES.

                  d. Such indemnification or agreement to hold harmless is recoverable only out of IRET NET ASSETS and not from SHAREHOLDERS.

         2. Notwithstanding anything to the contrary contained in this document or elsewhere, the TRUSTEES, ADVISORS or AFFILIATES and any PERSONS acting as a broker-dealer shall not be indemnified by IRET for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:

                  a. There has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee.

                  b. Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee.

                  c. A court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of IRET were offered or sold as to indemnification for violations of securities laws.

         3. The advancement of IRET funds to the TRUSTEES, ADVISORS or AFFILIATES for legal expenses and other costs incurred for which indemnification is being sought is permissible only if all of the following conditions are satisfied:

                  a. The legal action relates to acts or omissions with respect to the performance of duties or services on behalf of IRET.

                  b. The legal action is initiated by a third party who is not a SHAREHOLDER or the legal action is initiated by a SHAREHOLDER acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement.

                  c. The TRUSTEES, ADVISORS or AFFILIATES undertake to repay the advanced funds to IRET, together with the applicable legal rate of interest thereon, in cases in which such TRUSTEES, ADVISORS or AFFILIATES are found not to be entitled to indemnification.

                                  LEGAL MATTERS

The validity of the Shares of Beneficial Interest offered under the Prospectus, the federal and state tax aspects of the organization and operation of IRET and the Operating Partnership and other legal matters will be passed upon for IRET by Pringle & Herigstad, P.C., Minot, North Dakota. Thomas A. Wentz, Jr., is a shareholder of said law firm (he also serves as a Trustee of IRET). See "Conflicts of Interest."

                                     EXPERTS

The balance sheets of IRET as of April 30, 1998, and April 30, 1999, the statements of income, shareholders' equity, and cash flows for each of the three years in the period ended April 30, 1999, as listed on the Index to Financial Statements on page F-1, included in this Prospectus, have been included herein in reliance on the reports of Brady-Martz & Associates, P.C., Minot, North Dakota, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                GLOSSARY OF TERMS

Unless a different definition is provided immediately following a term used in this documents, the following definitions shall apply:

ADMINISTRATOR: The official or agency administering the Securities laws of a jurisdiction.

ACQUISITION EXPENSES: Expenses including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance, and miscellaneous expenses related to selection and acquisition of properties, whether or not acquired.

ACQUISITION FEE: The total of all fees and commissions paid by any party to any party in connection with making or investing in mortgage loans or the purchase, development or construction of property by IRET. Included in the computation of such fees or commissions shall be any real estate commission, selection fee, DEVELOPMENT FEE, CONSTRUCTION FEE, nonrecurring management fee, loan fees or points or any fee of a similar nature, however designated. Excluded shall be DEVELOPMENT FEES and CONSTRUCTION FEES paid to PERSONS not affiliated with the ADVISOR in connection with the actual development and construction of a project.

ADVISOR: Odell-Wentz & Associates, L.L.C., a North Dakota Limited Liability Company, 12 South Main, Minot, North Dakota, is the advisor. The PERSON responsible for directing or performing the day-to-day business affairs of a REIT, including a PERSON to which an Advisor subcontracts substantially all such functions. To the extent the provisions of this Statement of Policy are germane they shall apply to self-administered REITs.

ADVISORY AGREEMENT: The contract between IRET and the ADVISOR which is summarized in this Prospectus. See "Advisory Agreement."

AFFILIATE:  An AFFILIATE of another PERSON includes any of the following:

   a. any PERSON directly or indirectly owning, controlling, or holding, with power to vote ten percent or more of the outstanding voting securities of such other PERSON.

   b. any PERSON ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other PERSON.

   c. any PERSON directly or indirectly controlling, controlled by, or under common control with such other PERSON.

   d. any executive officer, director, trustee or general partner of such other PERSON.

   e. any legal entity for which such PERSON acts as an executive officer, director, trustee or general partner.

AVERAGE INVESTED ASSETS: For any period the average of the aggregate book value of the assets of IRET invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during such period.

BOARD OF TRUSTEES:  The ten member BOARD OF TRUSTEES of IRET.

COMPETITIVE REAL ESTATE COMMISSION: Real estate or brokerage commission paid for the purchase or sale of a property which is reasonable, customary and competitive in light of the size, type and location of such property.

CONTRACT PRICE FOR THE PROPERTY: The amount actually paid or allocated to the purchase, development, construction or improvement of a property exclusive of ACQUISITION FEES and ACQUISITION EXPENSES.

CONSTRUCTION FEE: A fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide MAJOR REPAIRS OR REHABILITATION to IRET's property.

DECLARATION OF TRUST: The Restated Declaration of Trust dated October 24, 1996, for IRET. The declaration of trust, by-laws, certificate, articles of incorporation or other governing instrument pursuant to which a REIT is organized.

DEVELOPMENT FEE: A fee for the development of IRET's property, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for the specific property, either initially or at a later date.

ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

EXCHANGE RIGHT: The right of limited partners in the OPERATING PARTNERSHIP to exchange their limited partnership UNITS on a one-for-one basis for SHARES of IRET.

FUNDS FROM OPERATIONS: Net income (computed in accordance with Generally Accepted Accounting Principles), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures calculated on the same basis.

GAAP:  Generally Accepted Accounting Principles.

INDEPENDENT EXPERT: A PERSON with no material current or prior business or personal relationship with the ADVISOR or TRUSTEES who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by IRET.

INDEPENDENT TRUSTEE(S): The TRUSTEE(S) of IRET who are not associated and have not been associated within the last two years, directly or indirectly, with the ADVISOR of IRET, or AFFILIATES of the ADVISOR.

   a. A TRUSTEE shall be deemed to be associated with the ADVISOR if he or she:

        -   is employed by the ADVISOR or any of its AFFILIATES; or

        -   is an officer or director of the ADVISOR or any of its AFFILIATES;
            or

        -   performs services, other than as a TRUSTEE, for IRET; or

        - is a TRUSTEE for more than three REITS organized by or advised by the ADVISOR; or

        - has any material business or professional relationship with the ADVISOR, or any of its AFFILIATES.

   b. For purposes of determining whether or not the business or professional relationship is material, the gross revenue derived by the prospective INDEPENDENT TRUSTEE from the ADVISOR and AFFILIATES shall be deemed material per se if it exceeds 5% of the prospective INDEPENDENT
        TRUSTEE'S:

        i. annual gross revenue, derived from all sources, during either of the last two years; or

        ii.  net worth, on a fair market value basis.

   c. An indirect relationship shall include circumstances in which a TRUSTEE'S spouse, parents, children, siblings, mothers-or fathers-in-laws, sons-or daughters-in-laws, or brothers-or sisters-in-law is or has been associated with the ADVISOR, any of its AFFILIATES, or the TRUST.

IRET:  Investors Real Estate Trust, a North Dakota Real Estate Investment Trust.

IRET, INC.:  The general partner of the OPERATING PARTNERSHIP.

IRET, PROPERTIES:  The OPERATING PARTNERSHIP.

IRS:  The United States Internal Revenue Service.

                                                                 Page 75 of 143

LEVERAGE: The aggregate amount of indebtedness of IRET for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

LIMITED PARTNERS: The limited partners of the OPERATING PARTNERSHIP.

NET ASSETS: The total assets (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied.

NET INCOME: For any period total revenues applicable to such period, less the expenses applicable to such period other than additions to reserves for depreciation or bad debts or other similar non-cash reserves. If the ADVISOR receives an incentive fee, NET INCOME, for purposes of calculation TOTAL OPERATING EXPENSES in Section IV.D shall exclude the gain from the sale of the REIT'S assets.

NET OPERATING INCOME: The total gross income from a real estate property, less all operating expenses attributable to that property but excluding interest expense, depreciation and any other non-cash deductions.

OFFERING: The offering of SHARES of beneficial interest of IRET to the public pursuant to this PROSPECTUS.

OFFERING EXPENSES: All expenses incurred by and to be paid from the assets of IRET in connection with registration and offering and distributing its shares to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of the securities under Federal and State laws, including taxes and fees, accountants' and attorneys' fees.

OPERATING PARTNERSHIP: IRET Properties, a North Dakota Limited Partnership.

OPERATING PARTNERSHIP AGREEMENT: The agreement of limited partnership for IRET Properties, a North Dakota Limited Partnership.

PERSON: Any natural persons, partnership, corporation, association, trust, limited liability company or other legal entity.

PROSPECTUS: Shall have the meaning given to that term by Section 2(10) of the Securities Act of 1933, including a preliminary Prospectus; provided however, that such term as used herein shall also include an offering circular as described in Rule 256 of the General Rules and Regulations under the Securities Act of 1933 or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling securities to the public.

REAL ESTATE INVESTMENT TRUST ("REIT"): A corporation, trust, association or other legal entity (other than a real estate syndication) which is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both.

ROLL-UP: A transaction involving the acquisition, merger, conversion, or consolidation either directly or indirectly of the REIT and the issuance of securities of a ROLL-UP ENTITY. Such term does not include:

         a. a transaction involving securities of the REIT that have been for at least 12 months listed on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or

         b. a transaction involving the conversion to corporate, trust, or association form of only the REIT if, as a consequence of the transaction there will be no significant adverse change in any of the following:

                  i.    SHAREHOLDERS' voting rights;

                  ii.   the term of existence of the REIT;

                  iii.  SPONSOR or ADVISOR compensation;

                  iv.   the REIT'S investment objectives.

SHARES: The shares of beneficial interest of IRET being offered under this PROSPECTUS.

SHAREHOLDERS: The registered holders of IRET's SHARES.

SPONSOR: Any PERSON directly or indirectly instrumental in organizing, wholly or in part, a REIT or any PERSON who will control, manage or participate in the management of a REIT, and any AFFILIATE of such PERSON. Not included is any PERSON whose only relationship with the REIT is as that of an independent property manager of REIT assets, and whose only compensation is as such. SPONSOR does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services. A PERSON may also be deemed a SPONSOR of the REIT by:

         a. taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the REIT; either alone or in conjunction with one or more other PERSONS;

         b. receiving a material participation in the REIT in connection with the founding or organizing of the business of the REIT, in consideration of services or property, or both services and property;

         c. having a substantial number of relationships and contacts with the REIT;

         d.       possessing significant rights to control REIT properties;

         e. receiving fees for providing services to the REIT which are paid on a basis that is not customary in the industry; or

         f. providing goods or services to the REIT on a basis which was not negotiated at arms length with the REIT.

TOTAL OPERATING EXPENSES: Aggregate expenses of every character paid or incurred by IRET as determined under Generally Accepted Accounting Principles, including ADVISORS' fees, but excluding:

   a. The expenses of raising capital such as ORGANIZATION AND OFFERING EXPENSES, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and tax incurred in connection with the issuance, distribution, transfer, registration, and stock exchange listing of IRET's SHARES;

   b.   interest payments;

   c.   non-real estate taxes;

   d. non-cash expenditures such as depreciation, amortization and bad debt reserves;

   e. ACQUISITION FEES, ACQUISITION EXPENSES, real estate commissions on resale of property and other expenses connection with the acquisition, disposition, and ownership of real estate interests, mortgage loans, or other property, (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).

TRUSTEE(S): The members of the BOARD OF TRUSTEES which manages IRET.

UNIMPROVED REAL PROPERTY: The real property of IRET which has the following three characteristics:

   a. an equity interest in real property which was not acquired for the purpose of producing rental or other operating income;

   b.   has no development or construction in process on such land;

   c. and no development or construction on such land is planned in good faith to commence on such land within one year.

UNITS: The limited partnership units of the OPERATING PARTNERSHIP.

                          INVESTORS REAL ESTATE TRUST

                               AND SUBSIDIARIES

                              MINOT, NORTH DAKOTA



                       CONSOLIDATED FINANCIAL STATEMENTS

                              FOR THE YEARS ENDED

                         APRIL 30, 1999, 1998 AND 1997

                                      AND

                         INDEPENDENT AUDITOR'S REPORT

                                       F-1

                          INVESTORS REAL ESTATE TRUST
                               AND SUBSIDIARIES
                               TABLE OF CONTENTS


                                                                                                    PAGES
                                                                                                    -----
INDEPENDENT AUDITOR'S REPORT                                                                         F-1


CONSOLIDATED FINANCIAL STATEMENTS

  Consolidated Balance Sheets                                                                    F-4 to F-5

  Consolidated Statements of Operations                                                              F-6

  Consolidated Statements of Shareholders' Equity                                                    F-7

  Consolidated Statements of Cash Flows                                                          F-8 to F-9

  Notes to Consolidated Financial Statements                                                    F-10 to F-24


ADDITIONAL INFORMATION

  Independent Auditor's Report on Additional Information                                            F-26

  Marketable Securities                                                                             F-27

  Supplemental Income Statement Information                                                         F-27

  Real Estate and Accumulated Depreciation                                                      F-28 to F-32

  Investments in Mortgage Loans on Real Estate                                                  F-33 to F-35

  Selected Financial Data                                                                           F-36

  Gain From Property Dispositions                                                                   F-37

  Mortgage Loans Payable                                                                        F-38 to F-39

  Significant Property Acquisitions                                                                 F-40

      Schedules other than those listed above are omitted since they are not required or are not applicable, or the required information is shown in the financial statement or notes thereon.

  Quarterly Results of Consolidated Operations (Unaudited)                                          F-41


                         INDEPENDENT AUDITOR'S REPORT



Board of Trustees
Investor Real Estate Trust
  and Subsidiaries
Minot, North Dakota


We have audited the accompanying consolidated balance sheets of Investors Real Estate Trust and Subsidiaries as of April 30, 1999 and 1998, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years ended April 30, 1999, 1998 and 1997. These consolidated financial statements are the responsibility of the Trust's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis of our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Investors Real Estate Trust and Subsidiaries as of April 30, 1999 and 1998, and the consolidated results of its operations and cash flows for the years ended April 30, 1999, 1998 and 1997, in conformity with generally accepted accounting principles.



BRADY, MARTZ & ASSOCIATES, P.C.

May 26, 1999

                                    F-3
                                                                  Page 81 of 143

                          INVESTORS REAL ESTATE TRUST
                               AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                            APRIL 30, 1999 AND 1998



                                    ASSETS


REAL ESTATE INVESTMENTS                             1999             1998
                                                ------------     ------------
         Property owned                         $295,825,839     $231,416,322
         Less accumulated depreciation           (26,112,399)     (21,516,129)
                                                ------------     ------------
                                                $269,713,440     $209,900,193


         Mortgage loans receivable                10,721,214        3,438,308
         Less discounts and allowances              (123,212)        (127,132)
                                                ------------     ------------
         Total real estate investments          $280,311,442     $213,211,369
                                                ------------     ------------


OTHER ASSETS
         Cash                                   $  3,713,053        2,132,220
         Marketable securities -
                  Held-to-maturity                 2,964,434        3,536,538
         Marketable securities -
                  Available-for-sale                 734,749          720,688
         Accounts receivable                          77,438           55,326
         Real estate deposits                        300,900        2,493,713
         Investment in partnership                         0            6,705
         Prepaid insurance                           216,348          219,871
         Tax and insurance escrow                  1,761,195        1,254,068
         Deferred charges                          1,413,752        1,088,016
                                                ------------     ------------

TOTAL ASSETS                                    $291,493,311     $224,718,514
                                                ------------     ------------
                                                ------------     ------------


                                    F-4
                                                                  Page 82 of 143

                     LIABILITIES AND SHAREHOLDERS' EQUITY


                                                    1999              1998
                                                -------------     ------------
LIABILITIES
         Accounts payable                        $  4,388,270     $  2,847,080
         Notes payable                                      0        1,000,000
         Mortgages payable                        175,071,069      134,059,974
      Investment certificate issued                11,770,136       10,369,561
                                                -------------     ------------
         Total liabilities                       $191,229,475     $148,276,615
                                                -------------     ------------

MINORITY INTEREST OF UNITHOLDERS IN
         OPERATING PARTNERSHIP                   $ 14,480,542     $  8,289,273
                                                -------------     ------------

SHAREHOLDER'S EQUITY

         Shares of beneficial interest
          (unlimited authorization, no
           par value, 19,066,954 shares
           outstanding in 1999 and
           16,391,412 shares outstanding
           in 1998)                                93,095,819       74,708,559
         Accumulated distributions in
           excess of net income                    (7,255,958)      (6,666,555)
         Accumulated other comprehensive
           Income (loss)                              (56,567)         110,622
                                                -------------     -------------
                                                 $ 85,783,294     $ 68,152,626
                                                -------------     -------------

         TOTAL LIABILITIES AND
                  SHAREHOLDERS' EQUITY          $291,493,311      $224,718,514
                                                -------------     ------------
                                                -------------     ------------



THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                           INVESTORS REAL ESTATE TRUST
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                FOR THE YEARS ENDED APRIL 30, 1999, 1998 AND 1997


                                               1999            1998            1997
                                               ----            ----            ----
REVENUE
   Real estate rentals                     $ 38,785,287    $ 31,694,586    $ 22,972,368
   Interest, discounts and fees               1,141,975         712,959         861,613
                                           ------------    ------------    ------------
   Total revenue                           $ 39,927,262    $ 32,407,545    $ 23,833,981
                                           ------------    ------------    ------------
EXPENSES
   Interest                                $ 12,101,981    $ 10,479,104    $  7,638,776
   Depreciation                               5,966,874       4,791,907       3,584,591
   Utilities and maintenance                  6,356,483       5,142,459       3,741,877
   Taxes and insurance                        4,409,762       3,536,147       2,720,495
   Property management                        3,288,267       2,642,977       1,870,435
         expenses
   Advisory and trustee                         927,063         745,907         559,149
         services
   Operating expenses                           320,479         271,738         158,627
   Amortization                                 154,677         106,108          60,588
                                           ------------    ------------    ------------
   Total expense                           $ 33,525,586    $ 27,716,347    $ 20,334,538
                                           ------------    ------------    ------------


OPERATING INCOME                           $  6,401,676    $  4,691,198    $  3,499,443
GAIN ON SALE OF PROPERTIES                    1,947,184         465,499         398,424

MINORITY INTEREST PORTION OF
   OPERATING PARTNERSHIP
       INCOME                                  (744,725)       (141,788)            (18)
                                           ------------    ------------    ------------
NET INCOME                                 $  7,604,135    $  5,014,909    $  3,897,849
                                           ------------    ------------    ------------
                                           ------------    ------------    ------------
Net income per share (basic and diluted)
   Operating income                        $       0.33    $      0.29     $      0.25
   Gain on sale of properties                      0.11           0.03            0.03
                                           ------------    ------------    ------------
   Net income                              $       0.44    $      0.32     $      0.28
                                           ------------    ------------    ------------
                                           ------------    ------------    ------------

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                                    INVESTORS REAL ESTATE TRUST
                                         AND SUBSIDIARIES
                          CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                         FOR THE YEARS ENDED APRIL 30, 1999, 1998 AND 1997


                                                                                   Accumulated
                                                      Shares of    Distributions      Other           Total
                                     Number of       Beneficial    in excess of    Comprehensive   Shareholder's
                                      Shares          Interest      Net Income     Income (Loss)      Equity
BALANCE MAY 1, 1996                   13,258,908    $ 54,263,917    $ (3,551,997)  $           0    $ 50,711,920

Comprehensive income
  Net income                                   0               0       3,897,849               0       3,897,849
  Unrealized gain on
   securities available for sale               0               0               0          86,505          86,505
                                                                                                     ------------
Total comprehensive income                                                                          $  3,984,354

Dividends distributed                          0               0      (5,508,689)              0      (5,508,689)
Dividends reinvested                     554,681       3,579,744               0               0       3,579,744
Sale of shares                         1,403,776       9,025,706               0               0       9,025,706
Shares repurchased                      (276,852)     (1,795,416)              0               0      (1,795,416)
                                     ------------    ------------    ------------    ------------    ------------

BALANCE APRIL 30, 1997                14,940,513    $ 65,073,951    $ (5,162,837)   $     86,505    $ 59,997,619

Comprehensive income
  Net income                                   0               0       5,014,909               0       5,014,909
  Unrealized gain on
    securities available for sale              0               0               0          24,117          24,117
                                                                                                     ------------
Total comprehensive income                                                                          $  5,039,026

Dividends distributed                          0               0      (6,518,627)              0      (6,518,627)
Dividends reinvested                     639,799       4,290,541               0               0       4,290,541
Sale of shares                         1,196,562       8,421,858               0               0       8,421,858
Shares repurchased                      (382,462)     (3,077,791)              0               0      (3,077,791)
                                      ------------    ------------    ------------    ------------   ------------

BALANCE APRIL 30, 1998                16,391,412    $ 74,708,559    $ (6,666,555)   $    110,622    $ 68,152,626

Comprehensive income
  Net income                                   0               0       7,604,135               0       7,604,135
  Unrealized loss on
   securities available for sale               0               0               0        (167,189)       (167,189)
                                                                                                     -------------
Total comprehensive income                                                                          $  7,436,946

Dividends distributed                          0               0      (8,193,538)              0      (8,193,538)
Dividends reinvested                     762,051       5,389,464               0               0       5,389,464
Sales of shares                        2,368,504      16,284,684               0               0      16,284,684
Shares repurchased                      (455,013)     (3,286,888)              0               0      (3,286,888)
                                    ------------    ------------    ------------    ------------    ------------

BALANCE APRIL 30, 1999                19,066,954    $ 93,095,819    $ (7,255,958)   $    (56,567)   $ 85,783,294
                                    ------------    ------------    ------------    ------------    ------------
                                    ------------    ------------    ------------    ------------    ------------


  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                                      INVESTORS REAL ESTATE TRUST
                                           AND SUBSIDIARIES
                                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                           FOR THE YEARS ENDED APRIL 30, 1999, 1998 AND 1997

                                                              1999            1998            1997
                                                          ------------    ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                               $  7,604,135       5,014,909       3,897,849
 Adjustments to reconcile net income to
  net cash provided by operating activities:
         Depreciation and amortization                       6,121,551       4,898,015       3,645,179
         Minority interest portion of operating
            partnership income                                 744,725         141,788              18
         Accretion of discount on contracts                     (2,920)         (5,706)         (7,698)
         Gain on sale of properties                         (1,947,184)       (465,499)       (398,424)
         Interest reinvested in investment certificates        408,097         349,791         288,517
         Changes in other assets and liabilities:
           (Increase) decrease in real estate deposits       2,192,813        (350,000)       (100,000)
           (Increase) decrease in other assets                 (11,884)        377,758        (415,274)
            Increase in tax and insurance escrow              (507,127)         (3,599)        (98,942)
            Increase in deferred charges                      (480,413)       (558,660)       (180,779)
            Increase (decrease) in accounts payable
               and accrued expenses                          1,541,190        (225,991)        (69,119)
                                                          ------------    ------------    ------------
 Net cash provided from operating activities              $ 15,662,983      9,172,806        6,561,327
                                                          ------------    ------------    ------------


CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from maturity of marketable
    securities held-to-maturity                           $    572,104         518,921         356,398
  Principal payments on mortgage loans receivable              372,155         565,359       1,706,202
  Proceeds from sale of property                               435,787       1,482,046               0
  Payments for acquisitions and
     improvement of properties                             (45,325,061)    (22,894,602)    (38,046,177)
 Purchase of marketable securities available-for-sale         (181,250)              0        (596,961)
 Investment in mortgage loans receivable                    (7,655,061)     (2,061,179)     (2,835,212)
                                                          ------------    ------------    ------------
 Net cash used for investing activities                   $(51,781,326)    (22,389,455)    (39,415,750)
                                                          ------------    ------------    ------------


CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from sales of shares, net of issue costs      $ 16,284,684       8,421,858       9,025,706
   Proceeds from investment certificates issued              4,591,528       3,283,248       4,225,004
   Proceeds from mortgages payable                          32,326,973      10,612,652      27,094,270
   Proceeds from short-term lines of credit                          0      12,900,000       8,450,000
   Proceeds from sale of minority interest                           0               0               0
   Repurchase of shares and minority interest units         (3,534,813)     (3,077,791)     (1,795,416)
   Dividends paid                                           (2,804,074)     (2,228,086)     (1,930,439)
   Distributions paid to minority interest unitholders        (791,458)       (179,185)            (16)
   Redemption of investment certificates                    (3,599,050)     (1,450,783)     (2,128,686)
   Principal payments on mortgage loans                     (3,774,614)     (2,751,301)     (2,634,017)
   Payments on short-term lines of credit                   (1,000,000)    (11,900,000)     (8,450,000)
                                                          ------------    ------------    ------------
   Net cash provided from financing activities            $ 37,699,176      13,630,612      31,857,406
                                                          ------------    ------------    ------------

NET INCREASE (DECREASE) IN CASH                           $  1,580,833         413,963        (977,017)

CASH AT BEGINNING OF YEAR                                    2,132,220       1,718,257       2,715,274
                                                          ------------    ------------    ------------
CASH AT END OF YEAR                                       $  3,713,053       2,132,220       1,718,257
                                                          ------------    ------------    ------------
                                                          ------------    ------------    ------------


                                       F-8

                           INVESTORS REAL ESTATE TRUST
                                AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                FOR THE YEARS ENDED APRIL 30, 1999, 1998 AND 1997

                                                             1999          1998          1997
                                                         -----------   -----------   -----------
SUPPLEMENTARY SCHEDULE OF NON-CASH
INVESTING AND FINANCING ACTIVITIES
   Dividends reinvested                                  $ 5,389,464     4,290,541     3,579,744
   Real estate investment and mortgage
    loans receivable acquired through
    assumption of mortgage loans payable
    and accrual of costs                                  12,458,735    10,463,677    19,575,635
  Mortgage loan receivable transferred to
     property owned                                                0     1,161,878     2,810,000
  Proceeds from sale of properties
    deposited directly with escrow agent                   6,863,691     2,870,387       455,329
  Properties acquired through the issuance of minority
     interest units in the operating partnership           6,485,927     8,325,652             0
  Interest reinvested directly in
     investment certificates                                 408,097       349,791       288,517


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid during the year for:
         Interest paid on mortgages                      $10,998,722     9,613,154     6,773,978
         Interest paid on investment certificates            895,214       657,966       508,686
                                                         -----------   -----------   -----------
                                                         $11,893,936    10,271,120     7,282,664
                                                         -----------   -----------   -----------
                                                         -----------   -----------   -----------


    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS


                                            F-9
                                                                  Page 87 of 143

                           INVESTORS REAL ESTATE TRUST
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          APRIL 30, 1999, 1998 AND 1997


NOTE 1 - NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

         NATURE OF OPERATIONS - Investors Real Estate Trust qualifies under
         Section 856 of the Internal Revenue Code as a real estate investment trust. The Trust has properties located primarily throughout the Upper Midwest, with principal offices located in Minot, North Dakota. The Company invests in commercial and residential real estate, real estate contracts, real estate related governmental backed securities (GNMA), and equity securities in other real estate investment trusts. Rental revenue from residential properties represents the major source of revenues for the Trust.

         Effective February 1, 1997, the Trust reorganized its structure in order to convert to Umbrella Partnership Real Estate Investment Trust (UPREIT) status. The Trust established an operating partnership (IRET Properties, a North Dakota Limited Partnership) with a wholly owned corporate subsidiary acting as its sole general partner (IRET, Inc., a North Dakota Corporation). At that date, the Trust transferred substantially all of its assets and liabilities to the operating partnership in exchange for general partnership units.

         The general partner has full and exclusive management responsibility for the real estate investment portfolio owned by the operating partnership. The partnership is operated in a manner that allows IRET to continue its qualification as a real estate investment trust under the Internal Revenue Code.

         All limited partners of the operating partnership have "exchange rights" allowing them, at their option, to exchange their limited partnership units for shares of the Trust on a one for one basis. The exchange rights are subject to certain restrictions including no exchanges for at least one year following the acquisition of the limited partnership units. The operating partnership distributes cash on a quarterly basis in the amounts determined by the Trust which results in each limited partner receiving a distribution equivalent to the dividend received by a Trust shareholder.

         BASIS OF PRESENTATION - The consolidated financial statements include the accounts of Investors Real Estate Trust and all of its subsidiaries in which it maintains a controlling interest. The Trust is the sole shareholder of IRET, Inc. which is the general partner of the operating partnership, IRET Properties. The trust is also the sole shareholder of Miramont - IRET Inc. and Pine Cone - IRET Inc., both of which are invested in real estate. All material intercompany transactions and balances have been eliminated in the consolidated financial statements.

         Prior to May 1, 1998, IRET Properties was also a general partner in six limited partnerships, and due to the immaterial involvement of the limited partners, had substantial influence over their operations. These limited partnership were as follows:

         Eastgate Properties, Ltd.
         Bison Properties, Ltd.
         First Avenue Building, Ltd.
         Sweetwater Properties, Ltd.
         Hill Park Properties, Ltd.
         Colton Heights, Ltd.

The above partnerships were consolidated in prior year financial statements. Effective May 1, 1998, the related partnerships were acquired by IRET Properties through the issuance of operating partnership units as part of UPREIT transactions.
ACCOUNTING POLICIES

USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PROPERTY OWNED - Real estate is stated at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Interest, real estate taxes, and other development costs relating to the acquisition and development of certain qualifying properties are also capitalized. Expenditures for maintenance and repairs which do not add to the value or extend useful lives are charged to expense as incurred.

DEPRECIATION is provided to amortize the cost of individual assets over their estimated useful lives using principally the straight-line method. Useful lives range from 12 years for furniture and fixtures to 20 - 40 years for buildings and improvements.

MORTGAGE LOANS RECEIVABLE are shown at cost less unearned discount. Discounts on contracts are accreted using the straight-line method over the term of the contract which approximates the effective interest method. Deferred gain is recognized as income on the installment method when principal payments are received. Interest income is accrued and reflected in the related balance.

ALLOWANCE FOR LOAN LOSSES - The Trust evaluates the need for an allowance for loan losses periodically. In performing its evaluation, management assesses the recoverability of individual real estate loans by a comparison of their carrying amount with their estimated net realizable value.

MARKETABLE SECURITIES - The Trust's investments in securities are classified as securities "held-to-maturity" and securities "available-for-sale". The securities classified as "available- for-sale" consist of equity shares in other real estate investment trusts and are stated at fair value. Unrealized gains and losses on securities available-for-sale are recognized as direct increases or decreases in shareholders' equity. Cost of securities sold are recognized on the basis of specific identification. The securities classified as "held-to-maturity" consist of Government National Mortgage Association securities for which the Trust has positive intent and ability to hold to maturity. They are reported at cost, adjusted by amortization of premiums and accretion of discounts which are recognized in interest income using the straight line method over the period to maturity which approximates the effective interest method.

         REAL ESTATE DEPOSITS consist of funds held by an escrow agent to be applied toward the purchase of real estate qualifying for gain deferral as a like-kind exchange of property under section 1031 of the Internal Revenue Code. It also consists of earnest money, or "good faith deposits", to be used by the Trust toward the purchase of property or the payment of loan costs associated with loan refinancing.

         INVESTMENT IN PARTNERSHIP - The Trust was accounting for its investment in Chateau Properties, Ltd. under the equity method of accounting, wherein the appropriate portion of the earnings or loss was recognized annually. The Operating Partnership had a general partnership interest in the limited partnership. Chateau Properties, Ltd. had invested in real estate properties. During 1998, the real estate in Chateau Properties, Ltd. was acquired through the issuance of operating partnership units.

         MINORITY INTEREST - Interests in the operating partnerships held by limited partners are represented by operating partnership units. The operating partnerships' income is allocated to holders of units based upon the ratio of their holdings to the total units outstanding during the period. Capital contributions, distributions, and profits and losses are allocated to minority interests in accordance with the terms of the operating partnership agreement.

         NET INCOME PER SHARE - Effective May 1, 1998, the Trust adopted Statement of Financial Accounting Standard No. 128, Earnings Per Share. Basic net income per share is computed using the weighted average number of shares outstanding. There is potential for dilution of net income per share due to the conversion option of operating partnership units. However, basic and diluted net income per share are the same. The computation of basic and diluted net income per share can be found in Note 13.

INCOME TAXES - The Trust intends to continue to qualify as a real estate investment trust as defined by the Internal Revenue Code and, as such, will not be taxed on the portion of the income that is distributed to the shareholders, provided at least 95% of its real estate investment trust taxable income is distributed and other requirements are met. The Trust intends to distribute all of its taxable income and realized capital gains from property dispositions within the prescribed time limits and, accordingly, there is no provision or liability for income taxes shown on the financial statements.

         UPREIT status allows non-recognition of gain by an owner of appreciated real estate if that owner contributes the real estate to a partnership in exchange for a partnership interest. The UPREIT concept was born when the non-recognition provisions of Section 721 of the Internal Revenue Code were combined with "Exchange Rights" which allow the contributing partner to exchange the limited partnership interest received in exchange for the appreciated real estate for the Trust stock. Upon conversion of the partnership units to Trust shares, a taxable event occurs for that limited partner. Income or loss of the operating partnership shall be allocated among its partners in compliance with the provisions of the Internal Revenue Code Section 701(b) and 704(c).

         REVENUE RECOGNITION - Residential rental properties are leased under operating leases with terms generally of one year or less. Commercial properties are leased to tenants for various terms exceeding one year. Lease terms often include renewal options. In addition, a number of the commercial leases provide for a base rent plus a percentage rent based on gross sales in excess of a stipulated amount. Rental income is recognized as it is earned, which is not materially different than on a straight-line basis.

         Profit on sales of real estate shall be recognized in full when real estate is sold, provided:

            a. The profit is determinable, that is, the collectibility of the sales price is reasonably assured or the amount that will be collectible can be estimated.

            b. The earnings process is virtually complete, that is, the seller is not obliged to perform significant activities after the sale to earn the profit.

         Based on the economic climate and the terms of many contracts, the collectibility of the sales price was not reasonably assured as required by generally accepted accounting principles. Consequently, the Trust uses the installment method of accounting for profits on several property sales as it more fairly reflects earned revenue.

         Interest on mortgage loans receivable is recognized in income as it accrues during the period the loan is outstanding. In the case of non-performing loans, income is recognized as discussed in Note 4.

         RECLASSIFICATIONS - Certain previously reported amounts have been reclassified to conform with the current financial statement presentation.

         ACCOUNTING CHANGES - During the year ended April 30, 1999, the Trust adopted SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting and disclosing comprehensive income and its components. Besides net income, SFAS No. 130 requires the reporting of other comprehensive income, defined as revenues, expenses, gains, and losses that under generally accepted accounting principles are not included in net income. Unrealized gains/losses on securities available-for-sale represent the only items presented as other comprehensive income. Comprehensive income is presented in the Consolidated Statements of Shareholders' Equity.

         During the year ended April 30, 1999, the Trust adopted SFAS No 131, "Disclosure About Segments of an Enterprise and Related Information." This statement establishes standards for the way that public business enterprises report information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated by the chief decision makers in deciding how to allocate resources and in assessing performance. Operating segments of the Trust would include commercial and residential rental operations. Generally, segmental information follows the same accounting policies utilized for consolidated reporting, except, certain expenses, such as depreciation, are not allocated to segments for management purposes. See Note 12 for the Trust's disclosure of segment information in compliance with SFAS No. 131.

         THE DIVIDEND REINVESTMENT PLAN is available to all shareholders of the Trust. Under the Dividend Reinvestment Plan, shareholders may elect for their dividends to be used by the plan administrator to acquire additional shares on the NASDAQ Small Cap Market or, if not available, directly from the Trust for approximately 95% of the market price on the date of purchase.


NOTE 2 - OFF-BALANCE-SHEET RISK

         The Trust had deposits at First Western Bank and Bremer Bank which exceeded Federal Deposit Insurance Corporation limits by $3,128,203 and $665,255, respectively, at April 30, 1999


NOTE 3 - PROPERTY OWNED UNDER LEASE

         Property consisting principally of real estate owned under lease is stated at cost less accumulated depreciation and is summarized as follows:


                                                                           April 30, 1999        April 30, 1998
                                                                           --------------        --------------
                   Residential                                          $    228,574,976     $     180,986,906
                     Less accumulated depreciation                           (19,002,784)          (15,449,736)
                                                                        ----------------           -----------
                                                                        $    209,572,192     $     165,537,170
                                                                        ----------------     -----------------

                   Commercial                                           $     67,250 863     $      50,429,416
                     Less accumulated depreciation                            (7,109,615)           (6,066,393)
                                                                        -----------------    ------------------
                                                                        $     60,141,248     $      44,363,023
                                                                        ----------------     -----------------

                   Remaining cost                                       $    269,713,440     $     209,900,193
                                                                        ================     =================



There were no repossessions during the years ended April 30, 1999 and 1998.

         The above cost of residential real estate owned included construction in progress of $7,492,062 and $753,680 as of April 30, 1999 and 1998,
         respectively. As of April 30, 1999 the trust expects to fund approximately $5,000,000 during the upcoming year to complete these construction projects and has a commitment to purchase the Great Plains Software building for approximately $15,000,000. The Trust also has outstanding offers to purchase selected properties as part of their normal operations.

         Construction period interest of $211,882, $220,573 and $269,513 has been capitalized for the years ended April 30, 1999, 1998 and 1997, respectively.

         Residential apartment units are rented to individual tenants with lease terms up to one year. Gross revenues from residential rentals totaled $33,010,126, $27,231,714 and $18,935,111 for the years ended April 20,
         1999, 1998 and 1997, respectively.

         Gross revenues from commercial property rentals totaled $5,775,161, $4,462,872 and $4,037,258 for the years ended April 30, 1999, 1998 and
         1997, respectively. Commercial properties are leased to tenants under terms of leases expiring at various dates through 2013. Lease terms often include renewal options. In addition, a number of the commercial leases provide for a base rent plus a percentage rent based on gross sales in excess of a stipulated amount. Rents based on a percentage of sales totaled $101,032, $28,316 and $16,517 for the years ended April 30, 1999, 1998 and 1997, respectively.

         The future minimum lease payments to be received under these operating leases for the commercial properties as of April 30, 1999, are as follows:


                      Year ending April 30,
                            2000                                            $       8,069,271
                            2001                                                    8,061,284
                            2002                                                    7,289,618
                            2003                                                    6,992,587
                            2004                                                    6,987,797
                            Thereafter                                             67,613,980
                                                                                   ----------
                                                                            $     105,014,537
                                                                            =================



NOTE 4 -  MORTGAGE LOANS RECEIVABLE

Mortgage loans receivable consists of nine contracts which are collateralized by real estate. Contract terms call for monthly payments of principals and interest. Interest rates range from 7 to 10.25%. Mortgage loans receivable have been evaluated for possible losses considering repayment history, market value of underlying collateral, deferred gains and economic conditions.

         Future principal payments due under the mortgage loans contracts as of April 30, 1999 are as follows:

                     Year ending April 30,
                            2000                                            $       9,323,959
                            2001                                                       85,035
                            2002                                                       92,144
                            2003                                                      202,017
                            2004                                                      113,307
                            Later years                                               904,752
                                                                            -----------------
                                                                            $      10,721,214
                                                                            =================


         Details concerning mortgage loans receivable from related parties can be found in Note 10.

         There were no significant non-performing mortgage loans receivable as of April 30, 1999 and 1998. Non-performing loans are recognized as impaired in conformity with FASB Statement No. 114, Accounting by Creditors for Impairment of a Loan. The average balance of impaired loans for the year ended April 30, 1999 and 1998 was not significant. For impairment recognized in conformity with FASB Statement No. 114, the entire change in present value of expected cash flows is reported as bad debt expense in the same manner in which impairment initially was recognized or as a reduction in the amount of bad debt expense that otherwise would be reported. Additional interest income that would have been earned on loans if they had not been non-performing was not significant in 1999, 1998 or 1997. There was no interest income on non-performing loans recognized on a cash basis for 1999, 1998 and 1997.


NOTE 5 - MARKETABLE SECURITIES


         The amortized cost and estimated market values of marketable securities held-to-maturity at April 30, 1999 and 1998 are as follows:

                                                             Gross              Gross
               1999                       Amortized        Unrealized         Unrealized            Fair
                                            Cost             Gains              Losses             Value
                                          ---------------------------------------------------------------------


              ISSUER
                 GNMA                   $     2,964,434   $          34,773  $           21,723   $    2,977,484
                                       ================   =================   =================   ==============

              1998

              ISSUER
                GNMA                   $      3,536,538   $          22,757   $               0   $    3,559,295
                                       ================   =================   =================   ==============


The amortized cost and estimated market values of marketable securities available-for-sale at April 30, 1999 and 1998 are as follows:

              1999                                                           Gross              Gross
                                                        Amortized          Unrealized         Unrealized                  Fair
                                                          Cost               Gains              Losses                    Value
                                                       ---------------------------------------------------------------------------

              Equity shares in
                other REIT's                           $  791,316          $    82,524        $        139,091           $   734,749
                                                       ==========            =========        ================           ===========

              1998

              Equity shares in
                other REIT's                           $  610,666          $  110,6227        $              0           $   720,688
                                                       ==========          ===========        ================           ===========


         There were no realized gains or losses on sales of securities for the years ended April 30, 1999, 1998 and 1997.

         Marketable securities held-to-maturity consists of Governmental National Mortgage Association (GNMA) securities bearing interest from 6.5% to 9.5% with maturity dates ranging from May 15, 2016 to September 15, 2023. The following is a summary of the maturities of securities held-to-maturity at April 30, 1999 and 1998:



                                                                    1999                                            1998
                                           ----------------------------------------------------------------------------------------

                                              Amortized           Fair               Amortized                    Fair
                                                Cost              Value                Cost                       Value
                                              ----------------------------------------------------------------------------------

              Due after 10 years             $  791,316         $  734,749          $  3,536,538            $        3,559,295
                                             ==========         ==========          ============            ==================


NOTE 6 - NOTES PAYABLE

         As of April 30, 1999, the trust had lines of credit available from three financial institutions. An unsecured line of credit was issued by First Western Bank & Trust in the amount of $4,000,000 carrying an interest rate equal to prime and maturing February 1, 2000. A second unsecured line of credit from First International Bank & Trust was issued in the amount of $2,500,000 carrying an interest rate equal to prime and maturing September 15, 1999. A third unsecured line of credit from Bremer Bank was issued in the amount of $5,000,000 carrying an interest rate equal to Bremer Financial Corp.'s reference rate and maturing September 1, 1999. Interest payments are due monthly on all three notes. As of April 30, 1999, the Trust had no unpaid balances on any of their three lines of credit. As of April 30, 1998, the Trust had an unpaid balance of $1,000,000 on the First Western Bank & Trust line of credit and no unpaid balance on the First International Bank & Trust line of credit. The Trust did not have a line of credit available from Bremer Bank as of April 30, 1998.

NOTE 7 - MORTGAGES PAYABLE

         Mortgages payable as of April 30, 1999 included mortgages on properties owned totaling $175,064,346 and mortgages of $6,723 on property sold on contract. The carrying value of the related real estate owned was $198,076,573 and the carrying value of the related mortgage loans receivable was $159,965 as of April 30, 1999.

         Mortgages payable as of April 30, 1998 included mortgages on properties owned totaling $134,012,050 and mortgages of $47,924 on property sold on contract. The carrying value of the related real estate owned was $190,827,346 and the carrying value of the related mortgage loans receivable was $209,260 as of April 30, 1998.

         Monthly installments are due on the mortgages with interest rates ranging from 6.47% to 9.75% and with varying maturity dates through November 30, 2034.

         Of the mortgages payable, the balances of fixed rate mortgages totaled $138,616,556 and $85,899,604, and the balances of variable rate mortgages totaled $36,454,513 and $48,160,370 as of April 30, 1999 and 1998, respectively.

         The aggregate amount of required future principal payments on mortgages payable is as follows:

         Years ending April 30,
                  2000                                          $      4,257,321
                  2001                                                 4,560,488
                  2002                                                 4,897,046
                  2003                                                 8,353,234
                  2004                                                 5,197,797
                  Later years                                        147,805,183
                                                                ----------------
                  Total payments                                $    175,071,069
                                                                ----------------
                                                                ----------------

NOTE 8 - INVESTMENT CERTIFICATES ISSUED

         The Trust has placed investment certificates with the public. The interest rates vary from 6% to 11% per annum, depending on the term of the security. Total securities maturing within fiscal years ending April 30, are shown below. Interest is paid annually, semiannually, or quarterly on the anniversary date of the security.

         DUE IN YEARS ENDING APRIL 30
                  2000                                          $       7,908,954
                  2001                                                    896,483
                  2002                                                    902,368
                  2003                                                    562,451
                  2004                                                  1,466,151
                  Thereafter                                               33,729
                                                                -----------------
                                                                $      11,770,136
                                                                -----------------
                                                                -----------------

                                                                Page 96 of 143
                                      F-18

NOTE 9 - DEFERRED GAIN FROM PROPERTY DISPOSITIONS

         Deferred gain represents gain from property dispositions that have been reported on the installment method. With the installment method of reporting, the proportionate share of the gain is recognized at the point cash is received. Deferred gain recognized on the installment basis was $1,000, $16,713 and $146,361 for the years ended April 30, 1999, 1998 and 1997, respectively.


NOTE 10 - TRANSACTIONS WITH RELATED PARTIES

         Mr. Roger R. Odell and Mr. Thomas A. Wentz, Sr., officers and shareholders of the Trust are partners in Odell-Wentz & Associates, the advisor to the Trust. Under the advisory Contract between the Trust and Odell-Wentz & Associates, the Trust pays an advisor's fee based on the net assets of the Trust and a percentage fee for investigating and negotiating the acquisition of new investments. For the year ended April 30, 1999, Odell-Wentz & Associates received total fees under said agreement of $951,234. The fees for April 30, 1998 were $740,393 and for April 30, 1997 were $667,367.

         For the years ended April 30, 1999, 1998 and 1997, the Trust has capitalized $195,019, $141,468 and $177,834, respectively, of these fees, with the remainder of $756,215, $598,925 and $489,533, respectively, expensed as advisory and trustee fees on the statement of operations. The advisor is obligated to provide office space, staff, office equipment, computer services and other services necessary to conduct the business affairs of the Trust.

         Investors Management and Marketing (IMM) provides property management services to the Trust. Roger R. Odell is a shareholder in IMM. IMM received $609,783, $530,678 and $408,904 for services rendered for years ended April 30, 1999, 1998 and 1997, respectively.

         Inland National Securities is a corporation that provides underwriting services in the sale of additional shares for the Trust. Roger R. Odell is also a shareholder in Inland National Securities. Fees for services totaled $157,392, $171,755 and $291,143 for the years ended April 30, 1999, 1998 and 1997, respectively.

         The Trust paid fees and expense reimbursements to the law firm in which Thomas A. Wentz, Jr. is a partner totaling $33,022, $62,293 and $36,045 for the years ended April 30, 1999, 1998 and 1997, respectively. Thomas
         A. Wentz, Jr. is a trustee of the Trust.

         Investment certificates issued by the Trust to officers and trustees totaled $2,138,758, $1,219,457 and $519,528, at April 30, 1999, 1998
         and 1997, respectively.

         The Trust issued 334,172 limited partnership units at $7.20/unit to Roger R. Odell and C. Morris Anderson upon the completion of the UPREIT transaction with Magic City Realty during the year ended April 30, 1998. Mr. Odell and Mr. Anderson owned all of Magic City Realty. Mr. Anderson is also a trustee of the Trust.

NOTE 11 - MARKET PRICE RANGE OF SHARES

         Since October 17, 1997, Investors Real Estate Trust traded shares on the NASDAQ Small Capital Market. For the year ended April 30, 1998 a total of 812,498 shares were traded in 445 separate trades. The high trade price during the period was 7.41, low was 6.56, and the closing price on April 30, 1998 was 7.12. For the year ended April 30, 1999, a total of

                                                                Page 97 of 143
                                      F-19

         1,862,187 shares were traded in 1,017 separate trades. The high trade price during the period was 14.00, low was 6.50, and the closing price on April 30, 1999 was 7.50.

         Prior to October 17, 1997, Investors Real Estate Trust shares were traded on Over-the- Counter-Market. The price range is as follows:

                                                                       Bid                          Ask
                                                             ---------------------------------------------------
                                                              Low            High           Low             High
                                                             ---------------------------------------------------
              May 1, 1996 to April 30, 1997           $      6.44            6.62           7.00            7.20
              May 1, 1997 to October 17, 1997                6.62            6.85           7.20            7.45

NOTE 12 - SEGMENT DATA

         The following information summarizes the Trust's segment reporting for Residential and Commercial properties along with reconciliations to the consolidated financial statements:


           YEAR ENDING APRIL 30, 1999

                                                   Commercial    Residential          Total
                                                  -----------------------------------------
           Segment revenue
                Rental revenue                    $ 5,775,161    $33,010,126    $38,785,287
           Segment expenses
                Mortgage interest                   2,417,316      8,782,600     11,199,916
                Utilities and maintenance             113,374      6,243,109      6,356,483
                Taxes and insurance                    91,003      4,318,759      4,409,762
                Property management                    60,612      3,227,655      3,288,267
                                                  -----------    -----------    -----------
                                                  $ 2,682,206     22,572,123     25,254,428
                                                  -----------    -----------    -----------
             Segment gross profit                 $ 3,092,856     10,438,003     13,530,859
                                                  -----------    -----------
                                                  -----------    -----------

           Reconciliation to consolidated operations:

              Interest discounts and fee revenue                                  1,141,975
              Other interest expense                                               (902,065)
              Depreciation                                                       (5,966,874)
              Advisory and trust fees                                              (927,063)
              Operating expenses                                                   (320,479)
              Amortization                                                         (154,677)
                                                                               -------------
          Consolidated operating income                                        $  6,401,676
                                                                               -------------
                                                                               -------------

                                                                Page 98 of 143
                                      F-20

     APRIL 30, 1999

                                         Commercial        Residential             Total
                                       --------------------------------------------------

    Segment Assets
         Property owned                  $  67,250,863    $ 228,574,976    $ 295,825,839
         Less accumulated depreciation      (7,109,615)     (19,002,784)     (26,112,399)
                                         -------------    -------------    -------------
    Total consolidated property owned    $  60,141,248    $ 209,572,192    $ 269,713,440
                                         =============    =============    =============


YEAR ENDING APRIL 30, 1998

                                            Commercial      Residential            Total
                                         -------------    -------------    -------------
     Segment revenue
          Rental revenue                 $   5,775,161    $  25,919,425    $  31,694,586
                                         -------------    -------------    -------------
     Segment expenses
         Mortgage interest               $   2,048,990    $   7,665,969    $   9,714,959
         Utilities and maintenance             113,374        5,029,085        5,142,459
         Taxes and insurance                   229,696        3,306,451        3,536,147
         Property management                    50,700        2,592,277        2,642,977
                                         -------------    -------------    -------------
                                         $   2,442,760    $  18,593,782    $  21,036,542
                                         -------------    -------------    -------------
     Segment gross profit                $   3,332,401    $   7,325,643    $  10,658,044
                                         =============    =============

     Reconciliation to consolidated operations:

         Interest discounts and fee revenue                                $    712,959
         Other interest expense                                                (764,145)
         Depreciation                                                        (4,791,907)
         Advisory and trust fees                                               (745,907)
         Operating expenses                                                    (271,738)
         Amortization                                                          (106,108)
                                                                          -------------

        Consolidate operating income                                       $  4,691,198
                                                                          =============

APRIL 30, 1998
                                       Commercial      Residential            Total
                                    -------------     ------------    -------------
 Segment Assets
    Property owned                  $  50,429,416      180,986,906      231,416,322
    Less accumulated depreciation      (6,066,393)     (15,449,736)     (21,516,129)
                                    -------------    -------------    -------------
Total consolidated property owned   $  44,363,023    $ 165,537,170    $ 209,900,193
                                    =============    =============    =============


                                                                  Page 99 of 143
                                      F-21

YEAR ENDING APRIL 30,1997

                                   Commercial   Residential         Total
                                  -----------   -----------   -----------
Segment revenue
      Rental revenue              $ 4,063,284   $18,909,084   $22,972,368
                                  -----------   -----------   -----------


Segment expenses
      Mortgage interest             1,670,216     5,406,681     7,076,897
      Utilities and maintenance       254,248     3,487,629     3,741,877
      Taxes and insurance             225,810     2,494,685     2,720,495
      Property management              45,249     1,825,186     1,870,435
                                  -----------   -----------   -----------
                                  $ 2,195,523   $13,214,181   $15,409,704
                                  -----------   -----------   -----------


 Segment gross profit             $ 1,867,761   $ 5,694,903   $ 7,562,664
                                  ===========   ===========

 Reconciliation to consolidated operations:

      Interest discounts and fee revenue                          861,613
      Other interest expense                                     (561,879)
      Depreciation                                             (3,584,591)
      Advisory and trust fees                                    (559,149)
      Operating expenses                                         (158,627)
      Amortization                                                (60,588)
                                                              -----------

Consolidated operating income                                 $ 3,499,443
                                                              ===========

APRIL 30, 1997
                                        Commercial      Residential            Total
                                     -------------    -------------    -------------
Segment Assets
     Property owned                  $  42,241,096    $ 149,643,413    $ 191,884,509
     Less accumulated depreciation      (5,102,464)     (11,845,692)     (16,948,156)
                                     -------------    -------------    -------------
Total consolidated property owned    $  37,138,632    $ 137,797,721    $ 174,936,353
                                     =============    =============    =============


                                                                Page 100 of 143
                                      F-22

NOTE 13 - EARNINGS PER SHARE

         Basic earnings per share are computed by dividing the earnings available to stockholders by the weighted average number of shares outstanding during the period. Diluted earnings per share reflect per share amounts that would have resulted if potential dilutive securities had been converted to shares. Operating partnership units can be exchanged for shares on a one for one basis. The following tables reconciles amounts reported in the consolidated financial statements for the years ended April 30, 1999, 1998, and 1997:

                                                          1999          1998          1997
                                                   -----------   -----------   -----------
NUMERATOR
     Net income applicable to shares               $ 7,604,135   $ 5,014,909   $ 3,897,849
                                                   ===========   ===========   ===========

     Numerator for basic earnings per share          7,604,135     5,014,909     3,897,849
     Minority interest portion of operating
       partnership income                              744,725       141,788            18
                                                   -----------   -----------   -----------
     Numerator for diluted earnings per share      $ 8,348,860   $ 5,156,697   $ 3,897,867
                                                   -----------   -----------   -----------

DENOMINATOR
     Denominator for basic earnings per share
         Weighted average shares                    17,441,976    15,636,214    14,044,467

     Effect of dilutive securities
         Convertible operating partnership units     1,662,489       417,445            13
                                                   -----------   -----------   -----------
     Denominator for diluted earnings per share     19,104,465    16,053,659    14,044,480
                                                   -----------   -----------   -----------

     Basic earnings per share                      $      0.44   $      0.32   $      0.28
                                                   ===========   ===========   ===========

     Diluted earnings per share                    $      0.44   $      0.32   $      0.28
                                                   ===========   ===========   ===========



                                                                 Page 101 of 143
                                      F-23

NOTE 14 - FAIR VALUE OF FINANCIAL INSTRUMENTS

         The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

            Mortgage loans receivable - Fair values are based on the discounted value of future cash flows expected to be received for a loan using current rates at which similar loans would be made to borrowers with similar credit risk and the same remaining maturities.

            Cash - The carrying amount approximates fair value because of the short maturity of those instruments.

            Marketable securities - The fair values of these instruments are estimated based on quoted market prices for these instruments.

            Notes payable - The carrying amount approximates fair value because of the short maturity of those notes.

            Mortgages payable - For variable rate loans that re-price frequently, fair values are based on carrying values. The fair value of fixed-rate loans is estimated based on the discounted cash flows of the loans using current market rates.

            Investment certificates issued - The fair value is estimated using a discounted cash flow calculation that applies interest rates currently being offered on deposits with similar remaining maturities.

            Accrued interest payable - The carrying amount approximates fair value because of the short-term nature of which interest will be paid.

         The estimated fair values of the Company's financial instruments are as follows:

                                                              1999                          1998
                                                     -------------------------------------------------------
                                                     Carrying       Fair            Carrying       Fair
                                                     Amount         Value           Amount         Value
                                                     -------------------------------------------------------
FINANCIAL ASSETS
  Mortgage loan receivable                         $ 10,721,214   $ 10,721,214   $  3,438,308   $  3,438,308
  Cash                                                3,713,053      3,713,053      2,132,220      2,132,220
  Marketable securities
    held-to-maturity                                  2,964,434      2,977,484      3,536,538      3,559,295
  Marketable securities
    available-for-sale                                  734,749        734,749        720,688        720,688

FINANCIAL LIABILITIES
  Notes payable                                    $          0   $          0   $  1,000,000   $  1,000,000
  Mortgages payable                                 175,071,069    175,561,542    135,059,974    129,354,699
  Investment certificates issued                     11,770,136     11,619,938     10,369,561     10,202,603
  Accrued interest payable                            1,428,222      1,428,222      1,220,177      1,220,177



                                                                 Page 102 of 143
                                      F-24

                              ADDITIONAL INFORMATION




                                                                 Page 103 of 143
                                      F-25

             INDEPENDENT AUDITOR'S REPORT ON ADDITIONAL INFORMATION





Board of Trustees
Investor Real Estate Trust
  and Subsidiaries
Minot, North Dakota


Our report on our audit of the basic consolidated financial statements of Investors Real Estate Trust and Subsidiaries for the years ended April 30, 1999, 1998 and 1997, appears on page 1. Those audits were made for the purpose of forming an opinion on such consolidated financial statements taken as a whole. The information on pages 24 through 38 related to the 1999, 1998 and 1997 consolidated financial statements is presented for purposes of additional analysis and is not a required part of the basic consolidated financial statements. Such information, except for information on page 39 that is marked "unaudited" on which we express no opinion, has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements, and, in our opinion, the information is fairly stated in all material respects in relation to the basic consolidated financial statements for the years ended April 30, 1999, 1998 and 1997, taken as a whole.

We also have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheets of Investors Real Estate Trust and Subsidiaries as of April 30, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the two years ended April 30, 1996 and 1995, none of which is presented herein, and we expressed unqualified opinions on those consolidated financial statements. In our opinion, the information on page 34 relating to the 1996 and 1995 consolidated financial statements is fairly stated in all material respects in relation to the basic consolidated financial statements from which is has been derived.




BRADY, MARTZ & ASSOCIATES, P.C.

May 26, 1999



                                                                 Page 104 of 143
                                      F-26

                           INVESTORS REAL ESTATE TRUST
                                AND SUBSIDIARIES
                             APRIL 30, 1999 AND 1998



Schedule I
MARKETABLE SECURITIES

                                       April 30, 1999                                 April 30, 1998
                            -------------------------------------------------------------------------------------
                               Principal                                     Principal
                                  Amount                Market                 Amount                 Market
                            -------------------------------------------------------------------------------------
GNMA Pools                  $       2,964,434     $       2,977,484       $       3,536,538     $       3,559,295
                            =====================================================================================




                                 Cost                 Market                  Cost                  Market
                            -------------------------------------------------------------------------------------
Equity shares in
  other REIT's              $         791,316     $         734,749       $         610,066     $         720,688
                            =====================================================================================




                         INVESTORS REAL ESTATE TRUST
                              AND SUBSIDIARIES
              FOR THE YEARS ENDED APRIL 30, 1999, 1998 AND 1997



Schedule X
SUPPLEMENTAL INCOME STATEMENT INFORMATION

                                                                   Charged to Costs and Expenses
                                                  -------------------------------------------------------------
                                                       1999                  1998                  1997
                                                  -------------------------------------------------------------
ITEM
  Maintenance and repairs                         $       3,470,202     $       2,832,772    $        1,812,496
  Taxes, other than payroll and
    income taxes
      Property taxes                                      4,025,560             3,162,656             2,515,631
  Royalties                                                   *                     *                     *
  Advertising costs                                           *                     *                     *



*Less than 1 percent of total revenues



                                                                Page 105 of 143
                                     F-27

                                                    INVESTORS REAL ESTATE TRUST
                                                          AND SUBSIDIARIES
                                                           APRIL 30, 1999

Schedule XI
REAL ESTATE AND ACCUMULATED DEPRECIATION

                                                                                   COST CAPITALIZATION
                                                    INITIAL COST TO TRUST       SUBSEQUENT TO ACQUISITION
                                                 ---------------------------   ---------------------------
                                                                 BUILDING &                      CARRYING
APARTMENTS                        ENCUMBRANCES       LAND       IMPROVEMENTS   IMPROVEMENTS       COSTS
----------                        ------------   ------------   ------------   ------------   ------------
1112 32ND AVE SW                  $    354,903   $     50,000   $    543,147   $     21,605   $          0
177 10TH AVE E-DICKINSON, ND           221,575         40,000        318,109         76,470              0
405 GRANT AVE-HARVEY, ND                     0         13,584        157,211         54,914              0
4301-4313 9TH AVE SW-FARGO, ND         415,847         52,870        908,727         58,694              0
BEULAH CONDOS ND                             0          6,360        336,589        128,500              0
BISON PROPERTIES                             0         38,581        333,394        197,808              0
CANDLELIGHT APTS-FARGO, ND             473,605         80,040        757,977         61,075              0
CASTLE ROCK-BILLINGS, MT             3,946,539        736,000      4,375,683        561,514              0
CENTURY APTS-DICKINSON, ND           1,481,672        100,000      1,564,598        459,683              0
CENTURY APTS-WILLISTON, ND           2,508,160        200,000      3,166,750        542,834              0
CHATEAU APTS-MINOT, ND               1,625,659        122,000      2,242,090         42,020              0
CLEARWATER APTS-BOISE, ID            2,652,705        585,000      3,189,463         47,736              0
COUNTRY MEADOWS-BILLINGS, MT         2,609,222        245,624      3,638,442          9,855        120,821
COUNTRY MEADOWS PHASE II                     0        245,623      1,897,131              0              0
COLTON HEIGHTS-MINOT, ND               313,877         80,000        734,286        111,759              0
COTTONWOOD LAKE-BISMARCK, ND         2,792,497      1,055,862      8,027,224        763,951        114,353
CRESTVIEW APTS-BISMARCK, ND          3,360,790        235,000      4,290,031        274,576              0
EASTGATE PROPERTIES                          0         23,917      1,490,181        530,188              0
FOREST PARK ESTATES-G FORKS          3,849,741        810,000      5,579,164        731,736              0
HERITAGE MANOR-ROCHESTER, MN         5,014,255        403,256      6,967,952         50,769              0
HILL PARK PROPERTIES                 1,365,554        224,750      2,562,296        237,113              0
IBM LAND-ROCHESTER, MN                       0         11,871              0              0              0
IVY CLUB-VANCOUVER, WA               7,079,422      1,274,000      9,973,755        448,913              0
JENNER PROPERTIES                    1,298,052        220,000      2,077,500        215,668              0
KIRKWOOD APTS-BISMARCK, ND           2,205,000        449,290      2,729,745        408,247              0
LEGACY APTS-GRAND FORKS, ND          6,404,073      1,361,855      8,886,258        360,264        224,180
LEGACY UNDERGROUND-G FORKS                   0        725,277      2,260,345              0              0
MAGIC CITY APTS, MINOT, ND           2,546,829        532,000      4,738,000        158,774              0
MANDAN APTS, MANDAN, ND                    818         20,000        236,500         32,921              0
MEADOWS-JAMESTOWN-INS. CLAIM                 0              0      1,334,976              0              0
MEADOWS-JMSTWN-NEW CONST                     0        167,325        452,685              0              0
MIRAMONT APTS-FT. COLLINS, CO       11,481,696      1,470,000     12,765,460         49,715              0
NEIGHBORHOOD APTS-CO SPRINGS         7,291,069      1,033,592      9,811,600        251,991              0
NORTH POINTE, BISMARCK, ND           1,678,718        143,500      1,996,726        139,262        123,687
OAK MANOR APTS-DICKINSON, ND                 0         25,000        225,000        100,484              0
OAKWOOD ESTATES-SIOUX FALLS, SD      2,090,133        342,800      2,783,950        418,581              0
OXBOW-SIOUX FALLS, SD                3,311,700        404,072      4,494,441         90,760              0
PARK EAST APTS-FARGO, ND             3,466,359         83,000      4,082,665        785,662              0
PARK MEADOWS-WAITE PARK, MN          7,753,474      1,143,450      9,099,297        898,267              0
PARKWAY APTS-BEULAH, ND                      0          7,000         40,738         74,320              0
PINE CONE APTS-FT. COLLINS, CO      10,472,304        904,545     12,167,093        145,282              0
POINTE WEST APTS-MINOT, ND           2,372,322        240,000      3,537,775        179,566              0
PRAIRIE WINDS APTS-S FALLS, SD       1,307,534        144,097      1,816,011         27,567              0
ROCKY MEADOWS 96-BILLINGS, MT        2,788,609        655,985      5,484,735        428,596        103,378
ROSEWOOD/OAKWOOD-S. FALLS            1,243,428        200,000      1,738,245          9,690              0
SOUTH POINTE-MINOT, ND               6,418,627        550,000      9,151,175        191,819        402,672
SOUTHVIEW APTS-MINOT, ND                     0        185,000        468,585         59,543              0
SOUTHWIND APTS-GRAND FORKS, ND       4,048,673        400,000      5,033,683        278,671              0
SWEETWATER PROPERTIES                  162,315         90,767      1,208,847        539,077              0
VAN MALL WOODS, VANCOUVER, WA        4,031,894        600,000      5,421,312         13,036              0
VIRGINIA APTS-MINOT, ND                      0         37,600        163,036         30,527              0
WEST STONEHILL-ST CLOUD, MN          7,799,243        939,000     10,167,355        386,329              0
WESTWOOD PARK-BISMARCK, ND           1,254,294        161,114      1,717,304        249,443              0
WOODRIDGE APTS-ROCHESTER, MN         4,177,096        370,000      6,028,096        135,915              0
                                  ------------   ------------   ------------   ------------   ------------
                                  $135,670,283   $ 20,240,607   $195,173,588   $ 12,071,690   $  1,089,091
                                  ------------   ------------   ------------   ------------   ------------

                                      F-28

                                                    INVESTORS REAL ESTATE TRUST
                                                          AND SUBSIDIARIES
                                                           APRIL 30, 1999
Schedule XI
REAL ESTATE AND ACCUMULATED DEPRECIATION

                                                                                                              LIFE ON WHICH
                                                                                                              LATEST INCOME
                                                  BUILDINGS &                  ACCUMULATED       DATE          STATEMENT IS
APARTMENTS                           LAND        IMPROVEMENTS       TOTAL      DEPRECIATION    ACQUIRED          COMPUTED
----------                        ------------   ------------   ------------   ------------   ----------   ---------------------
1112 32ND AVE SW                  $     50,000   $    564,752   $    614,752   $     49,252         1996       24-40 YEARS
177 10TH AVE E DICKINSON                40,278        394,301        434,579         82,205         1989       24-40 YEARS
405 GRANT AVE HARVEY                    14,674        211,036        225,710         37,196         1991       24-40 YEARS
4301-4313 9TH AVE SW FARGO              68,868        951,423      1,020,291        252,252         1988        5-40 YEARS
BEULAH CONDOS ND                        78,339        393,110        471,449        323,402         1983       15-40 YEARS
BISON PROPERTIES                        38,581        531,202        569,783         43,202         1972       25-40 YEARS
CANDLELIGHT APTS FARGO                  80,040        819,052        899,092        128,130         1993       24-40 YEARS
CASTLE ROCK BILLINGS                   736,000      4,937,197      5,673,197         46,470         1999        40 YEARS
CENTURY APTS DICKINSON                 126,738      1,997,543      2,124,281        607,904         1986       35-40 YEARS
CENTURY APTS WILLISTON                 274,971      3,634,613      3,909,584      1,263,633         1986       35-40 YEARS
CHATEAU APTS MINOT                     122,000      2,284,110      2,406,110         60,360         1997       12-40 YEARS
CLEARWATER BOISE                       585,000      3,237,199      3,822,199         50,368         1999        40 YEARS
COUNTRY MEADOWS BILLINGS               245,624      3,769,118      4,014,742        135,691         1996        40 YEARS
COUNTRY MEADOWS PHASE II               245,623      1,897,131      2,142,754              0         1999   N/A-CONST IN PROGRESS
COLTON HEIGHTS PROPERTIES               80,095        845,950        926,045        364,965         1984       33-40 YEARS
COTTONWOOD LAKE BISMARCK             1,055,862      8,905,528      9,961,390        172,173         1997        40 YEARS
CRESTVIEW APTS BISMARCK                235,000      4,564,607      4,799,607        610,281         1994       24-40 YEARS
EASTGATE PROPERTIES                     28,639      2,015,647      2,044,286      1,376,073         1970       33-40 YEARS
FOREST PARK ESTS G FORKS               811,954      6,308,946      7,120,900        966,124         1993       24-40 YEARS
HERITAGE MANOR ROCHESTER               403,256      7,018,721      7,421,977        124,570         1999         40 YEARS
HILL PARK PROPERTIES                   245,653      2,778,506      3,024,159      1,207,552         1985       33-40 YEARS
IBM LAND ROCHESTER                      11,871              0         11,871              0         1999         N/A LAN
IVY CLUB VANCOUVER                   1,274,000     10,422,668     11,696,668         54,423         1999         40 YEARS
JENNER PROPERTIES                    1,357,209      1,155,959      2,513,168         98,005         1996         40 YEARS
KIRKWOOD APTS BISMARCK                 449,290      3,137,992      3,587,282        130,417         1997       12-40 YEARS
LEGACY APTS GRAND FORKS              1,361,855      9,470,702     10,832,557        507,423         1996       24-40 YEARS
LEGACY UNDERGROUND G FORKS             725,277      2,260,345      2,985,622              0         1997   N/A-CONST IN PROGRESS
MAGIC CITY APTS MINOT                  532,000      4,896,774      5,428,774        186,966         1997       12-40 YEARS
MANDAN APTS MANDAN                      20,000        269,671        289,671         58,649         1989       24-40 YEARS
MEADOWS JMSTWN-INS CLAIM                     0      1,334,976      1,334,976              0         1999   N/A-CONST IN PROGRESS
MEADOWS JMSTWN-NEW CONST               167,325        452,685        620,010              0         1999   N/A-CONST IN PROGRESS
MIRAMONT APTS FT COLLINS             1,470,000     12,815,175     14,285,175        801,792         1996        40 YEARS
NEIGHBORHOOD APTS CO SPRING          1,033,592     10,063,591     11,097,183        640,191         1996        40 YEARS
NORTH POINTE 49 BISMARCK               143,500      2,259,675      2,403,175        195,742         1995       24-40 YEARS
OAK MANOR APTS DICKINSON                29,012        321,472        350,484         63,163         1989       24-40 YEARS
OAKWOOD ESTS SIOUX FALLS               342,800      3,202,531      3,545,331        496,449         1993       24-40 YEARS
OXBOW SIOUX FALLS                      404,073      4,585,200      4,989,273        512,778         1994       24-40 YEARS
PARK EAST APTS FARGO                    83,000      4,868,327      4,951,327        142,292         1997       12-40 YEARS
PARK MEADOWS WAITE PARK              1,143,450      9,997,564     11,141,014        645,662         1997        40 YEARS
PARKWAY APTS BEULAH                     11,816        110,242        122,058         17,555         1988        5-40 YEARS
PINE CONE APTS FT COLLINS              904,545     12,312,375     13,216,920      1,226,183         1994        40 YEARS
POINTE WEST APTS MINOT                 240,000      3,717,341      3,957,341        498,446         1994       24-40 YEARS
PRAIRIE WINDS APTS S FALLS             144,097      1,843,577      1,987,674        296,874         1993       24-40 YEARS
ROCKY MEADOWS 96 BILLINGS              655,985      6,016,710      6,672,695        377,901         1996        40 YEARS
ROSEWOOD/OAKWOOD S FALLS               200,000      1,747,935      1,947,935        108,851         1996        40 YEARS
SOUTH POINTE MINOT                     275,000     10,020,666     10,295,666        721,002         1995       24-40 YEARS
SOUTHVIEW APTS MINOT                   185,000        528,128        713,128         60,658         1994       24-40 YEARS
SOUTHWIND APTS G FORKS                 409,892      5,302,462      5,712,354        456,706         1996       24-40 YEARS
SWEETWATER PROPERTIES                   94,270      1,744,421      1,838,691      1,012,925         1972       5-40 YEARS
VAN MALL WOODS VANCOUVER               600,000      5,434,347      6,034,347         73,671         1999        40 YEARS
VIRGINIA APTS MINOT                     37,600        193,563        231,163         68,508         1987     27 1/2-40 YEARS
WEST STONEHILL ST. CLOUD               939,000     10,553,684     11,492,684        923,809         1995        40 YEARS
WESTWOOD PARK BISMARCK                 161,114      1,966,747      2,127,861         35,926         1999        40 YEARS
WOODRIDGE APTS ROCHESTER               370,000      6,164,011      6,534,011        388,014         1996        40 YEARS
                                  ------------   ------------   ------------   ------------
                                  $ 21,343,768   $207,231,208  $ 228,574,976  $  19,002,784
                                  ------------   ------------   ------------   ------------
                                  ------------   ------------   ------------   ------------

                                      F-29

                           INVESTORS REAL ESTATE TRUST
                                AND SUBSIDIARIES
                                 APRIL 30, 1999

Schedule XI
REAL ESTATE AND ACCUMULATED DEPRECIATION

                                                                                                        COST CAPITALIZATION
                                                                 INITIAL COST TO TRUST            SUBSEQUENT TO ACQUISITION
                                                              ---------------------------   -------------------------------
                                                                             BUILDING &                       CARRYING
OFFICE BUILDINGS                               ENCUMBRANCES       LAND       IMPROVEMENTS   IMPROVEMENTS        COSTS
----------------                              ------------    ------------   ------------   ------------   ------------
1ST AVENUE BUILDING                           $           0   $     30,000   $    219,496   $    589,341   $          0
401 SOUTH MAIN MINOT                                      0         70,600        334,308        204,211              0
408 1ST ST SE MINOT                                       0         10,000         34,836          2,072              0
CREEKSIDE OFFICE BLDG BILLINGS                    1,210,759        311,310      1,088,149        285,459              0
LESTER CHIROPRACTIC CLINIC                                0         25,000        243,916              0              0
WALTERS 214 S MAIN MINOT                                  0         27,055         76,076          8,809              0
                                               ------------   ------------   ------------   ------------   ------------
                                               $  1,210,759   $    473,965   $  1,966,781   $  1,089,892   $          0
                                               ------------   ------------   ------------   ------------   ------------


COMMERCIAL
----------
AMERICA'S BEST FURNITURE                       $  3,453,722   $    765,000   $  4,874,576   $    152,606   $          0
AMERITRADE OMAHA, NE                              6,150,000        326,500      7,873,500         83,977              0
ARROWHEAD SHOPPING CENTER                                 0        100,359      1,063,925      1,666,880              0
BARNES & NOBLE FARGO                              2,032,279        540,000      2,752,012              0              0
BARNES & NOBLE OMAHA                              2,201,636        600,000      3,099,101              0              0
CARMIKE THEATRE GRAND FORKS                       1,945,022        183,515      2,225,585         69,569         67,068
COMPUTER CITY KENTWOOD, MI                        1,456,644        225,000      1,888,574              0              0
CORNER C-STORE MINOT                                869,944        195,000        999,432          5,910              0
EDGEWOOD VISTA BILLINGS                             705,332        130,000        837,405         12,813              0
EDGEWOOD VISTA E. GRAND FORKS                       605,008         25,000        874,821              0              0
EDGEWOOD VISTA MINOT                              4,248,353        260,000      1,835,335      4,180,596              0
EDGEWOOD VISTA MISSOULA                             609,135        108,900        853,528              0              0
EDGEWOOD VISTA SIOUX FALLS                          707,751        130,000        838,366          6,373              0
GREAT PLAINS SOFTWARE FARGO                               0        125,501        283,199              0              0
HUTCHINSON TECH S FALLS                           3,177,752        244,800      4,029,426        154,800              0
LINDBERG BLDG EDEN PRAIRIE                        1,178,965        198,000      1,154,404        103,385              0
MINOT PLAZA MINOT                                         0         50,000        452,898          6,181              0
PETCO FARGO                                       1,058,364        324,148        873,080         54,461         27,245
PIONEER SEED MOORHEAD                               278,123         56,925        548,075         48,876              0
STONE CONTAINER FARGO                             2,884,434        440,251      4,319,924        149,155         89,156
SUPERPUMPER CROOKSTON                                     0         13,125        214,153        201,499              0
SUPERPUMPER GRAND FORKS                                   0         80,000        405,007              0              0
SUPERPUMPER LANGDON                                       0         59,674        151,500         28,038              0
SUPERPUMPER SIDNEY                                        0         12,000        108,600              0              0
VIROMED EDEN PRAIRIE                              3,120,000        666,000      4,160,310         37,324              0
WEDGEWOOD SWEETWATER, GA                          1,500,840        334,346      2,475,655      1,161,878              0
                                               ------------   ------------   ------------   ------------   ------------
                                               $ 38,183,304   $  6,194,044   $ 49,188,391   $  8,124,321   $    183,469
                                               ------------   ------------   ------------   ------------   ------------
TOTALS                                         $175,064,346   $ 26,908,616   $246,358,760   $ 21,285,903   $  1,272,560
                                               ============   ============   ============   ============   ============



                                                                Page 108 of 143
                                      F-30

                           INVESTORS REAL ESTATE TRUST
                                AND SUBSIDIARIES
                                 APRIL 30, 1999

Schedule XI
REAL ESTATE AND ACCUMULATED DEPRECIATION

                                                                                                 LIFE ON WHICH
                                                                                                 LATEST INCOME
                                         BUILDINGS &                    ACCUMULATED   DATE       STATEMENT IS
OFFICE BUILDINGS               LAND      IMPROVEMENTS       TOTAL      DEPRECIATION   ACQUIRED     COMPUTED
----------------          ------------   ------------   ------------   ------------   --------   --------------
         IS COMPUTED
         -----------
1ST AVENUE BUILDING       $     67,710   $    771,127   $    838,837   $    340,708        1981     33-40 YEARS
401 SOUTH MAIN MINOT            70,722        538,397        609,119        138,716        1987     24-40 YEARS
408 1ST STREET SE MINOT         10,016         36,892         46,908         23,918        1986     19-40 YEARS
CREEKSIDE OFFICE BLDG          311,310      1,373,608      1,684,918        233,355        1992     40 YEARS
LESTER CHIROPRACTIC             25,000        243,917        268,917         64,206        1988     40 YEARS
WALTERS 214 S MAIN              27,829         84,110        111,939         76,556        1978     20-40 YEARS
                          ------------   ------------   ------------   ------------
                          $    512,587   $  3,048,051   $  3,560,638   $    877,459
                          ------------   ------------   ------------   ------------

COMMERCIAL
----------
AMERICA'S BEST            $    765,000   $  5,027,182   $  5,792,182   $    672,263        1994     40 YEARS
AMERITRADE OMAHA               326,500      7,957,477      8,283,977          8,289        1999     40 YEARS
ARRWHD SHOPPING CTR            100,411      2,730,753      2,831,164      2,147,694        1973     15 1/2- 40 YEARS
BARNES & NOBLE FARGO           540,000      2,752,012      3,292,012        309,601        1994     40 YEARS
BARNES & NOBLE OMAHA           600,000      3,099,101      3,699,101        271,171        1995     40 YEARS
CARMICKE THEATRE               183,516      2,362,221      2,545,737        265,687        1994     40 YEARS
COMPUTER CITY                  225,000      1,888,574      2,113,574        118,036        1996     40 YEARS
CORNER C-STORE                 195,000      1,001,342      1,196,342         21,904        1999     40 YEARS
EDGEWD V BILLINGS              130,000        850,218        980,218         18,504        1999     40 YEARS
EDGEWD V E G FORKS             630,608        269,213        899,821         39,175        1997     40 YEARS
EDGEWD V MINOT                 260,000      6,015,931      6,275,931        227,907        1997     40 YEARS
EDGEWD V MISSOULA              108,900        853,528        962,428         53,346        1997     40 YEARS
EDGEWD V SIOUX FALLS           130,000        844,739        974,739         18,437        1999     40 YEARS
GT PLAINS SOFTWARE             125,501        283,199        408,700              0        1998   N/A-CONST IN PROGRESS
HUTCHINSON TECH                244,800      4,184,226      4,429,026        672,223        1993     40 YEARS
LINDBERG BLDG EDEN             198,000      1,257,789      1,455,789        226,447        1992     40 YEARS
MINOT PLAZA                     50,000        459,079        509,079         74,132        1993     40 YEARS
PETCO FARGO                    324,148        954,786      1,278,934        106,679        1994     40 YEARS
PIONEER SEED MRHD               56,925        596,951        653,876        107,107        1992     40 YEARS
STONE CONTAINER                440,251      4,558,235      4,998,486        396,231        1995     40 YEARS
SPRPUMPER CROOKSTON             13,125        415,652        428,777         90,248        1988     40 YEARS
SPRPUMPER G FORKS               80,000        405,007        485,007         86,064        1991     40 YEARS
SPRPUMPER LANGDON               59,674        179,538        239,212         62,067        1987     31 1/2- 40 YEARS
SPRPUMPER SIDNEY                12,000        108,600        120,600         17,648        1993     40 YEARS
VIROMED EDEN PRAIRIE           666,000      4,197,634      4,863,634         21,787        1999     40 YEARS
WEDGEWD SWEETWATER             334,346      3,637,533      3,971,879        199,509        1996     40 YEARS
                          ------------   ------------   ------------   ------------
                          $  6,799,705   $ 56,890,520   $ 63,690,225    $ 6,232,156
                          ------------   ------------   ------------   ------------
TOTALS                    $ 28,656,060   $267,169,779   $295,825,839   $ 26,112,399
                          ============   ============   ============   ============




                                                                Page 109 of 143
                                      F-31

                           INVESTORS REAL ESTATE TRUST
                                AND SUBSIDIARIES
                                 APRIL 30, 1999



Schedule XI
REAL ESTATE AND ACCUMULATED DEPRECIATION


Reconciliations of total real estate carrying value for the three years ending April 30, 1999, 1998 and 1997 are as follows:


                                                        1999                  1998                 1997
                                                        -------------------------------------------------------
Balance at beginning of year                      $    231,416,322      $    191,884,509     $     131,447,734
Additions during year
  - acquisitions                                        62,455,508             39,014,23            59,377,674
  - improvements and other                               4,780,853             1,463,878               635,791
                                                  ----------------      ----------------     -----------------
                                                  $    298,652,683      $    232,687,071     $     192,289,286
Deductions during year
  - cost of real estate sold                            (2,826,844)           (1,270,749)             (404,777)
                                                  ---------------       -----------------     ----------------
Balance at close of year                          $    295,825,839      $    231,416,322     $     191,884,509
                                                  ================      ================     =================

Reconciliations of accumulated depreciation for the three years ended April 30, 1999, 1998 and 1997 are as follows:

                                                       1999                  1998                  1997
                                                  -------------------------------------------------------------
Balance at beginning of year                       $    21,516,129      $     16,948,156     $      13,551,571
Additions during year
  - provisions for depreciation                          5,966,874             4,791,907             3,584,591
Deduction during year
  - accumulated depreciation
      on real estate sold                               (1,370,604)             (223,934)             (188,006)
                                                  ----------------      ----------------     -----------------
Balance at close of year                          $     26,112,399      $     21,516,129     $      16,948,156
                                                  ================      ================     =================





                                                              Page 110 of 143
                                      F-32

                                                INVESTORS REAL ESTATE TRUST
                                                     AND SUBSIDIARIES
                                                      APRIL 30, 1999


Schedule XII
INVESTMENTS IN MORTGAGE LOANS ON REAL ESTATE

                                              Interest          Final Maturity        Payment         Prior
                                                Rate                Date               Terms           Liens
                                              --------------------------------------------------------------

RESIDENTIAL
  Higley Heights, Phoenix, AZ                      8%             3-31-04             Quarterly          -
  Great Plains Software, Fargo, ND                9.50%            1-1-99            Balloon Pmt         -
  Rolland Hausman                                  9%              2-1-16              Monthly           -
  Other - over $100,000                         8-10.25%          11-1-02 to
                                                                   6-1-07              Monthly           -
        - less than $100,000                     7-8.75%          12-1-00 to
                                                                   1-1-04              Monthly           -
Total

Less - Unearned discounts
     - Deferred gain from property dispositions
     - Allowance for loan losses




                                                                Page 111 of 143
                                      F-33

                                                         Principal Amount
                Face               Carrying             of Loans Subject to
              Amounts of           Amounts of           Delinquent Principal
              Mortgages            Mortgages               or Interest
        ---------------------------------------------------------------------

        $        809,786      $        742,811      $               742,811
              15,000,000             9,185,758                            0
                 315,659               294,968                            0

                 517,325               387,895                            0

                 113,970               109,782                            0
        ----------------      ----------------      -----------------------

        $     16,756,740      $     10,721,214      $               742,811
        ================                            =======================

                                        (1,898)
                                        (1,000)
                                      (120,314)
                              ----------------
                              $     10,598,002
                              ================






                                                                Page 112 of 143
                                      F-34

                                                     1999                  1998
                                                -----------------    ------------------
MORTGAGE LOANS RECEIVABLE,
  BEGINNING OF YEAR                             $      3,438,308     $       3,108,933

New participations in and advances
  on mortgage loans                                    7,655,061             2,061,179
                                                ----------------     -----------------
                                                $     11,093,369     $       5,170,112
Collections                                             (372,155)           (1,727,237)
Write-off through allowance                                    0                (4,567)
                                                ----------------     -----------------

MORTGAGE LOANS RECEIVABLE,
  END OF YEAR                                   $     10,721,214     $       3,438,308
                                                ================     =================









                                                               Page 113 of 143
                                      F-35

                           INVESTORS REAL ESTATE TRUST
                                AND SUBSIDIARIES
                             SELECTED FINANCIAL DATA

                                              1999             1998               1997             1996            1995
                                         -----------------------------------------------------------------------------------
Consolidated Income Statement Data
  Revenue                                $ 39,927,262      $ 32,407,545       $ 23,833,981     $ 18,659,665    $13,801,123
  Operating income                          6,401,676         4,691,198          3,499,443        3,617,807      3,560,318
  Gain on repossession/
    Sale of properties                      1,947,184           465,499            398,424          994,163        407,512
  Minority interest of portion of
    Operating partnership income             (744,725)         (141,788)               (18)               0              0

  Net income                                7,604,135         5,014,909          3,897,849        4,611,970      3,967,830

Consolidated Balance Sheet Data
  Total real estate investments          $280,311,442      $213,211,369       $177,891,168     $122,377,909    $84,005,635
  Total assets                            291,493,311       224,718,514        186,993,943      131,355,638     94,616,744
  Shareholders' equity                     85,783,294        68,152,626         59,997,619       50,711,920     37,835,654

Consolidated Per Share Data
  (basic and diluted)
  Operating income                       $        .33      $        .29       $        .25     $        .30    $       .34
  Gain on sale of properties                      .11               .03                .03              .08            .04
  Dividends                                       .47               .42                .39              .37            .34
Tax status of dividend
  Capital gain                                    6.3%              2.9%              21.0%             1.6%          11.0%
  Ordinary income                                76.0%             97.1%              79.0%            98.4%          89.0%
  Return of capital                              17.7%              0.0%               0.0%             0.0%           0.0%


                                                                Page 114 of 143
                                                    F-36

                           INVESTORS REAL ESTATE TRUST
                           AND AFFILIATED PARTNERSHIPS
                          APRIL 30, 1999, 1998 AND 1997


GAIN FROM PROPERTY DISPOSITIONS


                                   Total
                                  Original     Unrealized     Realized     Realized     Realized
                                    Gain         4/30/99      4/30/99      4/30/98      4/30/97
                                 ---------------------------------------------------------------
Brooklyn Addition*               $   25,000   $    1,000   $    1,000   $    1,000   $    1,000
1302 South 19 1/2*                   87,699            0            0       15,713        6,732
406 17th St. - Mandan*              233,522            0            0            0      138,629
Fairfeild Apts - Marshall            80,121            0       80,121            0            0
Superpumper - Emerado               158,146            0      158,146            0            0
Park Place Apts - Waseca            366,018            0      366,018            0            0
Bison Props. - Jamestown          1,341,899            0    1,341,899            0            0
Scottsbluff Estates                 326,138            0            0      326,138            0
Superpumper - Bottineau              83,579            0            0       83,579            0
Superpumper - New Town               25,417            0            0       25,417            0
Other gains                          13,652            0            0       13,652            0
Hutchinson, MN                      252,063            0            0            0      252,063
                                              ----------   ----------   ----------   ----------
                                              $    1,000   $1,947,184   $  465,499   $  398,424
                                              ==========   ==========   ==========   ==========

* The gain from the sale of these properties is being realized based on the installment method. The amount of deferred gain realized was $1,000, $16,713 and $146,361 for the years ended April 30, 1999, 1998 and 1997, respectively.


                                                                Page 115 of 143
                                                    F-37

                           INVESTORS REAL ESTATE TRUST
                                AND SUBSIDIARIES
                                 APRIL 30, 1999

MORTGAGE LOANS PAYABLE

                                                         Final       Periodic                           Carrying        Delinquent
                                        Interest         Maturity    Payment           Face Amount      Amount of       Principal or
                                        Rate             Date        Terms             of Mortgage      Mortgage        Interest
                                         ----            -------      -------          -----------      ----------      ----------
1112 32ND Ave SW Minot                   8.50%            07/20/10   Monthly         $    425,000     $    354,903            0
177 10th Ave E Dickinson                 8.50%            11/01/18   Monthly              250,963          221,575            0
4301 9th Ave Sunchase I                  9.04%            09/01/02   Monthly              364,765          116,019            0
4313 9th Ave Sunchase II                 9.04%            02/01/14   Monthly              370,000          299,828            0
America's Best (FKA Smiths Home)         9.75%            03/29/03   Monthly            3,750,000        3,453,722            0
Ameritrade-Omaha, NE                     7.25%            05/01/19   Monthly            6,150,000        6,150,000            0
Barnes & Noble Stores                    7.98%            12/01/10   Monthly            4,900,000        4,233,915            0
Candlelight Apts                         8.50%            12/01/99   Monthly              578,000          473,605            0
Carmike-Grand Forks                      7.75%            02/01/07   Monthly            2,000,000        1,945,022            0
Castle Rock-Billings                     6.66%            03/01/09   Monthly            3,950,000        3,946,539            0
Century Apts-Dickinson                8.00625%            03/01/06   Monthly            1,595,000        1,481,672            0
Century Apts-Williston                8.00625%            03/01/06   Monthly            2,700,000        2,508,160            0
Chateau-Minot                         8.00625%            03/01/06   Monthly            1,674,350        1,625,659            0
Clearwater-Boise                      6.47000%            01/01/09   Monthly            2,660,000        2,652,705            0
Cottonwood Phase I                    6.59000%            01/01/09   Monthly            2,800,000        2,792,497            0
Country Meadows-Billings              7.51000%            01/01/08   Monthly            2,660,000        2,609,222            0
Creekside-Billings                       8.35%            06/01/13   Monthly            1,250,000        1,210,759            0
Crestview Apts-Bismarck                  8.69%            07/01/08   Monthly            3,400,000        3,360,790            0
COMPUSA                                  7.75%            02/01/01   Monthly            1,565,361        1,456,644            0
Corner Express-Minot                     7.52%            10/01/13   Monthly              885,000          869,944            0
Edgewod Vista-Billings                   7.13%            10/01/13   Monthly              720,000          705,332            0
Edgewood Vista-E Grand Forks             8.35%            07/05/12   Monthly              650,000          605,008            0
Edgewood Vista-Minot                     8.27%            09/20/12   Monthly            4,510,000        4,248,353            0
Edgewood Vista-Missoula                  9.75%            04/15/12   Monthly              647,500          609,135            0
Edgewood Vista-Sioux Falls               7.52%            07/01/13   Monthly              720,000          707,751            0
Forest Park Estates IDS                 7.625%            05/01/03   Monthly            4,500,000        3,849,741            0
Heritage Manor-Rochester                6.800%            10/01/18   Monthly            5,075,000        5,014,255            0
Hutchinson Technology                    8.75%            08/01/08   Monthly            3,250,000        3,177,752            0
Ivy Club Apts-Vancouver                  7.36%            12/01/01   Monthly            7,092,443        7,079,422            0
Jenner Properties, ND                    9.50%            11/01/99   Monthly            1,391,585        1,298,052            0
Kirkwood Manor-Bismarck                  9.05%            Various    Bond - Semi        2,330,000        2,205,000            0



                                                                Page 116 of 143
                                                    F-38


                           INVESTORS REAL ESTATE TRUST
                                AND SUBSIDIARIES
                                 APRIL 30, 1999





MORTGAGE LOANS PAYABLE (continued)



                                                              Final        Periodic                   Carrying         Delinquent
                                               Interest       Maturity     Payment    Face Amount     Amount of        Principal or
                                               Rate           Date         Terms      of Mortgage     Mortgage         Interest
                                           -----------        ----------   -------   ------------     ------------     ------------
Legacy Apts-Phase I-G Forks                      7.070%      01/01/04     Monthly       4,000,000        3,861,356              0
Legacy Apts Phase II-G Forks                     7.070%      05/29/28     Monthly       2,575,000        2,542,717              0
Lindberg Bldg-Eden Prairie                       7.625%      12/01/08     Monthly       1,200,000        1,178,965              0
Magic City Apts-Minot                             8.50%      10/10/10     Monthly       2,794,192        2,546,829              0
Mandan Apts-Mandan                                8.75%      08/01/99     Monthly         134,767              818              0
Miramont Apts                                     8.25%      08/01/36     Monthly      11,582,472       11,481,696              0
Neighborhood Apts-Colorado Springs                7.98%      12/20/06     Monthly       7,525,000        7,291,069              0
North Pointe-Bismarck                             7.12%      08/01/15     Monthly       1,700,000        1,678,718              0
Oakwood Estate-Sioux Falls                     8.00625%      03/01/06     Monthly       2,250,000        2,090,133              0
Oxbow-Sioux Falls                              8.00625%      03/01/06     Monthly       3,565,000        3,311,700              0
Park East-Fargo                                6.82000%      04/06/08     Monthly       3,500,000        3,466,359              0
Park Meadows-Phase I                              8.50%      01/10/07     Monthly       2,600,000        2,469,369              0
Park Meadows-Phase II                           7.8990%      01/10/07     Monthly       2,214,851        2,134,105              0
Park Meadows-Phase III                            3.84%      30 yr bond   Monthly       3,235,000        3,150,000              0
PETCO Warehouse                                   8.50%      12/01/10     Monthly       1,100,000        1,058,364              0
Pinecone-Ft. Collins                             7.125%      12/01/34     Monthly      10,685,215       10,472,304              0
Pioneer Building-Fargo                           8.375%      12/01/06     Monthly         425,000          278,123              0
Pointe West Apts-Rapid City                       8.97%      01/01/04     Monthly       2,400,000        2,372,322              0
Prairie Winds Apts-Sioux Falls                    7.67%      05/01/18     Monthly       1,470,000        1,307,534              0
Rocky Meadows-Billings                            7.75%      08/01/16     Monthly       3,000,000        2,788,609              0
Rosewood Ct-Sioux Falls                          7.975%      09/01/96     Monthly       1,323,000        1,243,428              0
South Pointe-Minot                                7.12%      06/05/16     Monthly       6,500,000        6,418,627              0
Southwinds Apts-Grand Forks                       7.12%      04/28/10     Monthly       4,100,000        4,048,673              0
Stone Container-Fargo                             8.25%      12/01/10     Monthly       3,300,000        2,884,434              0
Van Mall Woods-Vancouver                          6.86%      12/01/03     Monthly       4,070,426        4,031,894              0
Viromed-Eden Prairie                              6.98%      04/01/14     Monthly       3,120,000        3,120,000              0
Wedgewood Retirement                              7.975%     04/23/17     Monthly       1,566,720        1,500,840              0
West Stonehill-St. Cloud                          7.93%      02/01/98     Monthly       8,232,569        7,799,243              0
Westwood Park-Bismarck                            9.25%      03/01/11     Monthly       1,295,866        1,254,294              0
Woodridge-Rochester                               7.85%      12/01/16     Monthly       4,410,000        4,177,096              0
Colton Heights                                    8.75%      06/01/07     Monthly         730,000          313,877              0
Grafton 24 Plex                                   9.75%      03/20/03     Monthly         270,000           68,670              0
Grafton 18 Plex                                   9.75%      03/20/03     Monthly         198,000           93,645              0
Hill Park Properties                           8.00625%      03/01/06     Monthly       1,470,000        1,365,554              0
1516 N Bismarck                                   8.00%      08/01/99     Monthly         246,000            6,723              0
                                                                                    ------------       ------------   ------------

TOTALS                                                                               $183,604,045     $175,071,069   $          0
                                                                                    ============       ============   ============


                                                                Page 117 of 143
                                                      F-39

                           INVESTORS REAL ESTATE TRUST
                                AND SUBSIDIARIES
                                 APRIL 30, 1999


SIGNIFICANT PROPERTY ACQUISITIONS


        Acquisitions for cash, assumptions of mortgages, and issuance of units in the operating partnership

        Commercial:
              Edgewood Vista - Sioux Falls, SD                965,000
              Edgewood Vista - Billings, MT                   965,000
              Corner Express - Minot, ND                    1,190,432
              Viromed - Eden Prairie, MN                    4,826,310
              Ameritrade - Omaha, NE                        8,283,977
                                                          -----------
                                                          $16,230,719
                                                          -----------



         Apartments:
              Heritage Manor - Rochester, MN                7,371,208
              Westwood Park Apartments - Bismarck, ND       2,025,455
              Country Meadows Phase II - Billings, MT**     1,321,962
              Clearwater Apts. - Boise, ID                  3,786,463
              Legacy - Phase III - Grand Forks, ND**        2,260,345
              Van Mall Woods - Vancouver, WA                6,021,312
              Meadows - Jamestown, ND**                     1,502,301
              Castle Rock Apartments - Billings, MT         5,614,223
              Cottonwood Lake - Bismarck, ND***             4,645,444
              Ivy Club Apartments - Vancouver, WA          11,676,076
                                                          -----------
                                                          $46,224,789
                                                          -----------

                                                          $62,455,508
                                                          ===========

**Property not placed in service at April 30, 1999. Additional costs are still to be incurred.

***Represents costs to complete a project started in year ending April 30, 1998.

                                                                Page 118 of 143
                                      F-40

                           INVESTORS REAL ESTATE TRUST
                                AND SUBSIDIARIES
            QUARTERLY RESULTS OF CONSOLIDATED OPERATIONS (UNAUDITED)

                                                                              QUARTER ENDED
                                                ------------------------------------------------------------
                                                    7-31-98       10-31-98         1-31-99         4-30-99
                                                ------------    ------------    ------------    ------------
Revenues                                        $  9,102,179    $  9,836,370    $ 10,236,797    $ 10,751,916
Income before gains on sale
  of properties                                    1,327,851       1,760,067       1,732,928       1,580,830
Net gain on sale of properties                       366,017       1,341,899          80,122         158,146
Minority interest of unitholders
  in operating partnership                          (133,863)       (287,579)       (158,820)       (164,463)
Net income                                         1,560,005       2,814,387       1,654,228       1,575,515

Per share (basic and diluted)
  Income before gains on sale
    of properties                                        .07             .09             .09             .08
  Net gain on sale of properties                         .02             .08             .00             .01

                                                                             QUARTER ENDED
                                                ------------------------------------------------------------
                                                   7-31-97        10-31-97         1-31-98         4-30-98
                                                ------------    ------------    ------------    ------------
Revenues                                        $  7,183,761    $  7,996,262    $  8,440,393    $  8,787,129
Income before gains on sale
  of properties                                      894,045       1,233,451       1,358,752       1,204,950
Net gain on sale of properties                        36,096          83,579          326138          16,713
Minority interest of unitholders
  in operating partnership                                (9)         (9,423)        (64,006)        (68,350)
Net income                                           933,105       1,307,607       1,620,884       1,153,313

Per share (basic and diluted)
  Income before gains on sale
    of properties                                        .06             .08             .08             .07
  Net gain on sale of properties                         .00             .01             .02             .00

                                                                             QUARTER ENDED
                                                ------------------------------------------------------------
                                                  7-31-96          10-31-96         1-31-97         4-30-97
                                                ------------    ------------    ------------    ------------
Revenues                                        $  4,966,475    $  5,474,027    $  6,383,030    $  7,010,450
Income before gains on sale
  of properties                                      978,107       1,048,154       1,027,117         446,065
Net gain on sale of properties                       252,062               0         138,629           7,733
Minority interest of unitholders
  in operating partnership                                 0               0               0             (18)
Net income                                         1,230,169       1,048,154       1,165,746         453,780

Per share (basic and diluted)
  Income before gains on sale
    of properties                                        .07             .08             .07             .03
  Net gain on sale of properties                         .02             .00             .01             .00

The above financial information is unaudited. In the opinion of management, all adjustments (which are of a normal recurring nature) have been included for a fair presentation.



                                                                Page 119 of 143
                                      F-41

               PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an itemization of the anticipated cost to the Trust in connection with the issuance and distribution of the securities to be registered.



Legal:                                          $15,000
Advertising, Printing & Promotion Expenses: 15,000 to 180,000
Accounting:                                       1,000
Registration Fees:                               10,000
                                                --------
                                           $41,000 to 206,000


ITEM 31.  SALES TO SPECIAL PARTIES

There is no person or class of persons to whom any securities have been sold within the past six months, or are to be sold, by the registrant or any security holder for whose account any of the securities being registered are to be offered, at a price varying from that at which securities of the same class are to be offered to the general public pursuant to this registration, except as follows:

The Trust has a policy allowing its Trustees and employees of its Advisor - Odell-Wentz & Associates, L.L.C. - and their spouses to purchase its shares of beneficial interest at a price equal to the net price then received by IRET for its shares, after payment of the brokerage commission, when sold to the public. No commissions or other discounts were paid or given in connection with such sales. The Trust claims exemption from the registration of said shares under
Section 4(2) of the Securities Act of 1933.

ITEM 32.  RECENT SALES OF UNREGISTERED SECURITIES

None.

ITEM 33.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The governing provisions of the Trust provide nonliability of and indemnification to the Board of Trustees and officers except for willful misfeasance, bad faith, gross negligence, or any liability imposed by the Securities Act of 1933. The Trust currently provides no insurance coverage for the errors or omissions of Board members, officers or the Advisor.

The Advisor currently maintains no insurance coverage for its errors or omissions as Advisor to the Trust.

ITEM 34.  TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED

No portion of the consideration to be received by the registrant for such shares is to be credited to an account other than the appropriate capital share account.

ITEM 35.  FINANCIAL STATEMENTS AND EXHIBITS

a) List of all financial statements filed as part of this registration statement


                                                               Page 120 of 143
                                      ii-1

    Financial Statement Filed             Included in Prospectus
    -------------------------             ----------------------

Financial Statement by Investors Real     See F-1 through F-41
Estate Trust for the period ended
April 30, 1999, prepared by  Brady
Martz & Associates, P.C.,
Certified Public Accountants


b)  Exhibit Index

    Description of Exhibit               Location in Form S-11 Filing
    ----------------------               ----------------------------
    (1)  Security Sales Agreement        Ex-1(i), Pages 135 - 136

    (2)  Plan of acquisition,            Not Applicable
         reorganization, arrangement,
         liquidation or succession

    (3)  (i) Second Restated             Filed as Ex-3(i) to Form S-11
             Declaration of Trust        filed by the Registrant on May
             Dated February 10, 1999     11, 1999 (File No. O-14851) and
                                         incorporated by reference herein

         (ii) IRET Properties            IRET Properties Partnership
              Partnership Agreement      Agreement dated January 31,
                                         1997, filed as Ex-3(ii) to Form S-11
                                         filed by the Registrant on November 28,
                                         1997, (File No.
                                         0-14851) and Incorporated
                                         herein by reference

    (4)  Instruments defining the        See #3
         rights of security holders,
         including indentures

    (5)  Opinion re legality             Ex-5, Pages 137 - 138


    (6)  Opinion re discount on          Not Applicable
         capital shares

    (7)  Opinion re liquidation          Not Applicable
         preference

    (8)  Opinion re tax matters          Ex-8, Page 139

    (9)  Voting trust agreement          Not Applicable

    (10) Material Contracts              Advisory Agreement with
                                         the Registrant and
                                         Odell-Wentz &
                                         Associates, filed as
                                         Exhibit 10 to said Form
                                         S-11 and incorporated
                                         herein by reference
                                         (File No. 0-14851)

    (11) Statement re computation        Not Applicable
         of per share earnings



                                                                Page 121 of 143
                                      ii-2







    (12) Statement re computation        Not Applicable
         of ratios

    (15) Letter re unaudited             Not Applicable
         interim financial information

    (16) Letter re change in             Not Applicable
         certifying accountant

    (21) Subsidiaries of the             List of affiliated
         Registrant                      partnerships filed as
                                         Item 7 of Form S-11 filed
                                         for the Registrant
                                         (File No. 0-14851) and
                                         incorporated herein by
                                         reference

    (23) Consent of experts and counsel
         (i)  Pringle & Herigstad, P.C.  Ex-23(i), Page 140
         (ii) Brady Martz & Associates,  Ex-23(ii), Page 141
              P.C.

    (24) Power of Attorney               Not Applicable

    (25) Statement of eligibility        Not Applicable
         of trustee

    (27) Financial Data Schedule         Ex-27, Page 142

    (99) Additional Exhibits             (i) Ex-99, Page 143

                                         (ii) Marketing Agreement dated October
                                         1, 1997, between IRET and Roger Domres
                                         filed as Exhibit 99 to Form S-11 for
                                         the Registrant on November 28, 1997
                                         (File No. 0-14851) and incorporated
                                         herein by reference


                                 UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                                                               Page 122 of 143
                                      ii-3

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) of (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minot, State of North Dakota.

                                 INVESTORS REAL ESTATE TRUST

                                                                Page 123 of 143
                                      ii-4

                                                                 Date
                                                                 August 6, 1999

                                  BY /s/ Roger R. Odell
                                    ----------------------------------
                                    Roger R. Odell
                                    Its President




                                                                Page 124 of 143

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

        SIGNATURE                 TITLE                        DATE
/s/ Ralph A. Christensen     Trustee and Chairman         August 6, 1999
-------------------------
Ralph A. Christensen


/s/ Mike F. Dolan            Trustee and Vice Chairman    August 6, 1999
-------------------------
Mike F. Dolan


/s/ Jeffrey L. Miller        Trustee and Vice-Chairman    August 6, 1999
-------------------------
Jeffrey L. Miller


/s/ John F. Decker           Trustee                      August 6, 1999
-------------------------
John F. Decker


/s/ Patrick G. Jones         Trustee                      August 6, 1999
-------------------------
Patrick G. Jones


/s/ J. Norman Ellison        Trustee                      August 6, 1999
-------------------------
J. Norman Ellison


/s/ Daniel L. Feist          Trustee                      August 6, 1999
-------------------------
Daniel L. Feist


/s/ Thomas A. Wentz, Jr.     Trustee                      August 6, 1999
-------------------------
Thomas A. Wentz, Jr.


/s/ C. Morris Anderson       Trustee                      August 6, 1999
-------------------------
C. Morris Anderson


/s/ Roger R. Odell           President and Trustee        August 6, 1999
-------------------------
Roger R. Odell


/s/ Thomas A. Wentz          Vice-president               August 6, 1999
-------------------------
Thomas A. Wentz

/s/ Timothy P. Mihalick      Vice-president               August 6, 1999
-------------------------
Timothy P. Mihalick

/s/ Diane K. Bryantt         Secretary                    August 6, 1999
-------------------------
Diane K. Bryantt


                                                                Page 125 of 143
                                     ii-6

                                         INDEX OF EXHIBITS

DESCRIPTION OF EXHIBIT                                            LOCATION IN FORM S-11 FILING
(1)           Security Sales Agreements                           Ex-1(i), Pages 135 - 136

(2)           Plan of acquisition,                                Not Applicable
              reorganization, arrangement,
              liquidation or succession

(3)           (i) Second Restated Declaration                     Filed as Ex-3(i) to Form S-11 of
              Trust dated February 10, 1999                       filed by the Registrant on May
                                                                  11, 1999 (File No. 0-14581)
                                                                  and incorporated by reference
                                                                  herein

              (ii) IRET Properties Partnership                    IRET Properties Partnership
              Agreement                                           Agreement dated January 31,
                                                                  1997, filed as Ex-3 (ii) to
                                                                  Form S-11 filed by the
                                                                  Registrant on November 28,
                                                                  1997, (File No. 0-14851) and
                                                                  Incorporated herein by reference

(4)           Instruments defining the                            See #3
              rights of security holders,
              including indentures

(5)           Opinion re legality                                 Ex-5, Pages 137 - 138

(6)           Opinion re discount on                              Not Applicable
              capital shares

(7)           Opinion re liquidation                              Not Applicable
              preference

(8)           Opinion re tax matters                              Ex-8, Page 139

(9)           Voting trust agreement                              Not Applicable

(10)          Material Contracts                                  Advisory Agreement with
                                                                  the Registrant and Odell-
                                                                  Wentz & Associates, filed
                                                                  as Exhibit 10 to said Form
                                                                  S-11 and incorporated
                                                                  herein by reference
                                                                  (File No. 0-14851)

(11)          Statement re computation                            Not Applicable
              of per share earnings

(12)          Statement re computation                            Not Applicable

(15)          Letter re unaudited                                 Not Applicable
              interim financial information

                                                                Page 126 of 143
                                      ii-7



(16)          Letter re change in                                 Not Applicable
              certifying accountant
(21)          Subsidiaries of the                                 List of affiliated
              Registrant                                          partnerships
                                                                  filed as Item 7 of Form
                                                                  S-11 filed for the
                                                                  Registrant (File No.
                                                                  0-14851) and incorporated
                                                                  herein by reference

(23)          Consent of experts and counsel
              (i) Pringle & Herigstad, P.C.                       Ex-23 (i), Page 140
              (ii) Brady Martz & Associates,                      Ex-23 (ii), Page 141
              P.C.

(24)          Power of Attorney                                   Not Applicable

(25)          Statement of eligibility                            Not Applicable
              of trustee

(27)          Financial Data Schedule                             Ex-27, Page 142

(99)          Additional Exhibits                                 (i) Ex-99, Page 143

                                                                  (iii) Marketing Agreement
                                                                  dated October 1, 1997,
                                                                  between IRET and Roger
                                                                  Domres filed as Exhibit 99
                                                                  to Form S-11 for the
                                                                  Registrant on November 28,
                                                                  1997 (File No. 0-14851) and
                                                                  incorporated herein by
                                                                  reference



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